UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Dollar General Corporation

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DEAR FELLOW SHAREHOLDERS,
On behalf of the Board of Directors, I am pleased to invite you to the 2026 Annual Meeting of Shareholders of Dollar General Corporation on May 28, 2026, at 8:00 a.m. CT. Please see the Notice of Annual Meeting of Shareholders for instructions to join the meeting.
It is an honor to have been appointed Chairman of the Board. I am grateful to Mike Calbert for his leadership, insight, and dedicated service to Dollar General and look forward to continuing to work with him and the rest of the Board to provide strong oversight and to advance our mission.
We had a strong 2025 during which we continued to deliver on our mission of Serving Others every day. Our results are driven by the dedication of our team, and we are proud that our efforts are resonating with customers.
Our meaningful progress and continued momentum would not be possible without a skilled and experienced management team guiding us through our value creation journey. In October, we welcomed back Donny Lau as our Executive Vice President and Chief Financial Officer. Donny’s strong understanding of our business and culture, combined with his notable financial expertise, makes him well-suited to enhance performance and deliver lasting value for shareholders. In November, we appointed Emily Taylor as our Chief Operating Officer. Emily most recently was our Executive Vice President and Chief Merchandising Officer, bringing more than 25 years of Dollar General experience to the COO role, along with strategic vision and a proven record of enhancing the customer experience.
The Board remains actively engaged and collaborates closely with the management team. The Board consists of dedicated and highly skilled members, each bringing valuable experience to represent our shareholders’ long-term interests. Through deliberate and strategic Board refreshment, we have welcomed three new independent directors over the last four years. We also are delighted to announce Greg Hicks as a nominee for election to our Board as an independent director at this year’s Annual Meeting. Greg brings to our Board over 25 years of retail experience, including deep merchandising and operations expertise, and we look forward to his contributions. After serving on the Board since 2009, Warren Bryant will not be standing for re-election at this year’s Annual Meeting. We thank him for his many years of dedicated service and wish him the best in his retirement.
The Board also engages in annual evaluations to ensure that we have effective Board leadership and oversight and are working efficiently. These efforts ensure that we continue to have the right mix of experiences and perspectives to oversee the execution of our strategy.
We are committed to building and maintaining relationships with shareholders to ensure your perspectives are understood and considered. We conduct both year-round outreach and focused outreach in the fall. As part of this focused outreach in 2025, we invited shareholders representing approximately 52% of shares outstanding to participate in our shareholder engagement program, with 46% of shares outstanding electing to participate. As Chairman of the Board, Mike led engagement with investors representing approximately 28% of shares outstanding. The feedback we received helped inform our public disclosures and the Board’s decision-making regarding corporate governance, shareholder rights, executive compensation, sustainability and corporate responsibility.
Thank you for your investment in Dollar General. I am grateful for your continued trust in us.
SINCERELY, DAVID P. ROWLAND CHAIRMAN OF THE BOARD APRIL 7, 2026
We will begin mailing to shareholders printed copies of this document and the form of proxy or the Notice of Internet Availability on or about April 7, 2026.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	TIME	LOCATION

Thursday, May 28, 2026	8:00 a.m. Central Time	Virtual via live webcast at www.virtualshareholdermeeting.com/DG2026 (the “Annual Meeting Website”)

ITEMS OF BUSINESS:
• To elect as directors the nine nominees listed in the Proxy Statement

• To hold an advisory vote to approve our named executive officer compensation as disclosed in the Proxy Statement

• To ratify the appointment of our independent registered public accounting firm for fiscal 2026

• To vote upon three shareholder proposals, as described in the Proxy Statement, if properly presented at the annual meeting

• To transact any other business that may properly come before the annual meeting and any adjournments of that meeting

WHO MAY VOTE:
Shareholders of record at the close of business on March 19, 2026
HOW TO PARTICIPATE IN THE ANNUAL MEETING:
There will be no physical location for the annual meeting, which will be held entirely online via live webcast through the Annual Meeting Website. To participate in the meeting, visit the Annual Meeting Website at the time of the meeting and enter your 16-digit control number found on your Notice of Internet Availability, proxy card or voting instruction form. Shareholders who follow such instructions will be counted as attending the meeting “in person.” Prior to the meeting, you also will be able to vote at www.proxyvote.com and by the other methods described in the Proxy Statement. We encourage you to vote in advance of the meeting even if you intend to attend the meeting. For more information, please see “Solicitation, Meeting and Voting Information” in the Proxy Statement.
By Order of the Board of Directors,

Goodlettsville, Tennessee April 7, 2026	Christine L. Connolly Corporate Secretary

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement or about Dollar General. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.
WHO WE ARE
We are America’s neighborhood general store, serving the needs of our customers by providing convenience, value and service—Every day!
(1)
As of January 30, 2026.

2026 Proxy Statement

PROXY STATEMENT SUMMARY
BOARD NOMINEES (pp. 5 - 9, 14 - 15 and 20)
Name and Principal Occupation	Independent	Age	Director Since (Calendar Year)	Board Leadership and Committee Positions	Other Public Board Service
Michael M. Calbert Retired Member, KKR & Co. L.P.		63	2007	• Audit	• PVH Corp.
Ana M. Chadwick Former EVP, CFO & Treasurer, Insulet Corporation		54	2022	• Audit (Chair)
Gregory H. Hicks President & CEO, Canadian Tire Corporation, Limited		55	2026*	• Audit* • CHCM*	• Canadian Tire Corporation, Limited
Timothy I. McGuire Executive Chairman, Jump Plus Stores ULC		65	2018	• CHCM (Chair) • Technology
David P. Rowland Retired Executive Chairman, Accenture plc		65	2023	• Chairman of the Board • Technology (Chair)
Debra A. Sandler President & CEO, La Grenade Group, LLC		66	2020	• Audit • NGCR (Chair)	• Keurig Dr Pepper Inc. • Archer Daniels Midland Company • USA TODAY Co., Inc.
Ralph E. Santana CEO, Recteq Grills		58	2018	• NGCR • Technology
Kathleen M. Scarlett Senior EVP, Human Resources & Corporate Affairs, Best Buy Co., Inc.		62	2024	• CHCM • NGCR
Todd J. Vasos		64	2015		• KeyCorp
CEO, Dollar General Corporation
* If elected at the 2026 annual meeting of shareholders	CHCM = Compensation and Human Capital Management Committee	NGCR = Nominating, Governance and Corporate Responsibility Committee
2026 Proxy Statement

PROXY STATEMENT SUMMARY
BOARD NOMINEES—KEY STATISTICS (pp. 4 - 9)
BOARD-LEVEL STRATEGY AND RISK OVERSIGHT (pp. 12 - 15)
Our Board of Directors, assisted by its four independent committees, actively oversees our corporate strategy and related risks:
AUDIT COMMITTEE Oversees financial reporting matters and enterprise risk management, including cybersecurity risk
COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE
Oversees significant human capital management matters, primarily including employee recruitment, retention and engagement; labor matters; and compensation
TECHNOLOGY COMMITTEE Oversees technology strategy and related investments
NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE
Oversees corporate governance and significant corporate social responsibility and sustainability matters

SHAREHOLDER ENGAGEMENT (pp. 11 - 12)
Our Board of Directors appreciates and proactively seeks the viewpoints of our shareholders. Our focused outreach in the fall of 2025 encompassed a broad base of shareholders and discussion topics and helped inform our public disclosures and our Board’s decision-making regarding corporate governance, shareholder rights, executive compensation, sustainability and corporate responsibility matters.
2026 Proxy Statement

PROXY STATEMENT SUMMARY
PAY FOR PERFORMANCE (pp. 22 - 32)
The primary elements of our 2025 annual executive compensation program are summarized in the chart below and reflect significant alignment with our shareholders’ interests.
Pay Element	Vehicle	Key Details
Base Salary	Cash	Reflects comparable positions in the competitive marketplace, recognizing performance, responsibilities and experience
Short-Term Incentive “Teamshare”	Cash	Adjusted EBIT (70%) Net Sales (20%) Strategic Objective (Project Elevate) (10%)
Long-Term Incentive*	RSUs (50%)	3-Year Ratable Vesting
	PSUs (50%)	Performance Metrics / Vesting Periods: 1-Year Adjusted EBITDA (50%) / 3-Year Ratable Vesting 3-Year Average Adjusted ROIC (50%) / 3-Year Cliff Vesting
*
Mr. Vasos was not granted long-term incentive awards for 2025. Mr. Lau’s PSUs for 2025 are tied solely to the 3-year Average Adjusted ROIC metric.

The most recent shareholder advisory vote on our named executive officer compensation was held on May 29, 2025. Excluding abstentions and broker non-votes, 93.5% of total votes were cast in support of the program.
2026 Proxy Statement

PROXY STATEMENT SUMMARY
VOTING MATTERS (pp. 1 - 10, 55, and 60 - 72)
2026 Proposals	Board Recommendation
Election of Directors Item 1 on the Ballot	For
Advisory Vote to Approve Named Executive Officer Compensation Item 2 on the Ballot	For
Ratification of Appointment of Auditors Item 3 on Ballot	For
Shareholder Proposals Items 4-6 on the Ballot	Against
HOW TO VOTE (p. 2)

MAIL	PHONE	INTERNET	IN PERSON

Complete, sign, date and mail your proxy card or voting instruction form	1-800-690-6903	www.proxyvote.com	May 28, 2026 8:00 a.m., CT On the Annual Meeting Website

ANNUAL MEETING WEBSITE:
www.virtualshareholdermeeting.com/DG2026
See “Solicitation, Meeting and Voting Information” for instructions on how to participate in the annual meeting.
2026 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2026
The Proxy Statement, our 2025 Annual Report and a form of proxy card are available at www.proxyvote.com. You will need your Notice of Internet Availability or proxy card to access the proxy materials.
As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials over the Internet to some of our shareholders. This means that some shareholders will not receive paper copies of these documents but instead will receive only a Notice of Internet Availability containing instructions on how to access the proxy materials over the Internet and how to request a paper copy of our proxy materials, including the Proxy Statement, our 2025 Annual Report, and a proxy card. Shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail, unless they have previously requested delivery of proxy materials electronically.
2026 Proxy Statement

PROXY STATEMENT
This document is the Proxy Statement of Dollar General Corporation that we use to solicit your proxy to vote upon certain matters at our Annual Meeting of Shareholders to be held at 8:00 a.m., Central Time, on Thursday, May 28, 2026, entirely online at www.virtualshareholdermeeting.com/DG2026 (the “Annual Meeting Website”). We will begin mailing to shareholders printed copies of this document and the form of proxy or the Notice of Internet Availability on or about April 7, 2026.
The information contained in any websites, reports or policies that we reference in this Proxy Statement are not incorporated by reference into, and do not form a part of, this Proxy Statement, except to the extent expressly stated otherwise.
Annual Meeting Website: www.virtualshareholdermeeting.com/DG2026
SOLICITATION, MEETING AND VOTING INFORMATION
What is Dollar General Corporation and where is it located?
Dollar General Corporation (NYSE: DG) is proud to serve as America’s neighborhood general store. Founded in 1939, Dollar General lives its mission of Serving Others every day by providing access to affordable products and services for its customers, career opportunities for its employees, and literacy and education support for its hometown communities. As of January 30, 2026, the Company’s 20,893 Dollar General, DG Market, DGX and pOpshelf stores across the United States and Mi Súper Dollar General stores in Mexico provide everyday essentials including food, health and wellness products, cleaning and laundry supplies, self-care and beauty items, and seasonal décor from our high-quality private brands alongside many of the world’s most trusted brands. Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072.
We also refer to our company as “we,” “us” or similar terms, or as “Dollar General” or “the Company.” Unless otherwise noted or required by the context, “2026,” “2025,” “2024,” “2023,” “2022,” and “2021” refer to our fiscal years ending or ended January 29, 2027, January 30, 2026, January 31, 2025, February 2, 2024, February 3, 2023, and January 28, 2022, respectively.
What is a proxy and who is asking for it and paying for the cost to solicit it?
A proxy is your legal designation of another person, called a “proxy,” to vote your stock. The document designating someone as a proxy is also called a proxy or a proxy card.
Our directors, officers and employees are soliciting your proxy on behalf of our Board of Directors and will not be specially paid for doing so. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements, personal solicitation, news releases issued by Dollar General, postings on our website or otherwise. Dollar General will pay all expenses of this solicitation. We have retained Innisfree M&A
Incorporated to act as a proxy solicitor for a fee of $17,500, plus reimbursement of out-of-pocket expenses.
How may I attend and participate in the annual meeting?
The annual meeting is being held entirely online via the Annual Meeting Website. Only shareholders of record as of March 19, 2026 (the “Record Date”), may vote at the meeting, view the list of shareholders as of the Record Date, or submit questions regarding voting items during the meeting.
To attend the meeting, please visit the Annual Meeting Website and enter your Control Number. If you do not have your Control Number, you may still attend the meeting by visiting the Annual Meeting Website and registering as a guest, but you will not be able to vote your shares, examine our list of shareholders or submit questions during the meeting.
You may log into the Annual Meeting Website beginning at 7:45 a.m., Central Time, on May 28, 2026, and the meeting will begin promptly at 8:00 a.m., Central Time. If you intend to join the meeting, you should ensure that you have a strong WiFi or internet connection. We encourage you to access the Annual Meeting Website before the meeting begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you experience any technical difficulties logging into the Annual Meeting Website or at any time during the meeting, please call the technical support number, which will be posted on the login page of the Annual Meeting Website. Technical support will be available beginning at 7:45 a.m., Central Time, on the meeting day through the end of the meeting.
What is a Control Number?
To attend and participate in the annual meeting online, you will need your “Control Number.” The Control Number is a 16-digit number that you can find in the Notice of Internet Availability or the proxy card (in each case if you are a

2026 Proxy Statement	1

SOLICITATION, MEETING AND VOTING INFORMATION
shareholder of record), as applicable, or in the voting instruction form (if you are a street name holder).
Who may vote at the annual meeting?
You may vote if you owned shares of Dollar General common stock at the close of business on the Record Date. As of that date, there were 220,226,320 shares of Dollar General common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter.
How many votes must be present to hold the annual meeting?
A quorum, consisting of the presence in person or by proxy of the holders of a majority of shares of our common stock outstanding on the Record Date, must exist to conduct business at the annual meeting. If a quorum is not present, the presiding officer at the meeting may adjourn the meeting from time to time until a quorum is present.
What am I voting on?
You will be asked to vote on:
•
the election of the nine nominees listed in this Proxy Statement (Item 1 on the Ballot);

•
the approval on an advisory basis of our named executive officer compensation as disclosed in this Proxy Statement (Item 2 on the Ballot);

•
the ratification of the appointment of our independent registered public accounting firm (the “independent auditor”) for 2026 (Item 3 on the Ballot); and

•
the shareholder proposals described in this Proxy Statement (Items 4-6 on the Ballot) if properly presented.

We are unaware of other matters to be acted upon at the annual meeting. Under Tennessee law and our governing documents, no other non-procedural business may be raised at the meeting unless proper notice has been given to shareholders.
How do I vote?
If you are a shareholder of record, you may vote your proxy prior to the meeting date over the telephone or Internet or, if you received printed proxy materials, by marking, signing, dating and returning the printed proxy card in the enclosed envelope. Please refer to the Notice of Internet Availability or proxy card, as applicable, for the telephone number, Internet address and other instructions. Alternatively, you may attend the meeting and vote your shares on the Annual Meeting Website after entering your Control Number. Even if you plan to attend the meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting.
If you are a street name holder, your broker, trustee, bank or other nominee will provide materials and instructions for voting your shares. You also may vote your shares during the meeting on the Annual Meeting Website after entering your Control Number.
What is the difference between a “shareholder of record” and a “street name” holder?
You are a “shareholder of record” if your shares are registered directly in your name with EQ Shareowner Services, our transfer agent. You are a “street name” holder if your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian.
What if I receive more than one Notice of Internet Availability or proxy card?
You will receive multiple Notices of Internet Availability or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. Street name holders will receive the Notice of Internet Availability or proxy card or other voting information, along with voting instructions, from their brokers. Please vote the shares represented by each Notice of Internet Availability or proxy card you receive to ensure that all your shares are voted.
How will my proxy be voted?
The persons named on the proxy card will vote your proxy as you direct. If you return a signed proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, the persons named on the proxy card will vote your shares in accordance with the recommendations of our Board of Directors. If business other than that described in this Proxy Statement is properly raised, your proxies have authority to vote as they think best, including to adjourn the annual meeting.
Can I change my mind and revoke my proxy?
Yes. A shareholder of record may revoke a proxy given pursuant to this solicitation by:
•
signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included on the proxy card;

•
at or before the meeting, submitting to our Corporate Secretary a written notice of revocation dated later than the date of the proxy;

•
submitting a later-dated vote by telephone or Internet no later than 11:59 p.m. Eastern Time on May 27, 2026; or

•
attending the meeting and voting in person.

Note that attendance at the meeting, by itself, will not revoke your proxy.
A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee or other nominee who holds his or her shares.

2	2026 Proxy Statement

SOLICITATION, MEETING AND VOTING INFORMATION
How many votes are needed to elect directors?
To be elected at the annual meeting, a nominee must receive the affirmative vote of a majority of votes cast by holders of shares entitled to vote at the meeting. Under our Charter, the “affirmative vote of a majority of votes cast” means that the number of votes cast in favor of a nominee’s election exceeds the number of votes cast against his or her election. You may vote in favor of or against the election of each nominee, or you may elect to abstain from voting your shares (Item 1 on the Ballot).
What happens if a director nominee fails to receive the required vote for election?
If a director nominee who is not currently serving as a director does not receive the required vote for election at the annual meeting, such nominee will not be elected as a director. In this event, our Board of Directors, in its sole discretion, may fill the resulting vacancy or decrease the Board’s size.
An incumbent director who does not receive the required vote for election at the annual meeting must promptly tender a resignation as a director for consideration by our Board pursuant to our Board-approved director resignation policy. Each incumbent director standing for election at the meeting has agreed to resign, effective upon our Board’s acceptance of such resignation, if such director does not receive a majority vote. If our Board rejects the offered resignation, the incumbent director will continue to serve as a holdover director until the next annual shareholders’ meeting and until his or her successor is duly elected or his or her earlier resignation or removal in accordance with our Bylaws. If our Board accepts the offered resignation, our Board, in its sole discretion, may fill the resulting vacancy or decrease the Board’s size.
How many votes are needed to approve other matters?
The remaining management proposals (Items 2 and 3 on the Ballot) and the shareholder proposals (Items 4-6 on the Ballot) will be approved if the votes cast in favor of the applicable proposal exceed the votes cast against it. The vote on the compensation of our named executive officers (Item 2 on the Ballot) is advisory and, therefore, not binding on Dollar General, our Board of Directors, or its Compensation and Human Capital Management (“CHCM”) Committee. With respect to each of these proposals, and any other matter properly brought before the annual meeting, you may vote in favor of or against the proposal, or you may elect to abstain from voting your shares.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not be counted as votes cast either in favor of or against a particular proposal and will have no effect on the outcome of the particular proposal.
What are broker non-votes?
Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for “routine” items but not for “non-routine” items. All matters described in this Proxy Statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters.
“Broker non-votes” occur when shares held of record by a broker are not voted on a matter because the street name holder of the shares has not provided voting instructions and the broker either lacks or declines to exercise the authority to vote the shares in its discretion.
How can I ask questions or view the list of shareholders entitled to vote at the annual meeting?
You may submit questions regarding the voting items in advance of the annual meeting from May 14, 2026, through May 22, 2026, by visiting www.proxyvote.com and entering your Control Number. You also may submit questions regarding the voting items during the meeting on the Annual Meeting Website after entering your Control Number. Rules of Conduct for the meeting, including without limitation rules pertaining to submission of questions, will be available prior to the meeting on www.proxyvote.com and on the Annual Meeting Website. We encourage you to review the Rules of Conduct in advance of the meeting.
During the meeting, shareholders of record may examine the list of shareholders entitled to vote at the meeting on the Annual Meeting Website after entering their Control Number and completing the required attestation form that will be available on the Annual Meeting Website. To inspect such shareholder list prior to the meeting, please contact our Investor Relations department at 615-855-5529 or investorrelations@dollargeneral.com.
Will a recording of the annual meeting be available after the meeting?
Yes. Within 24 hours following the annual meeting, a recording of the meeting will be available on our website at https://investor.dollargeneral.com under “News and Events—Events and Presentations” for at least 30 days. The information on our website, however, is not incorporated by reference into, and does not form a part of, this Proxy Statement.

2026 Proxy Statement	3

Election of Directors (ITEM 1 ON THE BALLOT)
What is the structure of the Board of Directors?
Our Board of Directors must consist of one to 15 directors, with the exact number set by the Board. The Board size is currently fixed at nine.
How are directors identified and nominated?
The Nominating, Governance and Corporate Responsibility Committee (the “NGCR Committee”) is responsible for identifying, evaluating and recommending director candidates, including the slate to be presented to shareholders for election at the annual meeting, to our Board of Directors, which makes the ultimate election or nomination determination, as applicable. The NGCR Committee may use a variety of methods to identify potential director candidates, such as recommendations by our directors, management, shareholders or third-party search firms. The NGCR Committee has retained a third-party search firm to assist in identifying potential Board candidates who meet our qualification and experience requirements and, for any such candidate identified by such search firm, to compile and evaluate information regarding the candidate’s qualifications and experience and to conduct reference checks. Gregory H. Hicks, a nominee for election at the annual meeting, was identified as a candidate by a third-party search firm.
Our Board of Directors values diversity in its broadest sense and has adopted a written policy to endeavor to achieve a mix of members with a variety of backgrounds and experience in areas that are relevant to our business. This policy further provides that the NGCR Committee should seek to include qualified women and individuals from underrepresented groups in the pool from which candidates can be selected. The NGCR Committee periodically assesses this policy’s effectiveness as part of its annual performance evaluation. The matrix included below illustrates the experience and attributes of our director nominees and reflects the key skills, qualifications and experience that our Board has determined to be important in light of our current and expected business needs.

Experience and Composition Matrix

	Calbert	Chadwick	Hicks	McGuire	Rowland	Sandler	Santana	Scarlett	Vasos	Total
Skills and Experience										
Retail Industry Experience	✓		✓	✓		✓	✓	✓	✓	7
Senior Leadership (C-Suite) Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Strategic Planning/M&A Experience	✓	✓	✓	✓	✓	✓		✓		7
Other Public Board Service (current or former)	✓		✓		✓	✓		✓	✓	6
Financial Expertise or Experience	✓	✓			✓	✓				4
General Independence	✓	✓	✓	✓	✓	✓	✓	✓		8
Global/International Experience (Sourcing or Operations)	✓	✓	✓	✓	✓			✓	✓	7
Branding/Marketing/Consumer Behavior Experience			✓	✓		✓	✓	✓	✓	6
Human Capital Experience		✓			✓			✓		3
E-commerce/Digital/Technology Experience		✓	✓		✓	✓	✓			5
Risk Management Experience	✓	✓	✓	✓	✓		✓		✓	7
Composition										
Racially Diverse		✓				✓	✓			3
Female		✓				✓		✓		3
Born Outside the U.S.			✓	✓		✓		✓		4

4	2026 Proxy Statement

Election of Directors
How are nominees evaluated; what are the threshold qualifications?
The NGCR Committee is charged with recommending to our Board of Directors those candidates who it believes are qualified to serve as Board members consistent with the director selection criteria established by the Board.
The NGCR Committee assesses a candidate’s independence, background, experience and time commitments, as well as our Board’s skill needs. With respect to incumbent directors, the NGCR Committee also assesses the meeting attendance record and suitability for continued service. The NGCR Committee determines whether each nominee is in a position to devote adequate time to the effective performance of director duties and possesses the following threshold characteristics: integrity and accountability, informed judgment, financial literacy, a cooperative approach, a record of achievement, loyalty, and the ability to consult with and advise management. The NGCR Committee recommends candidates, including those submitted by shareholders, only if it believes a candidate’s knowledge, experience and expertise would strengthen our Board and that the candidate is committed to representing our shareholders’ long-term interests. While our focus and priorities may change from time to time, the Experience and Composition Matrix above summarizes the key skills, qualifications and experience that our Board believes are important in light of our current and expected business needs.
Who are the nominees this year?
All director nominees were selected by our Board of Directors upon the recommendation of the NGCR Committee. The nominees include eight incumbent directors who were elected at the 2025 annual meeting of shareholders, as well as Mr. Hicks who will join our Board effective as of the annual meeting if elected. Mr. Warren F. Bryant, who has served on our Board since 2009, is not standing for re-election, and his term will expire effective at the time of the annual meeting. Our Board believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties, is in compliance with our overboarding policy detailed in our Corporate Governance Guidelines, and possesses all of the threshold qualifications identified above.
If elected, each nominee would hold office until the 2027 annual meeting of shareholders and until his or her successor is elected and qualified, subject to any earlier resignation or removal.
The following lists the nominees, their ages at the date of this Proxy Statement and the calendar year in which they first became a director, along with their biographies and the experience, qualifications, attributes or skills that led our Board to conclude that each nominee should serve as a director of Dollar General.

MICHAEL M. CALBERT Age: 63 Director Since: 2007
Biography:
Mr. Calbert joined the private equity firm KKR & Co. L.P. in January 2000 and was directly involved with several KKR portfolio companies until his retirement in January 2014, after which he served as a consultant to KKR until June 2015. Mr. Calbert led KKR’s Retail industry team prior to his retirement. He also served as the Chief Financial Officer of Randall’s Food Markets from 1997 until it was sold in September 1999 and worked as a certified public accountant and consultant with Arthur Andersen Worldwide from 1985 to 1994, where his primary focus was the retail and consumer industry. Mr. Calbert has served as a director of PVH Corp. since May 2022 and previously served as a director of Executive Network Partnering Corporation from September 2020 to October 2022 and AutoZone, Inc. from May 2019 to December 2021. He previously served as our Chairman of the Board from January 2016 until February 2026 and from July 2007 until December 2008 and as our lead director from March 2013 until January 2016.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Calbert has considerable experience in managing private equity portfolio companies and with corporate finance and strategic business planning activities. He has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His current and former service on various company boards in the retail industry further strengthens his knowledge and experience within our industry. Mr. Calbert also has a significant financial and accounting background, previously serving as the chief financial officer of a retail company for two years and as a certified public accountant for 10 years.

2026 Proxy Statement	5

Election of Directors
ANA M. CHADWICK Age: 54 Director Since: 2022
Biography:
Ms. Chadwick most recently served as Senior Advisor of Insulet Corporation, a medical device company (September 2025 to February 2026). She previously served as Executive Vice President, Chief Financial Officer and Treasurer of Insulet (April 2024 to September 2025) and Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. (January 2021 to April 2024). She joined General Electric Company in 1993, serving for 28 years in various roles, including President and Chief Executive Officer of GE Capital Global Legacy Solutions (March 2019 to January 2021); Chief Financial Officer and Chief Operating Officer of GE Capital Global Legacy Solutions (February 2016 to February 2019); Controller of GE Capital Americas (September 2014 to January 2016); Chief Financial Officer of GE Capital Energy Financial Services (July 2010 to August 2014); Chief Operating Officer of GE Capital Global Banking—GE Money Bank Latin America (February 2009 to June 2010); Chief Financial Officer of GE Capital Consumer Finance—Latin America (December 2005 to January 2009); Chief Financial Officer of GE Capital Consumer Finance—GE Capital Bank Switzerland (December 2003 to November 2005); and a variety of other finance and audit positions of increasing responsibility.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Chadwick has significant financial and risk management expertise and over 30 years of experience in various financial planning, audit, banking, and accounting roles. Through these various roles, she has led large global teams of employees and played a critical role in various joint ventures, divestitures and restructurings. These experiences bring deep and disciplined perspective to our Audit Committee and Board. In addition, having lived and worked in several Latin American countries, including growing businesses in Latin America, she brings valuable perspective to our Board as the Company works to expand its operations into Mexico and to further serve its diverse customer base in the United States.

GREGORY H. HICKS Age: 55 Nominee for election at the annual meeting
Biography:
Mr. Hicks has served as President and Chief Executive Officer of Canadian Tire Corporation, Limited, a Canadian retail company, since March 2020. He also served as President, Canadian Tire Retail (March 2017 to March 2020), and Group Senior Vice President, Consumer Products & Retail Experience, Canadian Tire Retail (September 2013 to March 2017). Prior to rejoining Canadian Tire in 2013, Mr. Hicks served as President of Retail Audible (September 2012 to June 2013) and as Chief Operating Officer of TSC Stores LP (July 2006 to September 2012). He initially joined Canadian Tire in 2000 and held roles of increasing responsibility across merchandising, sourcing, marketing and operations until June 2006. Mr. Hicks has served as a director of Canadian Tire since March 2020 and previously served as a director of CT REIT from May 2018 to May 2021.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Hicks brings over 25 years of senior leadership experience in large-scale, complex retail and consumer businesses. As President and CEO of Canadian Tire, he has led a multi-banner, omnichannel enterprise through periods of significant disruption and transformation. He has a strong background and extensive experience in many areas relevant to our business, including strategic planning, merchandising, owned brands, global sourcing, retail operations, loyalty and personalization, digital and data-enabled retail capabilities, and risk management.

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Election of Directors
TIMOTHY I. MCGUIRE Age: 65 Director Since: 2018
Biography:
Mr. McGuire has served as the Executive Chairman of Jump Plus Stores ULC, a Canadian chain of Apple Premium Partner consumer electronics stores, since June 2024. He previously served as Chief Executive Officer of Mobile Service Center Canada, Ltd. (d/b/a Mobile Klinik, a business division of TELUS Corporation) from October 2018 through August 2022, and as its Chairman of the Board from June 2017 to October 2018 and director from March 2017 to July 2020. He retired from McKinsey & Company in August 2017 after serving as a leader of its global retail and consumer practice for almost 28 years, including leading the Americas retail practice for five years. While at McKinsey, Mr. McGuire led consulting efforts with major retail, telecommunications, consumer service, and marketing organizations in Canada, the United States, Latin America, Europe, and Australia. Mr. McGuire also held various positions with Procter & Gamble (1983 to 1989), including Marketing Director for the Canadian Food & Beverage division.

Specific Experience, Qualifications, Attributes and Skills:
Mr. McGuire brings over 30 years of valuable retail experience to our company. He has expertise in strategy, new store/concept development, marketing and sales, operations, international expansion, big data and advanced analytics, as well as risk management experience. In addition, Mr. McGuire’s focus while at McKinsey on use of advanced analytics in retail, developing and implementing growth strategies for consumer services, food, general merchandise and multi-channel retailers, developing new retail formats, the application of lean operations techniques, the redesign of merchandise flows, supply chain optimization efforts, and the redesign of purchasing and supplier-management approaches, brings extensive relevant perspectives to our Board as it seeks to consult and advise our CEO and to shape our corporate strategy.

DAVID P. ROWLAND Age: 65 Director Since: 2023
Biography:
Mr. Rowland has served as our Chairman of the Board since February 2026. He served as Executive Chairman of the Board of Directors of Accenture plc, a leading global professional services company, from September 2019 to September 2021. Prior thereto, Mr. Rowland served as Accenture’s Interim Chief Executive Officer (January 2019 to September 2019); Chief Financial Officer (July 2013 to January 2019); Senior Vice President, Finance (September 2006 to July 2013); and a variety of consulting and finance leadership roles of increasing responsibility (July 1983 to September 2006). Mr. Rowland previously served as a director of Accenture plc from January 2019 to September 2021.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Rowland has significant senior leadership and international experience along with deep financial, risk management and technology expertise. During his tenure at Accenture—one of the world’s largest technology and digital services organizations—Mr. Rowland advised clients on strategies for large, complex technology-based programs and played a central role in the company’s strategic planning, M&A strategy, and global human capital strategy and management, all of which provides substantial insight to our Board and Technology Committee.

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Election of Directors
DEBRA A. SANDLER Age: 66 Director Since: 2020
Biography:
Ms. Sandler has served as President and Chief Executive Officer of La Grenade Group, LLC, a marketing consultancy that serves packaged goods companies operating in the health and wellness space, since September 2015. She also served as Chief Executive Officer of Mavis Foods, LLC, a startup she founded that made and sold Caribbean sauces and marinades, from April 2018 until it ceased commercial operations in December 2024. Ms. Sandler was previously employed for seven years with Mars, Inc., including as Chief Health and Wellbeing Officer (July 2014 to July 2015); President, Chocolate North America (April 2012 to July 2014); and Chief Consumer Officer, Chocolate (November 2009 to March 2012). She also held senior leadership positions with Johnson & Johnson from 1999 to 2009, where her last position was Worldwide President for McNeil Nutritionals LLC, a fully integrated business unit within the Johnson & Johnson Consumer Group of Companies. She began her career in 1985 with PepsiCo, Inc., where she served for 13 years in a variety of marketing positions of increasing responsibility. Ms. Sandler has served as a director of Keurig Dr Pepper Inc. since March 2021, Archer Daniels Midland Company since May 2016, and USA TODAY Co., Inc. (f/k/a Gannett Co., Inc.) since June 2015.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing, and leading well-known consumer brands. Her former leadership positions with Mars, Johnson & Johnson, and PepsiCo required an extensive understanding of consumer behavior and the evolving retail environment. In addition, her time as CEO of Mavis Foods provided her with valuable e-commerce, strategic planning and financial experience, and her other public company board experience brings additional perspective to our Board.

RALPH E. SANTANA Age: 58 Director Since: 2018
Biography:
Mr. Santana has served as Chief Executive Officer of Recteq Grills, a pellet grill company, since June 2022. He previously served as Executive Vice President and Chief Marketing Officer (April 2013 to June 2022) of Harman International Industries, a wholly-owned subsidiary of Samsung Electronics Co., Ltd., with responsibility for Harman’s worldwide marketing strategy and global design group, and as Senior Vice President and Chief Marketing Officer of Samsung Electronics North America (June 2010 to September 2012), where he was responsible for launching Samsung’s U.S. e-commerce business. He also served 16 years at PepsiCo, Inc. (June 1994 to May 2010) in multiple international and domestic leadership roles in marketing, including Vice President of Marketing, North American Beverages, Pepsi-Cola, and held positions with its Frito-Lay’s international and North America operations. Mr. Santana began his career at Beverage Marketing Corporation (July 1989 to June 1992) where he served as a beverage industry consultant designing market entry and expansion strategies.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Santana has approximately 30 years of marketing experience spanning multiple technology and food and beverage consumer packaged goods categories. His deep understanding of digital marketing and retail shopper marketing, particularly in the area of consumer packaged goods, and his extensive experience in shaping multi-cultural strategy, executing marketing programs, and making brands culturally relevant further enhances our Board’s ability to provide oversight and thoughtful counsel to management in these important and evolving areas of our business. His previous and current executive positions also provide risk management experience.

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Election of Directors
KATHLEEN M. SCARLETT Age: 62 Director Since: 2024
Biography:
Ms. Scarlett has served as Senior Executive Vice President, Human Resources and Corporate Affairs, of Best Buy Co., Inc., a leading consumer electronics retailer, since December 2024. Since joining Best Buy in 2014, she has held various leadership roles, including Senior Executive Vice President, Corporate Affairs, Human Resources and Best Buy Canada (May 2023 to December 2024); Chief Human Resources Officer and Executive Vice President, Best Buy Canada (January 2020 to May 2023); Chief Human Resource Officer and President, US Retail Stores (January 2019 to January 2020); Chief Human Resources Officer (May 2017 to January 2019); and Division Chief Human Resources Officer and Senior Vice President, Retail, Best Buy Canada (May 2014 to May 2017). Prior to Best Buy, Ms. Scarlett served as Chief Operating Officer of Grafton-Fraser Inc. from April 2010 to May 2014 and was a consultant with KMS Consulting from January 2010 to April 2010. She also served in leadership positions with Loblaw Companies Limited, Hudson’s Bay Co., Dylex Limited, and Premier Salons Canada. Ms. Scarlett previously served as a director of Floor & Décor Holdings, Inc. from January 2021 to November 2022.

Specific Experience, Qualifications, Attributes and Skills:
Ms. Scarlett brings significant human capital, retail, operations and senior leadership experience to our Board, having spent her entire career in the retail industry, including over 20 years in senior leadership positions with a focus on human resources. She also possesses M&A and marketing experience resulting from her prior leadership roles on acquisition teams and overseeing marketing departments, respectively. In addition, her prior experience leading Best Buy’s business in Canada provides valuable international experience and perspective to our Board.

TODD J. VASOS Age: 64 Director Since: 2015
Biography:
Mr. Vasos has served as our Chief Executive Officer since October 2023 when he returned to Dollar General after previously serving as our CEO from June 2015 to November 2022 and then Senior Advisor from November 2022 until his retirement in April 2023. He has served as a member of our Board of Directors since June 2015. Mr. Vasos joined Dollar General in December 2008 as Executive Vice President, Division President and Chief Merchandising Officer and was promoted to Chief Operating Officer in November 2013. Prior to joining Dollar General, Mr. Vasos served in leadership positions with Longs Drug Stores Corporation, Phar-Mor Food and Drug Inc. and Eckerd Corporation. Mr. Vasos has served as a director of KeyCorp since July 2020 and as its lead independent director since January 2026.

Specific Experience, Qualifications, Attributes and Skills:
Mr. Vasos has extensive retail experience, including over 15 years with Dollar General. He has a thorough understanding of all key areas of our business, which is further bolstered by his former experience overseeing the merchandising, operations, marketing, advertising, global procurement, supply chain, store development, store layout and space allocation functions of other retail companies. In addition, Mr. Vasos’s service in leadership and policy-making positions in the retail business has provided him with additional leadership and strategic planning skills that allow him to effectively guide and oversee the direction of Dollar General and the consensus-building skills required to lead our management team, and his other public company board experience brings additional perspective to his leadership of Dollar General.

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Election of Directors
Can shareholders recommend or nominate directors?
Yes. Shareholders may recommend candidates to our NGCR Committee by providing the same information within the same deadlines required for nominating candidates pursuant to the advance notice provisions in our Bylaws. Pursuant to its Charter, our NGCR Committee is required to consider such candidates using the same evaluation criteria as it applies to other director candidates. Shareholders also can go a step further and nominate directors for election by shareholders at an annual meeting by following the advance notice procedures in our Bylaws.
Whether recommending a candidate for our NGCR Committee’s consideration or nominating a director for election by shareholders at an annual meeting, you must submit a written notice (not in an electronic transmission) for receipt by our Corporate Secretary at the address, by the means, and within the deadlines disclosed under “Shareholder Proposals for 2027 Annual Meeting.” The notice must contain all information required by our Bylaws, including without limitation information about the shareholder proposing the nominee and about the nominee.
We also have a “proxy access” provision in our Bylaws which allows eligible shareholders to nominate candidates for election to our Board and include such candidates in our proxy statement and ballot subject to the terms, conditions, procedures and deadlines set forth in Article I, Section 12 of our Bylaws. Our proxy access bylaw provides that holders of at least 3% of our outstanding shares, held by up to 20 shareholders, holding the shares continuously for at least 3 years, can nominate up to 20% of our Board for election at an annual shareholders’ meeting.
For more specific information regarding these deadlines in respect of the 2027 annual meeting of shareholders, see “Shareholder Proposals for 2027 Annual Meeting” below. You should consult our Bylaws, posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com, for more detailed information regarding the processes summarized above. No shareholder nominees have been submitted for this year’s annual meeting.
What if a nominee is unwilling or unable to serve?
That is not expected to occur. If it does, the persons designated as proxies on the proxy card will vote your proxy for a substitute designated by our Board of Directors, or we may reduce the size of our Board.
Are there any family relationships between any of the directors, executive officers or nominees?
There are no family relationships between any of our directors, executive officers or nominees.

Our Board of Directors unanimously recommends that shareholders vote FOR the election of each of the nominees named in this proposal.
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CORPORATE GOVERNANCE
What governance practices are in place to promote effective independent Board leadership?
Our Board of Directors has adopted a number of governance practices to promote effective independent Board leadership, such as:

Independent Board Chairman
Our Board of Directors is led by an independent Chairman who serves as a liaison between our Board and our CEO; approves Board meeting agendas; facilitates communication of annual evaluation feedback to our Board; and participates with the CHCM Committee in the annual CEO performance evaluation. This leadership structure allows our CEO to focus his time and energy on managing our business, while our Chairman devotes his time and attention to matters of Board oversight and governance. Our Board, however, recognizes that no single leadership model is right for all companies and at all times and will review its leadership structure as appropriate to ensure it continues to be in the best interests of Dollar General and our shareholders.

Annual Evaluations and Board Succession Planning
Our Board of Directors, its standing committees, and our individual non-employee directors are evaluated annually using a process approved by the NGCR Committee. Our Board has adopted a policy to seek input from an independent consultant as part of the evaluation process at least once every three years. The evaluation process utilizes written questionnaires and, when deemed appropriate, telephonic interviews to supplement written responses. The evaluations solicit feedback across key areas of performance, including Board and committee structure; meeting effectiveness; quality, timeliness and sufficiency of materials and information; access to and interactions with management and advisors; oversight of strategy, risks and key functional areas; Board culture and dynamics; director skills and experience; and individual director preparedness, engagement, communication, judgment and alignment with Dollar General’s purpose and strategic priorities. Our Board and each committee discuss the evaluation results, and each director is provided feedback with respect to his or her performance, all with the goal of enhancing effective Board leadership and oversight and informing director re-nomination decisions and succession planning.

Regularly Scheduled Non-Management and Independent Director Sessions
Opportunity is available at each quarterly Board meeting for separate executive sessions of the non-management directors (all of whom are currently independent). Mr. Rowland, as Chairman of the Board, presides over all executive sessions of the non-management and the independent directors.

Shareholder Engagement
To build and maintain relationships with shareholders and to ensure their perspectives are understood and considered by our Board of Directors, we conduct year-round investor relations outreach as well as focused outreach each fall dedicated to corporate governance, corporate responsibility and sustainability matters. We invited shareholders representing approximately 52% of our outstanding shares to participate in our focused outreach in 2025, and 46% of our outstanding shares chose to participate in these meetings. Mr. Calbert, who served as our Chairman of the Board at the time, led the engagement with shareholders representing approximately 28% of shares outstanding. For more information on our focused shareholder outreach efforts, please see “How does shareholder feedback affect decision-making” below.

Annual CEO Performance Evaluations
The CEO is annually evaluated under the leadership of the CHCM Committee and the Chairman of the Board. All independent directors are invited to provide input into this discussion.

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CORPORATE GOVERNANCE
How does shareholder feedback affect decision-making?
We actively seek our shareholders’ opinions on a wide variety of subjects, including corporate governance, human capital management, risk oversight, executive compensation, sustainability and corporate responsibility, and share these views with our Board of Directors and relevant Board committees. Our Board values this feedback and considers it in connection with its decision-making processes.
For example, we implemented executive compensation program changes in 2024, which addressed shareholder feedback regarding our use of similar performance metrics in the short-term and long-term incentive programs and the maximum potential payouts under these programs. We also sought input on additional changes to the executive compensation program for 2025, particularly around the type and mix of equity awards and the metrics and performance periods used in the long-term incentive program. The CHCM Committee, working with its independent compensation consultant, took this feedback into account when designing the program for 2025, as discussed in “Compensation Discussion and Analysis” in this Proxy Statement. Overall, we received favorable feedback regarding our executive compensation program during our 2025 shareholder outreach.
In addition to introducing changes to our executive compensation program, we have taken several steps in recent years that have been informed by shareholder feedback, such as enhancing our sustainability reporting and expanding our safety- and human rights-related disclosures. This ongoing dialogue with our shareholders reinforces the rigor of our governance practices and helps ensure our decisions are well-informed and thoughtfully considered.
What is the Board’s role in risk oversight?
Our Board of Directors and its four standing committees—the Audit Committee, the CHCM Committee, the NGCR Committee and the Technology Committee—play an active and important role in overseeing risk at Dollar General. Each committee is delegated oversight responsibilities for select areas of risk. The independent chairpersons of our Board and committees approve meeting agendas and ensure discussion of potential risks and mitigation efforts as part of strategic and operational updates from management and advisors. In addition, our entire Board is apprised of committee discussions and actions. Our Board leadership structure and division of risk management responsibilities allows for coordinated risk oversight and the identification of risk interrelationships. It also effectively addresses material risks Dollar General might face by allowing our independent directors, through these independent Board committees and executive sessions, to effectively monitor management’s actions in identifying risks and implementing effective risk management policies and controls.
Strategic Planning and Related Risk Oversight. Our company’s strategy is firmly rooted in our long-standing mission of Serving Others, as we consistently strive to improve our performance while retaining our customer-centric focus. Our Board actively oversees our corporate strategy and related risks through both annual strategic planning meetings and quarterly discussions and reports on the status of and risks to our strategic initiatives.
Enterprise Risk Oversight. We identify and manage our key risks using our enterprise risk management program. This framework evaluates significant internal and external business, financial, legal, reputational, corporate responsibility, sustainability, and other risks; identifies mitigation strategies; and assesses any residual risk. The program employs interviews with various levels of management and our Board and reviews of strategic initiatives, recent or potential legislative or regulatory changes, certain internal metrics and other information. The Audit Committee oversees our enterprise risk management program, discussing with management the processes by which risk assessment and risk management are undertaken and our most significant financial and other risk exposures, including without limitation those relating to information systems, information security, data privacy, artificial intelligence, business continuity and disaster recovery, and third-party information security as well as the steps management has taken to monitor and control these exposures. The Audit Committee reviews enterprise risk assessment results at least annually and significant residual risk categories, along with their mitigation strategies, quarterly. In addition, as part of its regular review of progress versus the strategic plan, our Board reviews related material risks as appropriate. Our General Counsel also periodically provides information to the Board regarding our insurance coverage and programs as well as litigation and other legal risks.
Cybersecurity Risk Oversight. In addition to consideration as part of the enterprise risk management program, cybersecurity risk is further evaluated through various internal and external audits and assessments designed to validate the effectiveness of our controls for managing the security of our information assets. Management develops action plans to address select identified opportunities for improvement, and the Audit Committee quarterly reviews reports and metrics, including a dashboard, pertaining to cybersecurity risks and prevention, detection, mitigation and remediation efforts with our Chief Information Officer and our Chief Information Security Officer to help the Audit Committee understand and evaluate current risks, monitor trends, and track our progress against specific metrics.
The Audit Committee also has the responsibility to review with management and the independent auditor any unauthorized access to information technology systems that could have a material effect on the Company’s financial statements. Further, the Audit Committee receives quarterly updates regarding any significant cybersecurity incidents which occurred during the prior quarter and at least annually receives a report on our IT disaster recovery plan.
The Audit Committee periodically receives cybersecurity education to assist members in overseeing related risks.

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Examples of this education have included: an overview of Company-specific cyber-related risk considerations; an overview of various artificial intelligence considerations, including those related to risk management, governance and ethics, and workforce and culture; updates on the state of cybersecurity regulation; updates on the evolving retail landscape’s impact on cyber risk to retail organizations; a cyber threat intelligence update focusing on the global impact of ransomware on the retail sector and trends in retail sector compromises; and an overview of methods to perform cyber risk quantification.
Technology Oversight. Our Board has delegated oversight of our technology strategy and investments to the Technology Committee. As part of this oversight, the Technology Committee reviews management’s technology plans and multi-year roadmap, including infrastructure modernization, major technology initiatives, and annual and long-term technology budgets; evaluates the alignment of technology priorities with our overall business strategy; and receives regular updates on significant and emerging technology trends that may impact our strategic direction or inform future technology investments. The Technology Committee consults with the Audit Committee regarding technology-related matters as they relate to or affect our internal control systems and/or enterprise risk.
Human Capital Management Oversight. Our Board has delegated oversight of significant matters pertaining to our human capital management strategy to the CHCM Committee, primarily including succession planning; recruitment, retention and engagement of employees; labor-related matters; our executive compensation program; and the overall compensation philosophy and principles for the general employee population. As part of this oversight, each quarter the CHCM Committee reviews metrics pertaining to recruitment, retention, engagement and other human capital efforts with the Chief People Officer. In addition, the CHCM Committee discusses management succession planning with the Chief Executive Officer and the Chief People Officer at least quarterly. Our Board retains direct oversight of certain human capital management areas, including review of significant employee-related litigation and legal matters at least quarterly with our General Counsel, and discussions of various human capital matters with the Chief Executive Officer.
Corporate Governance, Social Responsibility and Sustainability Risk Oversight. In addition to consideration as part of the enterprise risk management program, our Board has delegated oversight of corporate governance and significant social responsibility and sustainability matters (to the extent not overseen by the full Board or other committee) to the NGCR Committee. These matters may include significant issues relating to the environment; human rights; health and safety; supply chain; community and governmental relations; charitable contributions; political contributions (if any); and similar matters. As part of this oversight, the NGCR Committee reviews our sustainability disclosures and practices, including climate-related disclosures, practices, strategy and goals/targets; oversees our annual shareholder outreach program and shareholder proposals; and reviews detailed information regarding corporate governance trends and practices, which, along with shareholder feedback, informs recommendations to our Board.
What other functions are performed by the Board’s Committees?
The functions of our Board’s standing committees are described in applicable Board-adopted written charters available on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com and are summarized below along with each committee’s current membership. Each committee also periodically reviews and reassesses its charter, evaluates and makes recommendations concerning shareholder proposals that are within the committee’s expertise, and performs the risk oversight roles outlined above. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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CORPORATE GOVERNANCE
Name of Committee & Members	Committee Functions
AUDIT: Ms. Chadwick, Chairperson Mr. Bryant Mr. Calbert Ms. Sandler
•
Selects the independent auditor and periodically considers the advisability of audit firm rotation

•
Annually evaluates the independent auditor’s qualifications, performance and independence, as well as the lead audit partner, and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls

•
Pre-approves audit engagement fees and terms and all permitted non-audit services and fees, and discusses the audit scope and any audit problems or difficulties

•
Sets policies regarding the hiring of current and former employees of the independent auditor

•
Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor

•
Reviews CEO/CFO disclosures regarding any significant deficiencies or material weaknesses in our internal control over financial reporting, and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls

•
Discusses the types of information to be disclosed in earnings press releases and provided to analysts and rating agencies

•
Oversees our enterprise risk management program, including reports and metrics pertaining to cybersecurity risks

•
Reviews internal audit activities, projects and budget

•
Reviews and oversees any reportable related party transactions (unless a particular transaction is within the purview of another committee) to ensure they are not inconsistent with the interests of the Company and our shareholders

•
Discusses with our General Counsel legal matters having an impact on financial statements

•
Furnishes the committee report required in our proxy statement

COMPENSATION AND HUMAN CAPITAL MANAGEMENT: Mr. McGuire, Chairperson Mr. Bryant Ms. Scarlett
•
Oversees significant matters pertaining to human capital management strategy, such as management succession planning and leadership development; recruitment, retention and engagement of employees; and labor-related matters

•
Reviews and approves corporate goals and objectives relevant to CEO compensation

•
Determines executive officer compensation (with an opportunity, if they so choose, for the independent directors to ratify CEO compensation) and recommends Board compensation for Board approval

•
Oversees overall compensation philosophy and principles for the general employee population

•
Establishes short-term and long-term incentive compensation programs for senior officers, approves all equity awards, and oversees our clawback policy

•
Oversees share ownership guidelines and holding requirements for Board members and senior officers

•
Oversees the performance evaluation process for senior officers

•
Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing the report on executive compensation for our proxy statement)

•
Selects and determines fees and scope of work of its compensation consultant

•
Oversees and evaluates the independence of its compensation consultant and other advisors

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CORPORATE GOVERNANCE
Name of Committee & Members	Committee Functions
NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY: Ms. Sandler, Chairperson Mr. Santana Ms. Scarlett
•
Develops and recommends criteria for selecting new directors

•
Screens and recommends individuals qualified to serve on our Board

•
Recommends Board committee structure and membership

•
Recommends persons to fill Board and committee vacancies

•
Develops and recommends Corporate Governance Guidelines and corporate governance practices and oversees corporate governance matters, including the annual shareholder engagement program

•
Oversees the process governing annual Board, committee and director evaluations

•
Oversees management’s efforts pertaining to significant corporate social responsibility and sustainability matters, which may include issues relating to the environment, human rights, health and safety, supply chain, community and governmental relations, charitable and political contributions, and similar matters

•
Evaluates shareholder proposals unless within the subject matter jurisdiction or expertise of another independent Board committee

•
Evaluates the appropriateness of a director’s continued Board and committee membership in light of any changed circumstances that could affect the director’s independence, qualifications or availability

•
Considers requests by directors and executive officers to serve on the board of directors of a for-profit company, taking into account among other factors the overboarding policy set forth in our Corporate Governance Guidelines

TECHNOLOGY: Mr. Rowland, Chairperson Mr. McGuire Mr. Santana
•
Oversees our technology strategy, including the evolution of our technology infrastructure to support our business strategy and objectives

•
Reviews our technology plans, budget and significant investments, including IT talent acquisition and development

•
Reviews our technology investment, planning and decision-making policies and processes

•
Reviews key relationships with our technology vendors and service providers

•
Receives updates on significant emerging technology trends that may affect or inform our technology strategy and investments

Does an audit committee financial expert serve on the Audit Committee?
Yes. Our Board of Directors has determined that Audit Committee members Mss. Chadwick and Sandler and Messrs. Bryant and Calbert are audit committee financial experts who are independent as defined in New York Stock Exchange (“NYSE”) listing standards and in our Corporate Governance Guidelines.
How often did the Board and its committees meet in 2025?
During 2025, our Board of Directors, Audit Committee, CHCM Committee, NGCR Committee and Technology Committee met 7, 6, 10, 5 and 3 times, respectively. Each incumbent director attended at least 75% of the total of all meetings of the Board and committees on which he or she served which were held during the period for which he or she was a director and a member of each applicable committee.
What is Dollar General’s policy regarding Board member attendance at the annual meeting?
Our Board of Directors has adopted a policy that all directors should attend annual shareholders’ meetings unless attendance is not feasible due to unavoidable circumstances. All persons serving as Board members at the time of the 2025 annual shareholders’ meeting attended the meeting.
Does Dollar General have a management succession plan?
Yes. Our CHCM Committee ensures that a formalized process governs long-term management development and succession. Our comprehensive program encompasses not only our CEO and other executive officers and notable talent, but all employees through the front-line supervisory level. The program focuses on key succession elements, including identification of potential successors for positions

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CORPORATE GOVERNANCE
where internal succession is appropriate, assessment of each potential successor’s level of readiness, and preparation of individual growth and development plans. Our long-term business strategy is also considered with respect to CEO succession planning. Generally, the CHCM Committee reviews the succession plan for at least one functional area quarterly and for each of the executive officers annually. In addition, we maintain, and the CHCM Committee periodically reviews, a confidential procedure for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or sudden incapacitation or departure.
Are there share ownership guidelines and holding requirements for Board members and senior officers?
Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in our Corporate Governance Guidelines. See “Compensation Discussion and Analysis” and “Director Compensation” for more information on these guidelines and holding requirements. The CHCM Committee establishes the related administrative details.
Are any directors or officers involved in litigation with Dollar General?
On January 26, 2024, January 29, 2024, and February 1, 2024, respectively, the following shareholder derivative actions were filed in the United States District Court for the Middle District of Tennessee in which the plaintiff shareholders, purportedly on behalf and for the benefit of Dollar General, allege that certain of our current and former officers and directors (1) violated their fiduciary duties by misrepresenting the impact of alleged store labor, inventory pricing, and other practices on our financial results, prospects, and reputation, as well as creating a risk of adverse regulatory action; (2) wasted corporate assets; and (3) were unjustly enriched: Nathan Silva v. Todd J. Vasos, Michael Calbert, Warren Bryant, Ana Chadwick, Patricia Fili-Krushel, Timothy McGuire, David Rowland, Debra Sandler, Ralph Santana, William Rhodes, III, Kelly M. Dilts, Jeffrey [sic] C. Owen, and John W. Garratt (Case No. 3:24-cv-00083) (“Silva”); Terry Dunn v. Todd J. Vasos, et. al. (Case No. 3:24-cv-00093) (“Dunn”); Kathryn A. Caliguiri Inh Ira Bene Of Catherine Sugarbaker v. Todd J. Vasos, et. al. (Case No. 3:24-cv-00117) (“Caliguiri”) (collectively, the “Federal Court Shareholder Derivative Litigation”). The named defendants in the Dunn and Caliguiri matters are identical to those named in the Silva complaint except that Mr. Rowland is not a named defendant in the Dunn and Caliguiri matters. The Silva complaint also alleges certain of our current and former officers and directors violated federal securities laws and aided and abetted breach of fiduciary duty and that Mr. Vasos violated his fiduciary duties by misusing material, non-public information. The Dunn and Caliguiri complaints additionally allege that certain of our officers and directors violated their fiduciary duties by recklessly or negligently disregarding workplace safety practices, and that Mr. Vasos, Mr. Garratt and Ms. Fili-Krushel violated their fiduciary duties by misusing material, non-public information. On April 2, 2024, the court consolidated the Silva, Dunn and Caliguiri actions, and on May 2, 2024, the Silva action was voluntarily dismissed. On May 14, 2024, the court appointed lead counsel in the consolidated action. On May 22, 2024, the court entered an order staying the Dunn and Caligiuri actions pending resolution of the defendants’ motion to dismiss in a separate securities litigation pending in the United States District Court for the Middle District of Tennessee (the “Shareholder Securities Litigation”). On July 21, 2025, the court extended the stay pending the court’s ruling on plaintiffs’ motion for leave to file a further amended complaint in the Shareholder Securities Litigation. The plaintiffs’ motion for leave to file a further amended complaint in the Shareholder Securities Litigation was granted on March 24, 2026. The parties in the Federal Court Shareholder Derivative Litigation have 30 days to meet and confer as to a schedule for further proceedings or to move to extend the stay. The plaintiffs in the Federal Court Shareholder Derivative Litigation seek both non-monetary and monetary relief for the benefit of Dollar General.
On March 26, 2024, and March 28, 2024, respectively, the following shareholder derivative actions were filed in the Chancery Court for Davidson County, Tennessee: Todd Hellrigel v. Todd J. Vasos et al. (Case No. 24-0392-I) (“Hellrigel”); and Steve Southwell v. Todd Vasos, et al. (Case No. 24-0379-I) (“Southwell”) (collectively, the “State Court Shareholder Derivative Litigation”). The claims and relief sought in the State Court Shareholder Derivative Litigation are substantially similar to those in the Federal Court Shareholder Derivative Litigation, and the named defendants are identical to those named in the Silva complaint. On May 20, 2024, the court entered an agreed upon order consolidating the Hellrigel and Southwell actions, appointing lead counsel, and staying the State Court Shareholder Derivative Litigation pending resolution of the defendants’ motion to dismiss in the Shareholder Securities Litigation. On July 23, 2025, the court extended the stay pending the court’s ruling on plaintiffs’ motion for leave to file a further amended complaint in the Shareholder Securities Litigation. The plaintiffs’ motion for leave to file a further amended complaint in the Shareholder Securities Litigation was granted on March 24, 2026. The parties in the State Court Shareholder Derivative Litigation have 30 days to meet and confer as to a schedule for further proceedings or to move to extend the stay. The plaintiffs in the State Court Shareholder Derivative Litigation seek both non-monetary and monetary relief for the benefit of Dollar General.
How can I communicate with the Board of Directors?
We describe our Board-approved process for security holders and other interested parties to contact the entire Board, a particular director, or the non-management directors or independent directors as a group on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com.

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CORPORATE GOVERNANCE
Does Dollar General have an insider trading policy?
Yes. We have adopted an insider trading policy that governs and contains procedures regarding the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. The policy also contains provisions that are applicable to the Company’s trading in Dollar General’s own securities. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 30, 2026, filed with the SEC on March 20, 2026 (our “2025 Form 10‑K”). In addition, with regard to the Company’s trading in Dollar General’s own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Where can I find more information about Dollar General’s governance practices?
Our governance-related information is posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com, including current copies of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters of the Audit Committee, the CHCM Committee, the NGCR Committee and the Technology Committee, as well as the name(s) of the person(s) chosen to lead the executive sessions of the non-management directors and of the independent directors. This information is available in print to any shareholder who sends a written request to: Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072.

2026 Proxy Statement	17

DIRECTOR COMPENSATION
Our director compensation program is designed to fairly pay directors for their time and efforts and to align their interests with the long-term interests of our shareholders. The CHCM Committee, assisted by its independent compensation consultant Pearl Meyer, reviews and recommends for approval by our Board of Directors the form and amount of director compensation generally every two or three years. In recommending the current compensation program, the CHCM Committee considered peer group information compiled by Pearl Meyer, recommendations of Pearl Meyer to ensure the program remains competitive, and the responsibilities and anticipated time commitments of the chairpersons of our Board and each committee. The CHCM Committee also reviewed survey data of general industry companies with revenues greater than $10 billion for a general understanding of compensation practices in the broader market context. From time to time our Board may establish ad hoc committees for various purposes. The CHCM Committee will recommend to our Board what it believes to be reasonable and customary compensation for the ad hoc committee members after receiving advice from its legal advisors and Pearl Meyer and considering available peer group information, fees paid to chairpersons of our standing committees, the anticipated level of services to be provided by the committee members, and such members’ responsibilities and anticipated time commitment. For further details about our peer group and the Pearl Meyer engagement, see “Compensation Discussion and Analysis.” The CHCM Committee has authority to delegate any of its responsibilities to one or more subcommittees to the extent allowed by applicable law and the NYSE but has not done so with respect to 2025 director compensation.
Our executive compensation and legal teams, led by our Chief People Officer and General Counsel, respectively, provide administrative and support services for the CHCM Committee and Pearl Meyer, such as research, data compilation, contract drafting, legal advice, and other requested assistance. Pearl Meyer also reviews its director compensation analyses and recommendations with our CEO, Chief People Officer, and General Counsel. The CHCM Committee may ask for these executives’ opinions on Pearl Meyer’s analyses and recommendations, but it retains final authority to recommend director compensation to our Board.
Our standard director compensation program consists of: (1) the following cash compensation (prorated when applicable) for a fiscal year, payable in quarterly installments; and (2) an annual award of restricted stock units (“RSUs”) to each non-employee director and an additional annual award of RSUs to the independent Chairman of the Board, in each case issued pursuant to our 2021 Stock Incentive Plan and payable in shares of our common stock, having the estimated values listed below:
Fiscal Year	Board Retainer ($)	Board Chairman Estimated Value of Equity Retainer ($)(1)	Audit Committee Chairperson Retainer ($)	CHCM Committee Chairperson Retainer ($)	NGCR Committee Chairperson Retainer ($)	Technology Committee Chairperson Retainer ($)	Estimated Value of Equity Award ($)(2)
2025	95,000	200,000	25,000	20,000	17,500	17,500	190,000
2026(3)	105,000	200,000	30,000	25,000	20,000	20,000	195,000
(1)
Awarded by the CHCM Committee around the start of our fiscal year and scheduled to vest on the first anniversary of the grant date, subject to certain accelerated vesting conditions. The Chairman of the Board generally may opt to defer receipt of shares underlying the RSUs.

(2)
Awarded by the CHCM Committee to each non-employee director who is elected or re-elected at the annual shareholders’ meeting and to any new non-employee director appointed after the annual shareholders’ meeting but before February 1 of a given year. The RSUs are scheduled to vest on the first anniversary of the grant date subject to certain accelerated vesting conditions. Directors generally may opt to defer receipt of shares underlying the RSUs.

(3)
Upon the recommendation of the CHCM Committee after considering the Company’s average total compensation per director and total Board compensation versus the peer group data, as well as the Company’s historical director pay increases, our Board approved increases in the Board retainer, each committee chairperson retainer, and the value of the annual equity award to non-employee directors, in each case to improve pay competitiveness.

Up to 100% of cash fees earned for Board services generally may be deferred under the Non-Employee Director Deferred Compensation Plan. Benefits are payable upon separation from service in the form, as elected by the director at the time of deferral, of a lump sum distribution and/or monthly payments for 5, 10 or 15 years. Participating directors can direct the hypothetical investment of deferred fees into funds identical to those offered in our 401(k) Plan and will be credited with the deemed investment gains and losses. The amount of the benefit will vary depending on the fees the director has deferred and the deemed investment gains and losses. Benefits upon death are payable in a lump sum to the director’s named beneficiary. The unpaid benefit upon a director’s disability (as defined in the Non-Employee Director Deferred Compensation Plan) will be paid in a lump sum. Participant deferrals are not contributed to a trust, and all benefits are paid from Dollar General’s general assets.
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DIRECTOR COMPENSATION
Our non-employee directors are subject to share ownership guidelines, expressed as a multiple of the annual cash retainer payable for Board service (exclusive of additional amounts paid to committee chairpersons), and holding requirements. The ownership multiple is five times and should be acquired within five years of election to our Board. If the guideline is increased, incumbent non-employee directors are allowed an additional year to acquire the incremental multiple. Each non-employee director also must retain ownership of all net after-tax shares granted by Dollar General until reaching the ownership target. As of January 30, 2026, each incumbent non-employee director was in compliance with our policy or within the allotted grace period.
Fiscal 2025 Director Compensation
The following table summarizes the compensation earned by or paid to each person who served as a non-employee member of our Board of Directors during all or part of 2025. Mr. Vasos, whose executive compensation is discussed under “Executive Compensation” below, was not separately compensated for his Board service. We have omitted the columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Warren F. Bryant	95,000	203,166	4,484	302,650
Michael M. Calbert	95,000	392,919	10,805	498,724
Ana M. Chadwick	145,000	203,166	4,484	352,650
Timothy I. McGuire	115,000	203,166	4,484	322,650
David P. Rowland	131,875	203,166	4,484	339,525
Debra A. Sandler	112,500	203,166	4,484	320,150
Ralph E. Santana	95,000	203,166	4,484	302,650
Kathleen M. Scarlett	120,000	203,166	5,556	328,722
(1)
In addition to the Board retainer, Mss. Chadwick and Sandler and Messrs. McGuire and Rowland earned retainers (pro-rated as applicable) for service as committee chairpersons during all or part of 2025, and Mss. Chadwick and Scarlett and Mr. Rowland each earned a one-time $25,000 cash retainer, payable in two equal installments, for service on an ad hoc committee formed in 2025.

(2)
Represents the grant date fair value of RSUs awarded to Mr. Calbert effective February 3, 2025 ($189,753) for his annual Chairman of the Board retainer, as well as to each director listed in the table above (including Mr. Calbert), on May 28, 2025 ($203,166) for annual awards, in each case computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is included in Note 9 of the annual consolidated financial statements in our 2025 Form 10-K. As of January 30, 2026, each of the persons listed in the table above had the following total unvested RSUs outstanding (including additional unvested RSUs credited as a result of dividend equivalents earned with respect to such RSUs): each of Messrs. Bryant, McGuire, Rowland, and Santana and Mss. Chadwick, Sandler, and Scarlett (2,109); and Mr. Calbert (4,821).

(3)
Represents the dollar value of dividend equivalents paid, accumulated or credited on unvested RSUs for all persons listed in the table above. Perquisites and personal benefits, if any, totaled less than $10,000 per director listed in the table and therefore are not included in the table.

2026 Proxy Statement	19

DIRECTOR INDEPENDENCE
Is Dollar General subject to the NYSE governance rules regarding director independence?
Yes. A majority of our directors, and all members of the Audit Committee, the CHCM Committee and the NGCR Committee, must meet the independence requirements outlined in the NYSE listing standards. All members of the Audit Committee also must meet the independence standards under SEC rules. The NYSE listing standards define specific relationships that disqualify directors from being independent and further require that the Board of Directors affirmatively determine that a director has no material relationship with Dollar General in order to be considered “independent.” The SEC’s rules and NYSE listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively. Although the NYSE listing standards do not contain independence requirements applicable to our Technology Committee, our Board requires that all members of such committee meet our Board’s general independence requirements.
How does the Board of Directors determine director independence?
Our Board of Directors has adopted guidelines to help determine the independence of each director and director nominee. These guidelines include all independence elements in the NYSE listing standards and SEC rules as well as certain Board-adopted categorical independence standards. These guidelines are detailed within our Corporate Governance Guidelines posted on the “Corporate Governance” section of our website located at https://investor.dollargeneral.com.
Our Board first considers whether any director or nominee has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or applicable committee purposes. Our Board then analyzes any relationship of the remaining eligible directors and nominees with Dollar General or our management that falls outside the parameters of our Board’s separately adopted categorical independence standards to determine if that relationship is material. Our Board may determine that a person who has a relationship outside such parameters is nonetheless independent because the relationship is not considered to be material. Any director who has a material relationship with Dollar General or its management is not considered to be independent. Absent special circumstances, our Board does not consider or analyze any relationship that management has determined falls within the parameters of our Board’s separately adopted categorical independence standards.
Are all of the directors and nominees independent?
Mr. Vasos is not an independent director under NYSE listing standards as a result of his employment as our Chief Executive Officer. Our Board of Directors has determined that each of our remaining nominees, Messrs. Calbert, Hicks, McGuire, Rowland and Santana and Mss. Chadwick, Sandler and Scarlett, as well as Mr. Bryant, is independent under both the NYSE listing standards and our additional independence standards. Any relationship between an independent director and Dollar General or our management fell within the Board-adopted categorical standards and, accordingly, was not reviewed or considered by our Board in making independence decisions. There is no person currently serving or who served in 2025 on the Audit Committee, the CHCM Committee, the NGCR Committee or the Technology Committee that does or did not meet, as applicable, the NYSE independence requirements for membership on those committees, as applicable; our additional standards; and, as to the Audit Committee, SEC rules.

20	2026 Proxy Statement

TRANSACTIONS WITH MANAGEMENT AND OTHERS
Does the Board of Directors have a related- party transactions approval policy?
Yes. Our Board of Directors has adopted a written policy for the review, approval or ratification of “related party transactions.” For this purpose, a “related party” includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a “transaction” includes one or a series of similar financial or other transactions, arrangements or relationships in which (1) Dollar General or one of our subsidiaries is a participant; (2) a related party has a direct or indirect material interest; and (3) the total amount may exceed $120,000 and is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, as determined by our Law Department.
The policy requires that a designated Board committee review in advance and oversee related party transactions for potential conflicts of interest and prohibit transactions it determines to be inconsistent with the interests of Dollar General and our shareholders. The Audit Committee is the designated committee for related party transactions except for compensatory transactions, which the CHCM Committee will oversee, and charitable donations or payments to an industry group, which the NGCR Committee will oversee. The related party may not participate in the review or approval of the related party transaction.
In determining whether a related party transaction should be approved or prohibited, the policy directs the designated committee to consider all relevant facts and circumstances, which may include among other factors whether:
•
the terms of the transaction are fair to Dollar General and on the same basis as if the transaction had occurred on an arm’s-length basis;

•
there are any compelling business reasons for Dollar General to enter into the transaction, and the nature of alternative transactions, if any; and

•
the transaction would present an improper conflict of interest for any of our Board members or executive officers.

If approved, the designated committee will review each ongoing related party transaction at least annually to determine whether it should be allowed to continue.
If a related party transaction is inadvertently entered into without the required prior approval, including without limitation if a related party’s interest arises only after the commencement of an ongoing transaction, the designated committee will review the transaction as soon as is reasonably practicable and determine whether to ratify or prohibit the transaction, taking into consideration all relevant facts and circumstances, which may include among other factors those outlined above, the reason the policy was not followed and whether subsequent ratification would be detrimental to Dollar General.
In determining whether a transaction meets the definition of a related party transaction under the policy, the policy directs the Law Department to evaluate all relevant facts and circumstances, but provides that a related party’s interest in the following transactions generally would not be considered material, although the transaction amounts listed are not intended to imply that transaction amounts in excess of such amounts are presumed to be material:
•
transactions involving a total amount that does not exceed the greater of $1 million or 2% of an entity’s annual consolidated revenues (total consolidated assets in the case of a lender) if no related party who is an individual participates in providing the services or goods to, or negotiations with, us on the other entity’s behalf or receives special compensation or benefit as a result; or

•
payments to a charitable organization, foundation or university if the total amount does not exceed 2% of the recipient’s total annual receipts and no related party who is an individual participates in the payment decision or receives any special compensation or benefit as a result.

What related party transactions existed in 2025 or are planned for 2026?
There are no transactions that have occurred since the beginning of 2025, or any currently proposed transactions, in which Dollar General was or is to be a participant, that exceed $120,000 and in which a related party had or has a direct or indirect material interest.

2026 Proxy Statement	21

EXECUTIVE COMPENSATION
This section provides details of fiscal 2025 compensation for our named executive officers: Todd J. Vasos, Chief Executive Officer; Donny H. Lau, Executive Vice President and Chief Financial Officer; Kelly M. Dilts, former Executive Vice President and Chief Financial Officer; Emily C. Taylor, Chief Operating Officer; Rhonda M. Taylor, Executive Vice President and General Counsel; Carman R. Wenkoff, Executive Vice President and Chief Information Officer; and Steven R. Deckard, former Executive Vice President, Strategy and Development.
Compensation Discussion and Analysis
Overview
Our executive compensation program is designed to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe it is critical to offer a competitive compensation package that will attract, retain, and motivate experienced executives with the requisite expertise. Our program is designed to pay for performance by effectively balancing short-term and long-term incentives based on achievement of our annual and long-term business objectives, as well as to maintain our competitive position in the market in which we compete for executive talent.
Compensation Best Practices
We strive to align our executives’ interests with those of our shareholders and to follow sound corporate governance practices.
Compensation Practice	Dollar General Policy
Pay for performance	A significant portion of 2025 compensation, including our annual Teamshare cash incentive bonus program (“Teamshare”) and our performance share unit (“PSU”) equity awards, is performance-based.
Robust share ownership guidelines and holding requirements	Our share ownership guidelines and holding requirements create further alignment with shareholders’ long-term interests. See “Share Ownership Guidelines and Holding Requirements.”
Clawback policy
Our clawback policy requires the recovery of erroneously awarded incentive compensation paid to current and former executive officers based on financial results that were subsequently restated as a result of material noncompliance with any financial reporting requirement under the U.S. federal securities laws, regardless of an executive’s personal culpability.

Hedging, pledging and margin prohibitions
Our policy prohibits Board members, officers and certain other employees (as well as certain of their family members, entities and trusts) from hedging against any decrease in the market value of Dollar General equity securities awarded by our company and held by them, and from pledging as collateral or holding in a margin account any securities issued by Dollar General. See “Hedging and Pledging Policies.”

No excise tax gross-ups and minimal income tax gross-ups	We do not provide tax gross-up payments to named executive officers other than on relocation-related items.
Double-trigger provisions	All equity awards granted to named executive officers as executive compensation include a “double-trigger” vesting provision upon a change in control.
No repricing or cash buyout of underwater stock options without shareholder approval	Our equity incentive plans prohibit repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without shareholder approval.
Annual compensation risk assessment	At least annually, the CHCM Committee assesses the risk of our compensation program.
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EXECUTIVE COMPENSATION
Pay for Performance
We achieved the following performance results in relation to our short-term and long-term incentive plans:
•
Teamshare
We achieved 2025 adjusted EBIT of $2.487 billion, or 131.5% of the adjusted EBIT target; 2025 net sales of $42.724 billion, or 101.2% of the net sales target; and completed 2,254 Project Elevate store remodels, or 100.0% of the strategic objective target, which resulted in a 2025 Teamshare payout to each eligible named executive officer of 182.4% of his or her target Teamshare bonus percentage opportunity (see “Short-Term Cash Incentive Plan”).

•
PSUs
We achieved 2025 adjusted EBITDA of $3.524 billion, or 118.9% of the adjusted EBITDA target related to the portion of the PSUs granted in 2025 subject to 2025 adjusted EBITDA performance, which resulted in each eligible named executive officer earning 200.0% of his or her target number of such PSUs. We achieved adjusted ROIC of 18.38%, or 85.1% of the adjusted ROIC three-year target related to the portion of PSUs granted in 2023 subject to 2023-2025 adjusted ROIC performance, which was below the level required to earn such PSUs (see “Long-Term Equity Incentive Program”).

2025 Compensation Design Highlights
The CHCM Committee designed the 2025 executive compensation program primarily to enhance near-term performance and retention incentives; to create a more balanced and resilient incentive structure given continued economic uncertainty and volatility; and to be responsive to shareholder feedback. The 2025 program (1) further differentiated the metrics used in the short-term and long-term incentive programs by adding a strategic objective component to 2025 Teamshare with an assigned weighting of 10%, while retaining the net sales metric at a 20% weighting and the adjusted EBIT metric at a reduced weighting of 70%; (2) maintained the 200% cap on payouts for 2025 Teamshare and the 2025 PSUs, while returning to threshold performance levels for all metrics used in those programs; and (3) continued the performance emphasis in the long-term incentive program while strengthening retention by retaining the use of PSUs and replacing stock options with RSUs, resulting in an annual equity award mix of 50% PSUs and 50% RSUs. See “Short-Term Cash Incentive Plan” and “Long-Term Equity Incentive Program.” The CHCM Committee thoroughly considered the length of performance periods and alternative metrics for use in the PSU awards in light of volatility in the internal and external environments and stability considerations, and it determined that the existing performance periods and metrics, which remain critical metrics for the business, remained appropriate for 2025.
Shareholder Advisory Vote
Our most recent shareholder advisory vote on our named executive officer compensation was held at our annual meeting on May 29, 2025, and excluding abstentions and broker non-votes, 93.5% of total votes were cast in favor of our 2024 executive compensation program. We view this outcome as highly supportive of our compensation policies and practices. In addition, we engaged with a majority of our shareholders through our established robust shareholder engagement program in the fall of 2025 (see the “Corporate Governance” section of this proxy statement), during which we discussed previously disclosed changes made to our 2025 executive compensation program, and the feedback that we received was substantially positive and supportive of our program. The CHCM Committee believes that the compensation program continues to serve the Company and our shareholders well in the current environment. Nonetheless, because market practices and our business needs and environment continue to evolve, we will continue to evaluate our program, including shareholder feedback, and make changes when warranted.
Philosophy and Objectives
We strive to attract, retain, and motivate executives with superior ability, to reward outstanding performance, and to align the long-term interests of our named executive officers with those of our shareholders. The material compensation principles applicable to the compensation of our named executive officers include:
•
In determining total compensation, we consider a reasonable range of the median of total compensation of comparable positions at companies within our peer group, while accounting for distinct circumstances not reflected in the market data such as unique job descriptions as well as our particular niche in the retail sector and the impact that a particular officer may have on our ability to meet business objectives. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median range of our peer group.

•
We set base salaries to reflect the responsibilities, experience, performance, and contributions of the named executive officers, while also considering market salaries for comparable positions and our desired balance between base salary and incentive compensation.

•
We reward named executive officers who enhance our performance by linking cash and equity incentives to the achievement of our financial goals.

•
We promote share ownership to align the interests of our named executive officers with those of our shareholders.

•
In approving compensation arrangements, we may consider recent compensation history, including special or unusual compensation payments.

In addition, we utilize employment agreements with our named executive officers to promote executive continuity, aid in retention, facilitate implementation of our clawback policy, and secure valuable protections for Dollar General, such as non-compete, non-solicitation, non-interference, and confidentiality obligations, in return for granting such executives reasonable severance and other rights upon

2026 Proxy Statement	23

EXECUTIVE COMPENSATION
various termination scenarios. The employment agreement with Mr. Vasos entered into in 2023 had a four-year term and was not subject to automatic extensions, but it was superseded by the Transition Agreement with Mr. Vasos as discussed below under “Certain Fiscal Year 2026 Actions.” The employment agreement with each of our additional currently-employed named executive officers, with the exception of Mr. Lau, has a three-year term ending in 2027 and is subject to certain automatic extensions. The employment agreement with Mr. Lau has a shorter term solely to align his employment agreement renewal date with the other non-CEO named executive officers. A change in control, by itself (“single trigger”), does not trigger any severance provision applicable to our named executive officers under the employment agreements.
Oversight and Process
Oversight
The CHCM Committee of our Board of Directors, or a subcommittee thereof if required for tax or other reasons, in each case consisting entirely of independent directors, determines and approves the compensation of our named executive officers. The CHCM Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the CHCM Committee may deem appropriate to the extent allowed by applicable law and the NYSE. The independent members of our Board are provided the opportunity, if they choose, to ratify the CHCM Committee’s determinations pertaining to the level of CEO compensation.
Use of Outside Advisors
The CHCM Committee has selected Pearl Meyer to serve as its compensation consultant and has determined that Pearl Meyer is independent and that its work has not raised any conflicts of interest. When requested by the CHCM Committee, a Pearl Meyer representative attends CHCM Committee meetings and participates in private sessions with the CHCM Committee, and CHCM Committee members are free to consult directly with Pearl Meyer as desired.
The CHCM Committee (or its Chairperson) determines the scope of Pearl Meyer’s services and has approved a written agreement that details the terms under which Pearl Meyer will provide independent advice to the CHCM Committee. The approved scope of Pearl Meyer’s work generally includes the performance of analyses and provision of independent advice and competitive market studies related to our executive and non-employee director compensation programs and related matters in support of the CHCM Committee’s decisions, and more specifically includes performing preparation work associated with CHCM Committee meetings, as well as providing advice in areas such as compensation philosophy, compensation risk assessment, peer group selection and benchmarking, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment.
Management’s Role
Our executive management team prepares and recommends our annual financial and real estate plans for approval by our Board of Directors and prepares a long-term financial plan. The performance targets used in our incentive compensation programs are the same as or derived from those in such financial and real estate plans and are approved by the CHCM Committee. Our CEO and our executive compensation team, led by our Chief People Officer, assist the CHCM Committee and Pearl Meyer by conducting research, compiling Company information and market data and making recommendations regarding compensation amounts and mix (including benefits and perquisites), compensation program structure alternatives, and compensation-related governance practices. Additionally, our legal team, led by our General Counsel, may provide legal advice to the CHCM Committee regarding executive compensation and related governance and legal matters and contractual arrangements from time to time. Although these recommendations may impact each of such officers’ compensation to the extent they participate in our compensation plans and programs, none of such officers make recommendations to the CHCM Committee regarding their specific compensation. For the role of management in named executive officers’ performance evaluations, see “Use of Performance Evaluations” below. Although the CHCM Committee values and solicits management’s input, it retains and exercises sole authority to make decisions regarding named executive officer compensation.
Use of Performance Evaluations
Each member of the Board of Directors is asked to provide feedback to the Chairman of the Board regarding the CEO’s overall performance. The Chairman of the Board shares such information with the CHCM Committee. The CHCM Committee, together with the Chairman of the Board, assesses the performance of the CEO, and the CEO evaluates and reports to the CHCM Committee on the performance of each of the other named executive officers, in each case versus previously established goals. The CHCM Committee has the opportunity to provide input into each named executive officer’s performance evaluation, which is subjective; no objective criteria or relative weighting is assigned to any individual goal or factor.
Performance ratings serve as an eligibility threshold for annual base salary increases and may directly impact the amount of such increases. In determining annual base salary increases, the CHCM Committee starts with the percentage base salary increase that equals the overall budgeted increase for our U.S.-based employee population and approves differing merit increases to base salary based upon each named executive officer’s individual performance rating, and then considers the peer group data and each named executive officer’s responsibilities, individual experience and contributions, time in role, succession, relative pay position among internal peers, and retention considerations; or for other reasons the Committee believes justify a variance from the merit increase.

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EXECUTIVE COMPENSATION
The CHCM Committee also reserves the right to consider individual performance and other factors for the purpose of adjusting Teamshare bonus payments upward or downward for one or more named executive officers. In addition, individual performance and other factors, such as retention and succession considerations, time in role, and company and department performance, are used as part of a subjective assessment, along with peer group market information, to determine annual equity award values.
Use of Market Data
The CHCM Committee approves, periodically reviews, and utilizes a peer group when making compensation decisions (see “Philosophy and Objectives”). The peer group data typically is considered for base salary adjustments and target equity award values and ranges, Teamshare target bonus opportunities, and total target compensation, and when considering structural changes to our executive compensation program.
Our peer group consists of companies selected according to their similarity to our operations, services, revenues, markets, availability of information, and any other information the CHCM Committee deems appropriate. Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. The peer group that was used for 2025 named executive officer compensation decisions consisted of:
AutoZone Dollar Tree O’Reilly Auto Parts Sysco Tractor Supply	Best Buy Kroger Ross Stores Target Walgreens	CarMax Lowe’s Starbucks TJX Companies
Pearl Meyer provides peer group data typically on an annual basis for the CEO to ensure that the CHCM Committee is aware of any significant movement in CEO compensation levels within the peer group, and every two to three years for each non-CEO named executive officer. In years when updated peer group data is not provided, the CHCM Committee applies a Pearl Meyer-recommended aging factor to the prior peer group data. For 2025, the CHCM Committee considered actual peer group data for CEO and COO compensation decisions, while all other peer group data was aged by 3.5% per year from the peer group data used for 2023 compensation decisions.
The CHCM Committee considered the continued suitability of the peer group in May 2025, and after taking into account all relevant factors outlined above, the CHCM Committee modified the peer group for compensation decisions beginning in 2026 to remove Walgreens and Starbucks and to add Albertsons and BJ’s Wholesale.
Process for Approval of Stock Option Awards
In March 2025, the CHCM Committee approved stock option awards to certain eligible employees (which did not include named executive officers) under our historical option grant practices. Because the CHCM Committee transitioned away from the use of stock options in favor of RSUs, this award was the only stock option award made in 2025 in order to cover eligible employees who were promoted or hired prior to that transition. The CHCM Committee reviewed the eligible employees and the proposed stock option award values at a regularly scheduled quarterly meeting and later approved the awards by unanimous written consent. This approach ensured the absence of any material, non-public information at the time the stock option awards were approved, as the awards were made at the earliest possible date after the quarterly meeting that fell either more than four business days before or more than one business day after our public disclosure of any material non-public information. We do not time the disclosure of material non-public information for the purpose of affecting the value of employee compensation.
Elements of Named Executive Officer Compensation
We provide compensation in the form of base salary, short-term cash incentives, long-term equity incentives, benefits, and limited perquisites. We believe each of these elements is a necessary component of the total compensation package and is consistent with compensation programs at companies within our peer group. Decisions regarding each named executive officer’s 2025 compensation are discussed below, including a description of each element of compensation and the related applicable programs, as well as applicable performance results certified with respect to performance periods that ended in 2025.
2025 Compensation Decisions Generally
In March 2025, the CHCM Committee determined the annual compensation of each named executive officer employed by the Company at that time. In addition, the CHCM Committee made subsequent compensation determinations for Mr. Lau upon his hiring, Ms. E. Taylor upon her promotion to COO, and Mr. Deckard in connection with his separation from employment.
(a)
March 2025 Compensation Decisions for Mr. Vasos

The CHCM Committee considered the compensation decisions and related rationale that it previously approved for Mr. Vasos at the time of his re-appointment as CEO in October 2023, which the CHCM Committee had not since revised; the desire to fairly compensate Mr. Vasos while continuing to align pay for performance; CEO peer group data (see “Use of Market Data”) and the desire to remain within a reasonable range of such data; Mr. Vasos’s tenure, experience and performance; the retention risk related to Mr. Vasos given the lack of value of the stock option that had been awarded to him upon his re-appointment as CEO; and related views of investors and proxy voting advisory firms. After considering these factors, the CHCM Committee determined to increase Mr. Vasos’s base salary to $1.65 million (from $1.4 million), effective April 1, 2025,

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and to increase his target short-term incentive bonus percentage opportunity to 200% of his base salary (from 150%), which further aligned his short-term pay with short-term performance, and to forego any 2025 annual equity award to Mr. Vasos, instead continuing to rely on his October 2023 stock option award to align his long-term pay with long-term performance. See “Short-Term Cash Incentive Plan” for a description of the bonus program. In lieu of our Board of Directors ratifying these compensation decisions, all Board members attended the CHCM Committee meeting called for consideration of Mr. Vasos’s 2025 compensation and provided input on such decisions.
(b)
March 2025 Compensation Decisions for Applicable Non-CEO Named Executive Officers

For Mss. Dilts, E. Taylor and R. Taylor and Messrs. Wenkoff and Deckard, the CHCM Committee considered the base salary, short-term incentive (including target total cash compensation), and long-term incentive components, as well as total target compensation, in each case in comparison to the peer group data (see “Use of Market Data”), as well as individual performance (see “Use of Performance Evaluations”). The discussion in this “March 2025 Compensation Decisions for Applicable Non-CEO Named Executive Officers” section pertains solely to such officers.
The CHCM Committee made no change to the target short-term incentive bonus percentage opportunity for any such named executive officers from the prior year’s level of 75% of base salary, which the CHCM Committee concluded remained reasonably aligned with the peer group data. See “Short-Term Cash Incentive Plan” for a description of the bonus program.
Continuing its historical practice, the CHCM Committee began its determination of such named executive officers’ annual equity award values by reference to a range of values derived from the peer group data. The use of such a range is designed to achieve market alignment at the individual position level while allowing for subjective performance differentiation and sufficiently incenting and retaining such officers. To address retention concerns, the CHCM Committee expanded the upper end of this range solely for 2025. The CHCM Committee determined each such named executive officer’s actual target award value based on comparisons of his or her total direct compensation to the peer group data, as well as retention concerns and a subjective assessment of a variety of factors outlined above under “Use of Performance Evaluations.” The approved equity award target values for such named executive officers were as follows: each of Mss. Dilts, E. Taylor and R. Taylor, and Mr. Wenkoff ($5.0 million), and Mr. Deckard ($4.5 million). See “Long-Term Equity Incentive Program” for a description of the equity awards.
In addition, the CHCM Committee determined base salary merit increases using the 3.0% overall U.S. merit budget increase for 2025 as a starting point and then adjusting to take into account each such officer’s 2024 performance rating, responsibilities, individual experience and contributions, time in role, relative pay position among internal peers, and retention and succession considerations (see “Use of Performance Evaluations”), as well as the peer group data, resulting in the following base salary increases: 7.84% for Ms. Dilts; 3.16% for Ms. E. Taylor; 3.73% for Ms. R. Taylor; 9.16% for Mr. Wenkoff; and 10.71% for Mr. Deckard. All such base salary increases were effective April 1, 2025.
(c)
2025 Compensation Decisions for Mr. Lau

On August 19, 2025, our Board of Directors appointed Mr. Lau as Executive Vice President and Chief Financial Officer, effective October 20, 2025. In anticipation of Mr. Lau’s appointment, the CHCM Committee considered his base salary, short-term incentive compensation, target total cash compensation, target fiscal 2025 long-term incentive compensation value, and target total direct compensation versus both the peer group data and Ms. Dilts’s 2025 annualized compensation, as well as the desire to induce Mr. Lau to forfeit certain existing and potential compensation at his then-current employer and to equally divide his proposed fiscal 2025 long-term incentive compensation between time-based and performance-based equity awards. After considering these factors, the CHCM Committee approved for Mr. Lau: (i) annual base salary of $800,000; (ii) participation in Teamshare with a bonus percentage opportunity of 75% of his base salary (which is consistent with the percentage used for our other executive vice presidents), prorated for his portion of the year employed by the Company; (iii) a 2025 long-term incentive compensation target value of $5.0 million, with $2.5 million to be delivered in a special inducement RSU award vesting 50% on each of the second and third anniversaries of the grant date, $1.25 million to be delivered in RSUs vesting ratably on each of the first three anniversaries of the grant date, and $1.25 million to be delivered in PSUs earned solely if the Company achieves the 3-year adjusted ROIC performance goal for the 2025 through 2027 performance period previously established by the CHCM Committee in March 2025, in each case subject to his continued employment with us and certain accelerated vesting provisions; and (iv) a one-time cash signing bonus of $900,000, paid in a lump sum and repayable to the Company if he voluntarily leaves the Company within two years of his hire date. See “Short-Term Cash Incentive Plan” for a description of Teamshare. See “Long-Term Equity Incentive Program” for a description of the PSUs earned based upon 3-year adjusted ROIC performance.
(d)
2025 COO Promotion Compensation Decisions for Ms. E. Taylor

On November 12, 2025, our Board of Directors promoted Ms. E. Taylor to Chief Operating Officer, effective November 16, 2025. In connection with her promotion, after considering the peer group data, the average compensation of all of our executive vice president roles, Mr. Lau’s current compensation upon his recent hire, and the compensation of our last COO in 2022, the CHCM Committee approved the following promotion compensation for Ms. E Taylor: (i) base salary increase from $850,000 to $950,000; (ii) increase in her target

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Teamshare bonus opportunity from 75% to 100% of her base salary for the portion of the year serving in the COO role; and (iii) an equity award with an aggregate value of $208,791 consisting of RSUs vesting ratably over three years on the first three anniversaries of the grant date and subject to her continued employment with us and certain accelerated vesting provisions.
(e)
2025 Compensation Decisions Related to Certain Named Executive Officer Departures

Our employment of (1) Ms. Dilts terminated upon her resignation effective August 28, 2025, and (2) Mr. Deckard terminated upon the elimination of his position effective November 12, 2025. Payments and other benefits to each of them in connection with these employment separations were determined in accordance with the terms and conditions of applicable plans and agreements as discussed under “Potential Payments Upon Termination or Change in Control” below. In connection with Mr. Deckard’s employment separation, the CHCM Committee approved an amendment to Mr. Deckard’s employment agreement in November 2025 to provide that, contingent upon the execution and effectiveness of the form of release attached to his employment agreement and in addition to the severance payments provided under his employment agreement, Mr. Deckard would receive a lump-sum payment in an amount of $2,000,000, less applicable withholdings, in exchange for extending the “Restricted Period” pertaining to the business protection provisions under his employment agreement from two years to 30 months following his termination date. See “Potential Payments Upon Termination or Change in Control.”
Base Salary
Base salary promotes our recruiting and retention objectives by reflecting the salaries for comparable positions in the competitive marketplace, recognizing performance, and providing a stable and predictable income source for our executives. Our employment agreements set forth minimum base salary levels, which the CHCM Committee retains sole discretion to increase from time to time.
Short-Term Cash Incentive Plan
Our short-term cash incentive plan, called Teamshare, provides an opportunity to receive a cash bonus payment equal to a certain percentage of base salary based upon Dollar General’s level of achievement of one or more pre-established performance targets. Accordingly, Teamshare fulfills an important part of our pay for performance philosophy while aligning the interests of our named executive officers and our shareholders.
(a)
2025 Teamshare Structure

The CHCM Committee selected three performance measures for 2025 Teamshare: (1) adjusted EBIT weighted at 70%; (2) net sales weighted at 20%; and (3) a strategic objective weighted at 10% tied to our Project Elevate store remodeling program launched in 2025. Adjusted EBIT, as a comprehensive measure of corporate performance that aligns with our shareholders’ interests and ensures that management is focused on leveraging and reinforcing our position as a low-cost operator, has been used in Teamshare since 2013, and net sales, in light of the importance of revenue growth in our valuation, was incorporated into Teamshare beginning in 2024. After taking into account shareholder feedback and peer group data, the CHCM Committee added the strategic objective component to 2025 Teamshare to create a more balanced and resilient incentive structure given continued economic uncertainty and volatility, and to further differentiate the metrics used in the short-term and long-term incentive programs.
For purposes of 2025 Teamshare, adjusted EBIT is defined as our operating profit calculated in accordance with U.S. generally accepted accounting principles, but excluding the impact of any (1) costs, fees and expenses directly related to the consideration, negotiation, preparation, or consummation of any transaction that results in a change in control (within the meaning of the Dollar General Corporation 2021 Stock Incentive Plan) or to any securities offering; (2) disaster-related charges; (3) LIFO provision or LIFO benefit, provided the impact exclusion shall be limited to 3% of fiscal year-end consolidated inventory balance; and (4) unless the CHCM Committee disallows any such item, (A) unusual unplanned item or event which individually exceeds $30 million; (B) unbudgeted loss which individually exceeds $1 million as a result of the resolution of a legal matter; (C) unplanned loss or gain which individually exceeds $1 million related to the implementation of accounting or tax legislative changes or changes in federal, state or local wage or benefit mandates; and (D) unplanned loss or gain of a non-recurring nature which individually exceeds $1 million, provided that the combined amount of (4)(B), (C) and (D) equals or exceeds loss(es) or gain(s) of $10 million.
For purposes of 2025 Teamshare, net sales is defined as our net sales calculated in accordance with U.S. generally accepted accounting principles.
For Teamshare, the CHCM Committee selects and sets targets for performance measures, then establishes threshold and maximum levels of performance in relation to those targets.
The CHCM Committee set the 2025 adjusted EBIT performance goal at $1.891 billion, and the 2025 net sales performance goal at $42.229 billion, each of which corresponded to the respective target amount in our Board-approved 2025 annual financial plan.
For 2025, the CHCM Committee established threshold (below which no bonus may be earned) and maximum (above which no further bonus may be earned) performance levels for the adjusted EBIT and net sales performance measures. The threshold and maximum performance levels were 90% and 110% of the adjusted EBIT target level, respectively, with corresponding payout percentages at the threshold and maximum of 50% and 200%, respectively. The CHCM Committee believed these performance and payout slopes, which returned to the historical practice of a performance threshold of 90% instead of 100%, were consistent with peer group practices, appropriately aligned

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pay and performance, and made Teamshare more resilient to changing circumstances. The threshold and maximum performance levels were 98.4% and 101.9% of the net sales target level, respectively, with corresponding payout percentages at the threshold and maximum of 50% and 200%, respectively, which the CHCM Committee believed were consistent with historical practice and peer group practices and appropriately aligned pay and performance. Consistent with the historical structure of Teamshare, payouts for adjusted EBIT and net sales financial performance are based on actual performance results and are interpolated on a straight-line basis between the threshold and target levels and between the target and maximum levels.
The CHCM Committee set the 2025 strategic objective performance target at 2,250 Project Elevate store remodel completions, which corresponds to the 2025 real estate plan approved by our Board, and the threshold performance level at 90% of this target. If the Company completed the target number of Project Elevate remodels, performance between target and maximum was based on the level of net sales lift achieved on the Project Elevate store remodels, which ranged from greater than 3.0% and up to 5.0%. The corresponding payout percentages at the threshold and maximum performance levels were calculated at 50% and 200%, respectively, which were consistent with the performance and payout slopes of adjusted EBIT and net sales and appropriately aligned pay and performance. Consistent with the historical structure of Teamshare, payouts for the strategic objective performance are interpolated on a straight-line basis between the threshold and target levels, and between the target and maximum levels.
The net sales lift associated with Project Elevate is defined as (1) the change in Net Weekly Retail Sales for stores remodeled under Project Elevate for fiscal year 2025 from immediately prior to the start of remodel to post completion of remodel, as compared to (2) the change in Control Stores Net Weekly Retail Sales for the same period, except that stores will be excluded from measurement completely if they fall outside of 95% significance from the mean, and stores will be partially excluded from an appropriate period of time for disruptions lasting more than two operating days due to unforeseen events including, but not limited to, hurricane, snow, or major flooding; Net Weekly Retail Sales is defined as net weekly retail sales for the applicable stores calculated in accordance with U.S. generally accepted accounting principles; Control Stores is defined as a similar group of benchmark stores not being impacted by Project Elevate; and Control Store Net Weekly Retail Sales is defined as net weekly retail sales for the applicable Control Stores calculated in accordance with U.S. generally accepted accounting principles.
The Teamshare bonus payable to each named executive officer employed with us on the payment date upon achieving the target level of performance is equal to the officer’s applicable percentage of base salary (prorated for the portion of the year employed in a position or positions, as applicable), unless the CHCM Committee elects to consider performance or other factors as allowed under the program as described above under “Use of Performance Evaluations.”
(b)
2025 Teamshare Results

The CHCM Committee certified the adjusted EBIT performance result at $2.487 billion (131.5% of the adjusted EBIT target), the net sales performance result at $42.724 billion (101.2% of the net sales target) and the strategic objective result at 2,254 Project Elevate remodel completions (100.0% of the strategic objective target, with a net sales lift, calculated on a non-annualized basis, below the 3.0% minimum required to achieve any additional payment), which resulted in a 2025 Teamshare payout to each currently-employed named executive officer of 182.4% of his or her target Teamshare bonus percentage opportunity.
Long-Term Equity Incentive Program
Long-term equity incentives are an important part of our pay for performance philosophy and are designed to motivate named executive officers to focus on long-term success for shareholders while rewarding them for a long-term commitment to us.
(a)
2025 Annual Equity Award Structure

Annual equity awards to our non-CEO named executive officers in 2025 were made under our shareholder-approved Dollar General Corporation 2021 Stock Incentive Plan. After consideration of retention factors, peer group market data, shareholder feedback, and proxy advisory firm policies, the CHCM Committee determined to deliver these annual equity awards to all such named executive officers 50% in RSUs and 50% in PSUs.
The RSUs vest 33 1∕3% annually on April 1 of each of the first three fiscal years following the fiscal year in which the grant is made, subject to continued employment with us and certain accelerated vesting provisions. All vested RSUs will be settled in shares of our common stock on a one-for-one basis.
The PSUs can be earned if specified financial performance goals are achieved during the applicable performance periods and if certain additional vesting requirements are met as discussed more specifically below. For PSUs, the CHCM Committee selects and sets targets for financial performance measures, then establishes threshold and maximum levels of performance in relation to those targets. The number of PSUs earned, if any, depends on the level of financial performance achieved versus such targets. The CHCM Committee selected adjusted EBITDA and adjusted ROIC as the financial performance measures for the 2025 PSUs. Half of the award is subject to adjusted EBITDA performance and half of the award is subject to adjusted ROIC performance (however, because Mr. Lau joined the Company at the end of our 2025 fiscal year 3rd quarter, his entire PSU award is subject to the 3-year adjusted ROIC performance). The CHCM Committee believes that these financial measures and the mix between them ensure that management is focused on longer-term investments in our

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business, as the combination of the two financial targets incentivizes management to invest in profitable initiatives with sound returns, thus aligning our strategic initiatives with financial results.
For the 2025 PSU awards, a one-year performance period corresponding to our 2025 fiscal year was established for the PSUs which are subject to the adjusted EBITDA performance measure. The adjusted EBITDA performance goal of approximately $2.964 billion was the target amount set forth in our Board-approved 2025 annual financial plan. To focus on multi-year performance as a counterbalance to short-term incentives, 50% of the PSUs are subject to a three-year adjusted ROIC performance measure. The adjusted ROIC performance period begins the first day of our 2025 fiscal year and extends through the last day of our 2027 fiscal year. The adjusted ROIC performance goal is the average of the adjusted ROIC goals for each fiscal year within the performance period as set forth in our three-year financial plan as it existed at the time the PSUs were awarded.
For 2025, the threshold (below which no PSUs may be earned) and maximum (above which no further PSUs may be earned) performance levels for the adjusted EBITDA performance measure were 90% and 110% of the target level, respectively, and the corresponding payout percentages at the threshold and maximum performance level were calculated at 50% and 200%, respectively. The CHCM Committee believed these performance and payout slopes, which returned to the historical practice of a performance threshold of 90% instead of 100%, were consistent with the peer group practices, appropriately aligned pay and performance, and made the long-term incentive program more resilient to changing circumstances. Consistent with the prior year’s practice, the threshold and maximum performance levels are 94.4% and 102.8% of the adjusted ROIC target level, respectively, with corresponding payout percentages at the threshold and maximum of 50% and 200%, respectively, which the CHCM Committee believes is consistent with peer group practices and appropriately aligns pay and performance. Payouts for financial performance are based on actual performance results.
Adjusted EBITDA is calculated as income (loss) from continuing operations before cumulative effect of change in accounting principles plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization, but excluding the impact of all items excluded from 2025 Teamshare adjusted EBIT calculation outlined under “2025 Teamshare Structure” above.
Adjusted ROIC for the three-year performance period is calculated as (1) the result of  (A) the sum of  (i) our operating income, plus (ii) depreciation and amortization, plus (iii) single lease cost, minus (B) taxes, divided by (2) the result of  (A) the sum of the averages of the five most recently completed fiscal quarters of: (i) total assets, plus (ii) accumulated depreciation and amortization, minus (B) the difference of the averages of the five most recently completed fiscal quarters of: (i) cash, minus (ii) goodwill, minus (iii) accounts payable, minus (iv) other payables, minus (v) accrued liabilities, but excluding the impact of all items excluded from the 2025 Teamshare adjusted EBIT calculation outlined under “2025 Teamshare Structure” above.
The following tables show the amount (as a percent of target) of PSUs that could be earned at each of the threshold, target, and maximum performance levels for each applicable performance period, as well as the 2025 adjusted EBITDA performance result and the resulting number of PSUs earned by each eligible named executive officer as a result of such performance.

	Adjusted EBITDA (2025)
Level*	Result v. Target (%)	Actual Result ($) (in billions)	PSUs Earned (% of Target)
Below Threshold	<90	<2.668	0
Threshold	90	2.668	50
Target	100	2.964	100
Maximum	110	3.261	200
2025 Results	118.9	3.524	200
*
PSUs earned for performance between threshold, target and maximum levels are interpolated on a straight-line basis.

Name	2025 PSUs Earned (Adjusted EBITDA)
Ms. E. Taylor	34,028
Ms. R. Taylor	34,028
Mr. Wenkoff	34,028
*
Mr. Vasos did not receive a 2025 annual PSU award. As discussed above, Mr. Lau’s 2025 annual PSU award does not include the Adjusted EBITDA performance measure. Ms. Dilts and Mr. Deckard forfeited the 2025 PSUs as a result of their employment separations from Dollar General.

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	Adjusted ROIC (2025-2027)
Level*	Result v. Target (%)	Actual Result (%)	PSUs Earned (% of Target)
Below Threshold	<94.4	<17.01	0
Threshold	94.4	17.01	50
Target	100.0	18.01	100
Maximum	102.8	18.51	200
*
PSUs earned for performance between threshold, target, and maximum levels are interpolated on a straight-line basis.

The PSUs earned by each eligible named executive officer for fiscal 2025 adjusted EBITDA performance will vest in equal one-third installments on April 1, 2026, April 1, 2027 and April 1, 2028, subject to such officer’s continued employment with us and certain accelerated vesting provisions. Subject to certain pro-rata vesting conditions, the PSUs earned, if any, for adjusted ROIC performance during the three-year performance period will vest on April 1, 2028, subject to the applicable officer’s continued employment with us and certain accelerated vesting provisions. All vested PSUs will be settled in shares of our common stock on a one-for-one basis.
(b)
2023 PSU Awards—Completed 2023-2025 Performance Period

Certain of the PSUs awarded in 2023 to each non-CEO named executive officer were subject to an adjusted ROIC performance measure for a three-year performance period beginning on the first day of our 2023 fiscal year and extending through the last day of our 2025 fiscal year, based on the average adjusted ROIC for each fiscal year within the three-year period. The average adjusted ROIC was derived from our three-year financial plan in place at the time of the award and is calculated in the same manner as adjusted ROIC for the 2025-2027 performance period.
The following table shows the amount (as a percent of target) of such PSUs that could be earned at each of the applicable threshold, target and maximum performance levels, as well as the actual performance result, which was below the threshold required to earn any of the PSUs subject to the adjusted ROIC performance measure.

	Adjusted ROIC (2023-2025)
Level*	Result v. Target (%)	Actual Result (%)	PSUs Earned (% of Target)
Below Threshold	<95.4	<20.59	0
Threshold	95.4	20.59	50
Target	100.0	21.59	100
Maximum	104.6	22.59	300
2023-2025 Results	85.1	18.38	0
*
PSUs earned for performance between threshold, target, and maximum levels are interpolated on a straight-line basis.

(c)
Share Ownership Guidelines and Holding Requirements

Our senior officers, including our named executive officers, are subject to share ownership guidelines and holding requirements. The share ownership guideline is a multiple of annual base salary as in effect from time to time and is to be achieved within a five-year time period.
Officer Level	Multiple of Base Salary
CEO	6X
COO	4X
EVP	3X
SVP	2X
Each senior officer is required to retain ownership of 50% of all net after-tax shares issuable upon vesting or exercise of compensatory awards until the target ownership level is achieved. As of January 30, 2026, each of our currently-employed named executive officers was in compliance with our share ownership and holding requirement policy.
(d)
Hedging and Pledging Policies

Our policy prohibits Board members, officers, and all other individuals subject to the trading preclearance requirements outlined in our Insider Trading Policy, as well as their Controlled Persons, from (1) pledging Dollar General securities as collateral; (2) holding Dollar General securities in a margin account; and (3) purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, against any decrease in the market value of Dollar General securities granted to them as part of their compensation or held by them, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds (also known as swap funds) or other derivative instruments related to Dollar General equity securities. All other employees and contingent workers, as well as their Controlled Persons, are strongly discouraged from entering into these types of transactions. Controlled Persons include the officer’s, Board member’s or employee’s respective spouses; immediate family members sharing their home or that are financially dependent on them; any

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person living in their home; and any person, entity or trust whose transactions in Dollar General securities they direct, influence or control.
Benefits and Perquisites
Our named executive officers participate in certain benefits on the same terms that are offered to all of our salaried employees. We also provide them with limited additional benefits and perquisites for retention, recruiting and/or safety and security purposes, to replace benefit opportunities lost due to regulatory limits, and to enhance their ability to focus on our business. We do not provide tax gross-up payments for named executive officers on any benefits and perquisites other than relocation-related items. The primary additional benefits and perquisites include the following:
•
We provide a compensation deferral plan (the “CDP”) and, for named executive officers hired or promoted prior to May 28, 2008, a defined contribution Supplemental Executive Retirement Plan (the “SERP,” and together with the CDP, the “CDP/SERP Plan”) as discussed in more detail under “Nonqualified Deferred Compensation Fiscal 2025.”

•
We pay the premiums for a life insurance benefit equal to 2.5 times base salary up to a maximum of $4 million.

•
We provide a salary continuation program that provides income replacement for up to 26 weeks at 100% of base salary for the first three weeks and 70% of base salary thereafter. We also pay the premiums under a group long-term disability plan that provides 60% of base salary up to a maximum monthly benefit of $20,000.

•
We provide a relocation assistance program under a policy applicable to officer-level employees.

•
We offer personal financial and estate planning and tax preparation services through a third party.

In addition, in order to ensure that Mr. Vasos, who returned to Dollar General in 2023 from retirement, can maximize his time at our offices, we will reimburse Mr. Vasos up to $500,000 per calendar year for personal air travel to and from his residences and for personal visits with his immediate family members in locations within the continental United States. Furthermore, in light of the benefit that it provides to the Company in the form of time efficiencies and security for Mr. Vasos, the CHCM Committee also has authorized Mr. Vasos’s use of our corporate aircraft to travel to and from his outside board meetings, provided that such use is secondary to any use of the aircraft for Dollar General business, which has priority, and the CHCM Committee has reserved the right to revoke this permission at any time.
As a result of a reassessment of the Company’s security protocols for the named executive officers after certain acts of terrorism and violence against executives at other companies and in order to improve the safety of the named executive officers, and in turn, the stability of the Company’s executive team, the CHCM Committee pre-approved: (i) beginning in 2025, additional security for the CEO upon the identification of or potential for an increased security threat up to a maximum of $200,000 during each fiscal year, with such increased security to be subsequently reported to the CHCM Committee at its next regularly scheduled meeting following the implementation of any such increased security; and (ii) the incurrence of a one-time expense to conduct a security vulnerability assessment on the primary residence of each non-CEO named executive officer, which was conducted in 2025 for each such officer other than Mr. Deckard. Further, the CHCM Committee pre-approved certain expenses related to home surveillance provided to Messrs. Vasos, Lau and Wenkoff and Mss. E. Taylor and R. Taylor while the named executive officers were displaced from their primary residences during Winter Storm Fern.
Certain Fiscal Year 2026 Actions
As previously disclosed, on March 20, 2026, our Board of Directors approved the appointment of Jerry W. “JJ” Fleeman, Jr. to succeed Mr. Vasos as CEO, expected to be effective January 1, 2027 (the “Transition Date”). From the Transition Date through April 2, 2027 (the “Separation Date”), Mr. Vasos will serve as Senior Advisor reporting to the Chairman of the Board. In connection with the transition, we entered into a Transition Agreement with Mr. Vasos that supersedes his prior employment agreement with us and modifies certain vesting and exercisability conditions of the 2023 Rehire Options (as defined under “Potential Payments Upon Termination or Change in Control”). In addition, to further incent performance during the transition, Mr. Vasos is participating in the 2026 annual equity awards program applicable to other executive officers (substantially similar to the 2025 annual equity awards program discussed under “Long-Term Equity Incentive Program”) and was granted RSUs and PSUs on March 26, 2026, with a nominal value of approximately $12 million that are subject to time-vesting and, in part with respect to the PSUs, performance-vesting criteria. The Transition Agreement will become void if a new CEO does not begin employment with us by January 2, 2027 (in which case our prior employment agreement with Mr. Vasos and the 2023 Rehire Options will again be in effect on their prior terms), absent any further agreement between the Company and Mr. Vasos.
While serving as CEO and then as Senior Advisor, Mr. Vasos will: continue to receive his current base salary; remain eligible for a 2026 Teamshare bonus payment at the same target percentage of base salary as 2025 and subject to satisfaction of performance criteria and other Teamshare terms established by the CHCM Committee; remain eligible for his personal travel reimbursement benefit through the end of calendar year 2026 consistent with the arrangement that had been set forth in his prior employment agreement; and maintain health and welfare benefits. If Mr. Vasos’s employment with us terminates either on the Separation Date (other than by the Company with cause) or an earlier date due to a termination without cause, subject to execution and non-revocation of a general release of claims and compliance with restrictive covenants, Mr. Vasos will receive any earned but unpaid 2026 Teamshare bonus payment. Further, upon a termination without cause before the Transition Date, consistent with his prior employment

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EXECUTIVE COMPENSATION
agreement, Mr. Vasos also will receive salary continuation for 24 months, a lump sum payment equal to two times his target 2026 Teamshare bonus, and a lump sum payment equal to two times the annual contribution that we would have made in respect of 2026 for his participation in our health benefits programs.
Consistent in principle with the successor CEO appointment termination terms described under “Potential Payments Upon Termination or Change in Control,” the 2023 Rehire Options will become 100% vested and exercisable on the earliest of: (a) October 12, 2027; (b) if we terminate Mr. Vasos’s employment other than for cause prior to October 12, 2027, or if his employment terminates on the Separation Date other than for cause, the first anniversary of the earlier of the Transition Date or the date of his termination without cause; (c) if Mr. Vasos’s employment terminates due to death or a disability termination, the date of his death or disability termination; and (d) if Mr. Vasos’s employment terminates due to a qualifying termination in connection with a change in control, the date of the qualifying termination. Once vested and to the extent remaining outstanding, the 2023 Rehire Options will remain exercisable until: (x) five years following his termination by us without cause after the Transition Date (other than due to a disability termination or due to a qualifying termination in connection with a change in control) or, if Mr. Vasos remains employed until the Separation Date, five years following the termination of his employment on the Separation Date; (y) one year following termination due to death or a disability termination; or (z) three years following a qualifying termination in connection with a change in control; but in no event later than October 17, 2033. If Mr. Vasos resigns prior to the Separation Date or is terminated for cause, the 2023 Rehire Options will be forfeited and cancelled in full for no consideration. Mr. Vasos must hold any shares he acquires upon exercise of any portion of the 2023 Rehire Options until at least October 12, 2027 (except shares withheld to pay any exercise price or to satisfy tax withholding obligations or shares acquired after his death, disability termination or qualifying termination in connection with a change in control).
Considerations Associated with Regulatory Requirements
The CHCM Committee views the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy and therefore reserves the right to approve compensation that may not be deductible in situations it deems appropriate.
Compensation Committee Report
The CHCM Committee of our Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the CHCM Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.
This report has been furnished by the members of the CHCM Committee:
•
Timothy I. McGuire, Chairperson

•
Warren F. Bryant

•
Kathleen M. Scarlett

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Exchange Act, except to the extent Dollar General specifically incorporates this report by reference therein.

32	2026 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes compensation paid to or earned by our named executive officers in each of the 2025, 2024 and 2023 fiscal years. We have omitted from this table the column for “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because it is inapplicable.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Todd J. Vasos, Chief Executive Officer	2025	1,608,395	—	—	—	6,020,167	534,635	8,163,197
	2024	1,400,054	—	—	—	214,849	537,454	2,152,357
	2023	652,461	—	—	7,952,550	—	375,106	8,980,117
Donny H. Lau, Executive Vice President & Chief Financial Officer	2025	230,777	900,000	6,107,125	—	309,729	18,709	7,566,340
Kelly M. Dilts, Former Executive Vice President & Chief Financial Officer	2025	465,450	—	5,619,899	—	—	40,524	6,125,873
	2024	762,529	—	965,509	992,754	58,700	62,189	2,841,681
	2023	727,261	—	275,980	898,569	—	63,390	1,965,200
Emily C. Taylor, Chief Operating Officer	2025	866,533	—	5,874,901	—	1,282,017	118,368	8,141,819
	2024	820,029	—	1,103,527	1,134,570	63,227	104,437	3,225,790
	2023	769,537	—	919,726	867,222	—	139,007	2,695,492
Rhonda M. Taylor, Executive Vice President & General Counsel	2025	769,991	—	5,619,899	—	1,059,828	155,877	7,605,595
	2024	743,154	—	1,103,527	1,134,570	57,299	107,737	3,146,287
	2023	712,704	—	919,726	867,222	—	134,203	2,633,855
Carman R. Wenkoff, Executive Vice President & Chief Information Officer	2025	764,195	—	5,619,899	—	1,060,370	73,794	7,518,258
	2024	707,702	—	965,509	992,754	54,479	60,526	2,780,970
	2023	692,588	—	781,736	737,157	—	62,749	2,274,230
Steven R. Deckard, Former Executive Vice President, Strategy & Development	2025	601,065	—	5,058,025	—	—	2,030,269	7,689,359
	2024	695,860	—	965,509	992,754	53,712	112,300	2,820,135
(1)
Mr. Vasos resumed his position as Chief Executive Officer in October 2023 after serving as Chief Executive Officer from June 2015 until November 2022 and then as Senior Advisor until his retirement in April 2023. Mr. Lau joined Dollar General in October 2025. Ms. Dilts’s employment with us terminated in August 2025. Ms. E. Taylor served as Executive Vice President & Chief Merchandising Officer from September 2020 until her promotion to Chief Operating Officer in November 2025. Mr. Deckard was not a named executive officer for 2023, served as Executive Vice President, Store Operations & Development in 2024 and served as Executive Vice President, Strategy & Development, from February 2025 until his employment with us terminated in November 2025.

(2)
Each named executive officer other than Ms. E. Taylor deferred under the CDP a portion of salary earned in each of the fiscal years for which salaries are reported above for such officer, except that Mr. Deckard did not defer any portion of 2025 salary. Each named executive officer contributed to our 401(k) Plan a portion of salary earned in each of the fiscal years for which salaries are reported above for such officer. The amounts of the fiscal 2025 salary deferrals under the CDP are included in the applicable Nonqualified Deferred Compensation Table.

(3)
Represents a signing bonus received by Mr. Lau in connection with the commencement of his employment in 2025. The signing bonus is repayable in full if Mr. Lau voluntarily leaves the Company’s employ before the second anniversary of his hire date.

(4)
The amounts reported represent the aggregate grant date fair value of PSUs and RSUs awarded, as applicable, in each fiscal year for which compensation is required to be reported in the table for each named executive officer, in each case computed in accordance with FASB ASC Topic 718. The PSUs are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the PSUs at the grant date assuming that the highest level of performance conditions will be achieved are as follows for each fiscal year required to be reported for each applicable named executive officer:

Fiscal Year	Mr. Vasos ($)	Mr. Lau ($)	Ms. Dilts ($)	Ms. E. Taylor ($)	Ms. R. Taylor ($)	Mr. Wenkoff ($)	Mr. Deckard ($)
2025	—	3,053,562	5,619,899	5,619,899	5,619,899	5,619,899	5,058,025
2024	—	—	1,931,018	2,207,054	2,207,054	1,931,018	1,931,018
2023	—	—	413,971	2,759,179	2,759,179	2,345,209	—
Information regarding the assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2025 Form 10-K.
(5)
The amounts reported represent the aggregate grant date fair value of stock options awarded in each fiscal year for which compensation is required to be reported in the table for each named executive officer, in each case computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2025 Form 10-K.

2026 Proxy Statement	33

EXECUTIVE COMPENSATION
(6)
Represents amounts, if any, earned pursuant to our Teamshare bonus program for each fiscal year for which compensation is required to be reported in the table for each named executive officer. See the discussion of the “Short-Term Cash Incentive Plan” in “Compensation Discussion and Analysis” above. Mr. Wenkoff deferred under the CDP 10% of his fiscal 2025 Teamshare bonus payment and 15% of his 2024 Teamshare bonus payment reported above.

(7)
Includes the following amounts for each named executive officer for fiscal 2025:

Name	Company Match Contributions – 401(k) ($)	Company Match Contributions – CDP ($)	Company Contributions – SERP ($)	Premiums for Life Insurance Program ($)	Payments/ Accruals in Connection with Termination ($)(a)	Aggregate Incremental Cost of Providing Perquisites/Personal Benefits ($)(b)
Mr. Vasos	18,229	61,878	—	4,224	—	450,304
Mr. Lau	3,167	—	—	444	—	15,098
Ms. Dilts	14,472	8,960	—	1,225	—	15,867
Ms. E. Taylor	18,025	—	68,944	2,287	—	29,112
Ms. R. Taylor	17,610	20,884	98,996	2,034	—	16,353
Mr. Wenkoff	17,892	20,439	—	2,019	—	33,444
Mr. Deckard	12,292	—	—	1,570	2,000,000	16,407
(a)
Represents amounts paid or accrued for fiscal 2025 in connection with such officer’s employment termination. See also “Potential Payments Upon Termination or Change in Control.”

(b)
None of the named executive officers received any perquisite or personal benefit for which the aggregate incremental cost individually equaled or exceeded the greater of $25,000 or 10% of total perquisites except for Mr. Vasos, for whom the aggregate incremental cost of personal travel totaled $426,961, which was calculated by adding invoiced expenses reimbursed to Mr. Vasos for private chartered airplanes and ground transportation ($355,176), plus the costs incurred for the use of our corporate airplane (including any “deadhead” legs) that we would not have incurred but for his personal usage ($71,785), including fuel costs, variable maintenance costs, crew expenses, landing, parking and other associated fees, supplies, and meal and catering costs. The aggregate incremental cost of providing other perquisites and personal benefits to each listed officer related to: financial and estate planning services (other than Ms. R. Taylor); residential security assessments and/or services (other than Mr. Deckard); one or more directed charitable donations (solely for Mr. Lau and Ms. R Taylor); miscellaneous gifts and entertainment costs (other than Ms. Dilts); premiums paid under our group long-term disability program and our accidental death and dismemberment policy, and an administrative fee for coverage under our short-term disability program. We also offer each named executive officer certain perquisites and personal benefits at no aggregate incremental cost to Dollar General, including access, at his or her option, to participation in a group umbrella liability insurance program through a third party insurer at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General pays a flat fee for the eligible employee population. Ms. R. Taylor is also provided an individual disability insurance policy to supplement the Company-paid group long-term disability plan, at a premium paid by her and for which Dollar General incurs no incremental cost.

34	2026 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in Fiscal 2025
The table below shows under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” the threshold, target and maximum amounts which each named executive officer could have earned under our 2025 Teamshare program based upon the level of achievement of the applicable performance measures. Actual amounts earned under our 2025 Teamshare program are shown in the Summary Compensation Table and represent payment between the target and maximum levels. See “2025 Compensation Decisions Generally” and “Short-Term Cash Incentive Plan” in “Compensation Discussion and Analysis” for further discussion of our 2025 Teamshare program.
The table below also shows information regarding equity awards made to our named executive officers for 2025, all of which were granted pursuant to our 2021 Stock Incentive Plan. Mr. Vasos did not receive an equity award for 2025. The awards listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” include the threshold, target and maximum number of PSUs which could be earned by each applicable named executive officer based upon the level of achievement of the applicable performance measures. The awards listed under “All Other Stock Awards” represent RSUs payable in shares of common stock on a one-for-one basis that vest over time. See “2025 Compensation Decisions Generally” and “Long-Term Equity Incentive Program” in “Compensation Discussion and Analysis” for further discussion of these awards. All equity awards included in the table, to the extent they have not vested, are subject to certain accelerated vesting provisions as described in “Potential Payments Upon Termination or Change in Control.” We have omitted the columns for “All Other Option Awards” and “Exercise or Base Price of Option Awards” because they are inapplicable.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Vasos	—	1,650,000	3,300,000	6,600,000	—	—	—	—	—
Mr. Lau	—	84,890	169,780	339,560	—	—	—	—	—
	12/08/2025	—	—	—	6,143	12,286	24,572	—	1,526,781
	12/08/2025	—	—	—	—	—	—	12,286	1,526,781
	12/08/2025	—	—	—	—	—	—	24,572	3,053,562
Ms. Dilts	—	309,375	618,750	1,237,500	—	—	—	—	—
	03/25/2025	—	—	—	17,014	34,027	68,054	—	2,809,950
	03/25/2025	—	—	—	—	—	—	34,027	2,809,950
Ms. E. Taylor	—	351,374	702,747	1,405,495	—	—	—	—	—
	03/25/2025	—	—	—	17,014	34,027	68,054	—	2,809,950
	03/25/2025	—	—	—	—	—	—	34,027	2,809,950
	12/08/2025	—	—	—	—	—	—	2,052	255,002
Ms. R. Taylor	—	290,477	580,953	1,161,906	—	—	—	—	—
	03/25/2025	—	—	—	17,014	34,027	68,054	—	2,809,950
	03/25/2025	—	—	—	—	—	—	34,027	2,809,950
Mr. Wenkoff	—	290,625	581,250	1,162,500	—	—	—	—	—
	03/25/2025	—	—	—	17,014	34,027	68,054	—	2,809,950
	03/25/2025	—	—	—	—	—	—	34,027	2,809,950
Mr. Deckard	—	290,625	581,250	1,162,500	—	—	—	—	—
	03/25/2025	—	—	—	15,313	30,625	61,250	—	2,529,013
	03/25/2025	—	—	—	—	—	—	30,625	2,529,013
(1)
Represents the aggregate grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. For equity awards that are subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions.

2026 Proxy Statement	35

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2025 Fiscal Year-End
The table below sets forth information regarding awards held by our named executive officers as of the end of fiscal 2025 that were granted under our Amended and Restated 2007 Stock Incentive Plan (for awards granted prior to May 26, 2021) and under our 2021 Stock Incentive Plan (for awards granted on or after May 26, 2021). We have omitted from this table the column for “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” because it is inapplicable. All awards included in the table, to the extent they have not vested, are subject to certain accelerated vesting provisions as described in “Potential Payments Upon Termination or Change in Control” or “Certain Fiscal Year 2026 Actions” in “Compensation Discussion and Analysis.” PSUs and RSUs reported in the table are payable in shares of our common stock on a one-for-one basis.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Vasos	03/17/2020	66,860(2)	—	154.53	04/01/2028	—	—	—	—
	03/16/2021	92,232(3)	—	193.55	04/01/2028	—	—	—	—
	03/15/2022	62,310(4)	—	214.25	04/01/2028	—	—	—	—
	10/17/2023	—	250,000(5)	117.33	10/17/2033	—	—	—	—
Mr. Lau	12/08/2025	—	—	—	—	—	—	24,572(6)	3,524,362
	12/08/2025	—	—	—	—	12,286(7)	1,762,181	—	—
	12/08/2025	—	—	—	—	24,572(8)	3,524,362	—	—
Ms. Dilts	—	—	—	—	—	—	—	—	—
Ms. E. Taylor	03/22/2017	4,508(9)	—	70.68	03/22/2027	—	—	—	—
	03/21/2018	6,583(9)	—	92.98	03/21/2028	—	—	—	—
	03/20/2019	5,617(9)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	7,429(9)	—	154.53	03/17/2030	—	—	—	—
	12/01/2020	3,659(10)	—	219.84	12/01/2030	—	—	—	—
	03/16/2021	15,047(9)	—	193.55	03/16/2031	—	—	—	—
	03/15/2022	14,955(9)	4,984(9)	214.25	03/15/2032	—	—	—	—
	03/28/2023	8,015(9)	8,014(9)	208.13	03/28/2033	—	—	—	—
	03/27/2024	6,505(9)	19,512(9)	154.21	03/27/2034	—	—	—	—
	03/27/2024	—	—	—	—	—	—	3,578(11)	513,193
	03/25/2025	—	—	—	—	34,028(12)	4,880,636	34,026(6)	4,880,349
	03/25/2025	—	—	—	—	34,027(13)	4,880,493	—	—
	12/08/2025	—	—	—	—	2,052(7)	294,318	—	—
Ms. R. Taylor	03/20/2019	5,617(9)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	22,287(9)	—	154.53	03/17/2030	—	—	—	—
	03/16/2021	18,519(9)	—	193.55	03/16/2031	—	—	—	—
	03/15/2022	14,955(9)	4,984(9)	214.25	03/15/2032	—	—	—	—
	03/28/2023	8,015(9)	8,014(9)	208.13	03/28/2033	—	—	—	—
	03/27/2024	6,505(9)	19,512(9)	154.21	03/27/2034	—	—	—	—
	03/27/2024	—	—	—	—	—	—	3,578(11)	513,193
	03/25/2025	—	—	—	—	34,028(12)	4,880,636	34,026(6)	4,880,349
	03/25/2025	—	—	—	—	34,027(13)	4,880,493	—	—
36	2026 Proxy Statement

EXECUTIVE COMPENSATION
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Wenkoff	08/29/2017	6,412(10)	—	76.89	08/29/2027	—	—	—	—
	03/21/2018	25,545(9)	—	92.98	03/21/2028	—	—	—	—
	03/20/2019	20,865(9)	—	117.13	03/20/2029	—	—	—	—
	03/17/2020	22,287(9)	—	154.53	03/17/2030	—	—	—	—
	03/16/2021	18,519(9)	—	193.55	03/16/2031	—	—	—	—
	03/15/2022	14,955(9)	4,984(9)	214.25	03/15/2032	—	—	—	—
	03/28/2023	6,813(9)	6,812(9)	208.13	03/28/2033	—	—	—	—
	03/27/2024	5,692(9)	17,073(9)	154.21	03/27/2034	—	—	—	—
	03/27/2024	—	—	—	—	—	—	3,130(11)	448,936
	03/25/2025	—	—	—	—	34,028(12)	4,880,636	34,026(6)	4,880,349
	03/25/2025	—	—	—	—	34,027(13)	4,880,493	—	—
Mr. Deckard	—	—	—	—	—	—	—	—	—
(1)
Computed by multiplying the number of units by the closing market price of one share of our common stock on January 30, 2026, as reported by the NYSE.

(2)
Vested 50% on each of April 1, 2023, and April 1, 2024.

(3)
Vested 33 1/3% on each of April 1, 2023, April 1, 2024, and April 1, 2025.

(4)
Vested 50% on each of April 1, 2023, and March 15, 2024.

(5)
Scheduled to vest on October 12, 2027.

(6)
PSUs scheduled to vest on April 1, 2028, if the adjusted ROIC performance goal is achieved for fiscal years 2025-2027. The number of PSUs reported in this column assumes achievement of the maximum level of adjusted ROIC performance for the performance period. The actual number of PSUs earned, if any, will be determined based on the actual level of adjusted ROIC performance achieved for the performance period.

(7)
Time-based RSUs scheduled to vest 33 1/3% per year on each of the first three anniversaries of the grant date.

(8)
Time-based RSUs scheduled to vest 50% per year on each of the second and third anniversaries of the grant date.

(9)
Vested or scheduled to vest, as applicable, 25% per year on each of the first four anniversaries of the April 1 following the grant date.

(10)
Vested or scheduled to vest, as applicable, 25% per year on each of the first four anniversaries of the grant date.

(11)
PSUs scheduled to vest on April 1, 2027, if the adjusted ROIC performance goal is achieved for fiscal years 2024-2026. The number of PSUs reported in this column assumes achievement of the target level of adjusted ROIC performance for the performance period. The actual number of PSUs earned, if any, will be determined based on the actual level of adjusted ROIC performance achieved for the performance period.

(12)
PSUs earned as a result of our fiscal 2025 adjusted EBITDA performance and scheduled to vest 33 1/3% per year on each of the first three anniversaries of the April 1 following the grant date.

(13)
Time-based RSUs scheduled to vest 33 1/3% per year on each of the first three anniversaries of the April 1 following the grant date.

2026 Proxy Statement	37

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested During Fiscal 2025
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Mr. Vasos	—	—	—	—
Mr. Lau	—	—	—	—
Ms. Dilts	—	—	1,162	101,791
Ms. E. Taylor	—	—	1,070	93,732
Ms. R. Taylor	—	—	1,070	93,732
Mr. Wenkoff	—	—	1,070	93,732
Mr. Deckard	15,345	395,852	655	57,378
(1)
Represents the gross number of option shares exercised, without deduction for shares that may have been surrendered or withheld to satisfy the exercise price or applicable tax withholding obligations.

(2)
Value realized is calculated by multiplying the gross number of options exercised by the difference between the market price of our common stock and the exercise price. For shares that were sold immediately upon exercise, the market price is the actual sales price on the date of exercise. Otherwise, the market price is the closing price of our common stock on the date of exercise as reported by the NYSE.

(3)
Represents the gross number of shares acquired upon vesting, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.

(4)
Value realized is calculated by multiplying the gross number of shares vested by the closing market price of our common stock on the vesting date as reported by the NYSE.

Pension Benefits Fiscal 2025
We have omitted the Pension Benefits table because it is inapplicable.
Nonqualified Deferred Compensation Fiscal 2025
(a) CDP/SERP Plan. Information regarding each named executive officer’s participation in our CDP/SERP Plan is included in the following table. We have omitted from this table the “Aggregate Withdrawals/Distributions” column because it is inapplicable. The material terms of the CDP/SERP Plan are described after the table. Please also see “Benefits and Perquisites” in “Compensation Discussion and Analysis” above.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Mr. Vasos	482,518	61,878	70,658	1,122,817
Mr. Lau	3,333	—	(1)	3,332
Ms. Dilts	23,273	8,960	87,199	686,055
Ms. E. Taylor	—	68,944	321,615	3,517,263
Ms. R. Taylor	38,500	119,880	502,375	3,740,151
Mr. Wenkoff	119,572	20,439	190,547	1,522,871
Mr. Deckard	—	—	253,266	3,069,902
(1)
Of the reported amounts, the following are reported in the Summary Compensation Table as “Salary” for 2025: Mr. Vasos ($482,518); Mr. Lau ($3,333); Ms. Dilts ($23,273); Ms. E. Taylor ($0); Ms. R. Taylor ($38,500); Mr. Wenkoff ($111,400); and Mr. Deckard ($0).

(2)
Reported as “All Other Compensation” in the Summary Compensation Table.

(3)
The amounts shown are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.

(4)
Of the amounts reported, the following were previously reported as compensation for years prior to 2025 in a Summary Compensation Table: Mr. Vasos ($468,012); Mr. Lau ($0); Ms. Dilts ($190,877); Ms. E. Taylor ($418,628); Ms. R. Taylor ($1,977,336); Mr. Wenkoff ($625,975); and Mr. Deckard ($133,050).

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Pursuant to the CDP, each named executive officer may annually elect to defer up to 65% of his or her base salary if his or her compensation exceeds the limit set forth in Section 401(a)(17) of the Internal Revenue Code, and up to 100% of his or her bonus pay if his or her compensation equals or exceeds the highly compensated limit under Section 414(q)(1)(B) of the Internal Revenue Code. We currently match base pay deferrals at a rate of 100%, up to 5% of annual salary, with annual salary offset by the amount of match-eligible salary under the 401(k) Plan. All named executive officers are 100% vested in compensation and matching deferrals and earnings on those deferrals.
Pursuant to the SERP, we make an annual contribution equal to a certain percentage of a participant’s annual salary and bonus to eligible participants who are actively employed in an eligible job grade on January 1 and continue to be employed as of December 31 of a given year. The contribution percentage is based on age, years of service, and job grade. Persons hired after May 27, 2008, are not eligible to participate in the SERP. The fiscal 2025 contribution percentage for the named executive officers meeting such criteria was 7.5% for Ms. E. Taylor and 12.0% for Ms. R. Taylor, each of whom is 100% vested in her SERP account.
The amounts deferred or contributed to the CDP/SERP Plan are credited to a liability account, which is then invested at the participant’s option in an account that mirrors the performance of a fund or funds selected by the CHCM Committee or its delegate. These funds are identical to the funds offered in our 401(k) Plan.
For a participant who ceases employment with at least 10 years of service or after reaching age 50 and whose CDP account balance or SERP account balance exceeds certain dollar thresholds, the account balance will be paid by (a) lump sum, (b) monthly installments over a 5, 10 or 15-year period or (c) a combination of lump sum and installments, pursuant to the participant’s election. Otherwise, payment is made in a lump sum. The vested amount will be payable at the time designated by the CDP/SERP Plan upon the participant’s termination of employment. A participant’s CDP/SERP Plan benefit normally is payable in the following February if employment ceases during the first six months of a calendar year or is payable in the following August if employment ceases during the last six months of a calendar year. However, participants may elect to receive an in-service lump sum distribution of vested amounts credited to the CDP account, provided that the date of distribution is no sooner than five years after the end of the year in which the amounts were deferred. In addition, a participant who is actively employed may request an “unforeseeable emergency hardship” in-service lump sum distribution of vested amounts credited to the participant’s CDP account. Account balances are payable in cash. As a result of our change in control which occurred in 2007, the CDP/SERP Plan liabilities through July 6, 2007, were fully funded into an irrevocable rabbi trust. We also funded into the rabbi trust deferrals into the CDP/SERP Plan between July 6, 2007, and October 15, 2007. All CDP/SERP Plan liabilities incurred on or after October 15, 2007, are unfunded.
(b) Non-Employee Director Deferred Compensation Plan. Information regarding Mr. Vasos’s participation in our Non-Employee Director Deferred Compensation Plan is included in the following table. As previously reported, Mr. Vasos deferred under the Non-Employee Director Deferred Compensation Plan his cash fees earned for Board service during the period in 2023 that he served as a non-employee director. The material terms of the Non-Employee Director Deferred Compensation Plan are described under “Director Compensation” in this proxy statement. If Mr. Vasos’s service on our Board ceases for any reason, or upon a change in control, his account balance will be paid in a lump sum, subject to a six-month delay if required to comply with the requirements of Section 409A of the Internal Revenue Code. We have omitted from this table the columns pertaining to “Executive Contributions,” “Registrant Contributions” and “Aggregate Withdrawals/Distributions” during the fiscal year because they are inapplicable.
Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(2)
Mr. Vasos	5,588	71,338
(1)
The amount shown is not reported in the Summary Compensation Table because it does not represent above-market or preferential earnings.

(2)
Of the amount reported, $50,372 was previously reported as compensation to Mr. Vasos in the Summary Compensation Table for fiscal year 2023.

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(c) 2021 Stock Incentive Plan. In May 2023, Mr. Vasos was awarded RSUs under our 2021 Stock Incentive Plan for his service as a non-employee director (the “2023 NED RSUs”). During 2024, the 2023 NED RSUs were deferred upon vesting along with the additional RSUs credited as a result of dividend equivalents earned with respect to such RSUs as of the vesting date (collectively, the “Deferred RSUs”). The material terms of the 2023 NED RSUs are described after the table. We have omitted from this table the columns pertaining to “Registrant Contributions,” “Executive Contributions” and “Aggregate Withdrawals/Distributions” during the fiscal year because they are inapplicable.
Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(2)
Mr. Vasos	68,352	132,754
(1)
Represents the difference between the market values on (a) January 30, 2026, of the Deferred RSUs and additional RSUs credited through such date as a result of earned dividend equivalents, and (b) January 31, 2025, of the Deferred RSUs and additional RSUs credited through such date as a result of earned dividend equivalents. Market value is based on the closing market price of our common stock on the NYSE on the applicable date. The amount shown is not reported as fiscal year 2025 compensation in the Summary Compensation Table because it does not represent above-market or preferential earnings and the additional RSUs credited during fiscal year 2025 as a result of dividend equivalents were earned with respect to already vested RSUs.

(2)
Represents the market value on January 30, 2026, of the Deferred RSUs and additional RSUs credited through such date as a result of earned dividend equivalents calculated based on the closing market price of our common stock on the NYSE on such date. In the Summary Compensation Table for fiscal year 2023, $177,952 was reported with respect to the 2023 NED RSUs awarded to Mr. Vasos on May 30, 2023, for his service as a non-employee director, representing the grant date fair value of such RSUs, computed in accordance with FASB ASC Topic 718. In the Summary Compensation Table for fiscal years 2023 and 2024, $1,552 and $522, respectively, was reported with respect to dividend equivalents paid, accumulated or credited on such RSUs prior to their vesting.

As discussed above under “Director Compensation,” each non-employee director receives an annual award of RSUs issued pursuant to our 2021 Stock Incentive Plan, payable in shares of our common stock. The RSUs are awarded by the CHCM Committee annually to each non-employee director who is elected or re-elected at the annual shareholders’ meeting and to any new non-employee director appointed thereafter but before February 1 of a given year. The RSUs are scheduled to vest on the first anniversary of the grant date subject to certain accelerated vesting conditions. Directors generally may defer receipt of shares underlying the RSUs. Specifically, a director may make an irrevocable election to defer receipt of all or any portion of the vested RSUs prior to December 31 of the calendar year preceding the grant date of the RSUs. Any such deferred shares will instead be paid on the date elected by the director (in the case of Mr. Vasos, upon his cessation of service on the Board) or, if earlier, upon the director’s death or disability or upon a change in control, subject to a six-month delay if required to comply with the requirements of Section 409A of the Internal Revenue Code.
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Potential Payments Upon Termination or Change in Control
Our agreements with our named executive officers and certain plans and programs in which they participate, in each case as in effect at the end of 2025, provide for benefits or payments upon certain employment termination or change in control events or, for Mr. Vasos only, Board service termination events. See “Certain Fiscal Year 2026 Actions” above for adjustments made with respect to Mr. Vasos’s arrangements in 2026. We discuss benefits and payments in effect at the end of 2025 below except to the extent they are available generally to all salaried employees and do not discriminate in favor of our executive officers or to the extent already discussed under “Nonqualified Deferred Compensation Fiscal 2025” above.
With the exception of the discussion of equity awards under “Outstanding Pre-2023 Awards to Mr. Vasos,” the discussion of equity awards in each scenario includes nonqualified stock options outstanding as of the end of 2025, none of which may be exercised any later than the 10th anniversary of the grant date under any scenario; Mr. Vasos’s 2023 NED RSUs; RSUs awarded to Mr. Lau in 2025 as an inducement upon his hire (“Lau Inducement RSUs”); RSUs awarded to Ms. E. Taylor in 2025 in connection with her promotion; RSUs awarded in 2025, including to Mr. Lau and Ms. E. Taylor, as part of the annual equity award program; PSUs awarded in 2023 (“2023 PSUs”), 2024 (“2024 PSUs”), and 2025 (“2025 PSUs”) as part of the annual equity award program; and PSUs awarded to Mr. Lau in 2025 upon his hire (“2025 Lau ROIC PSUs”). All equity awards discussed below were awarded under our 2021 Stock Incentive Plan except for stock options awarded on or prior to May 25, 2021, which were awarded under our Amended and Restated 2007 Stock Incentive Plan.
Because Ms. Dilts’s and Mr. Deckard’s employment with us ended effective August 28, 2025, and November 12, 2025, respectively, we discuss below only the payments and benefits they each received or will receive in connection with the applicable termination scenario. Such payments and benefits to Ms. Dilts and Mr. Deckard are described under “Payments Upon Voluntary Termination—Termination Without Good Reason,” and “Payments Upon Involuntary Termination—Involuntary Termination Without Cause,” respectively, and all other scenarios are inapplicable to them.
Outstanding Pre-2023 Awards to Mr. Vasos
Mr. Vasos previously retired on April 2, 2023 (the “Retirement Date”). The nonqualified stock options and PSUs awarded prior to the Retirement Date that remained outstanding or subject to clawback pursuant to a special clawback provision as of the end of 2025 are referred to as “Pre-2023 Awards.” Our subsequent rehiring of Mr. Vasos in October 2023 did not impact vesting or exercisability provisions of any outstanding Pre-2023 Awards.
Mr. Vasos received a one-time inducement award of nonqualified stock options upon his rehire (the “2023 Rehire Options”) and did not receive annual equity awards in 2023, 2024 and 2025. For readability, the Pre-2023 Awards are discussed immediately below, while the 2023 Rehire Options and 2023 NED RSUs are solely discussed within the remaining sections of this “Potential Payments Upon Termination or Change in Control.”
With respect to the stock options awarded to Mr. Vasos in March 2022 (“2022 Options”), the vesting, exercisability and forfeiture provisions applicable to “retirement” (as defined in the governing agreement) were triggered on his Retirement Date. With respect to the stock options awarded to Mr. Vasos in March 2020 (“2020 Options”) and March 2021 (“2021 Options”) and the PSUs awarded to Mr. Vasos in 2021 (“2021 PSUs”), the vesting, exercisability and forfeiture provisions applicable to an “early retirement” (as defined in the governing agreements) were triggered on the Retirement Date. Mr. Vasos may exercise the 2020 Options, the 2021 Options, and the 2022 Options at any time before the fifth anniversary of the Retirement Date.
In connection with Mr. Vasos’s retirement, he agreed in writing to provide reasonable transition services to our Board of Directors and the CEO for 24 months under a consulting agreement effective on his Retirement Date (the “Consulting Agreement”) and to extend the “restricted period” of the business protection provisions (the “Early Retirement Business Protection Provisions”) in Sections 16 through 20 of his employment agreement with the Company effective June 3, 2021, as amended effective November 1, 2022 (the “2021 Employment Agreement”), from two years to three years. All references to an employment agreement for Mr. Vasos in “Potential Payments Upon Termination or Change in Control” that do not use the defined term “2021 Employment Agreement” are referring to the employment agreement between Mr. Vasos and the Company effective October 12, 2023.
In addition to any clawback or recoupment as may be required by any applicable law, rule or regulation, by any applicable national exchange, or by a separate Dollar General clawback or recoupment policy, if Mr. Vasos violates any of the Early Retirement Business Protection Provisions following the Retirement Date, any portion of the 2020 Options and the 2021 Options that vested following the Retirement Date and any 2021 PSUs that vested and have been paid following the Retirement Date shall immediately be forfeited and subject to clawback pursuant to a special clawback provision.
Payments Upon Termination Due to Death or Disability
Equity Awards
If a named executive officer’s employment with us terminates due to death or disability (as defined in the governing agreement):
•
Stock Options. Outstanding unvested stock options become immediately vested and exercisable with respect

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EXECUTIVE COMPENSATION
to 100% of the underlying shares immediately prior to such event and may be exercised until the first anniversary of the event.
•
Restricted Stock Units. All outstanding unvested RSUs become immediately and fully vested and nonforfeitable upon the date of death or disability termination and will be paid, in the event of death, within 90 days following the date of death and, in the event of a disability termination, six months and one day following the date of the disability termination or, if the officer dies after the disability termination but prior to such payment, such RSUs will be paid upon the earlier of six months and one day following the date of the disability termination or 90 days following the date of death. Mr. Vasos’s 2023 NED RSUs, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, will be paid immediately if Mr. Vasos ceases to serve on the Board due to any reason, including due to his death or disability.

•
Performance Share Units. All unearned or unvested PSUs are forfeited and cancelled on the termination date or the last day of the performance period, as applicable, except that (1) if the termination occurs on or after the end of the applicable one-year or three-year performance period associated with the 2024 PSUs and the 2025 PSUs, or on or after the end of the three-year performance period for the 2025 Lau ROIC PSUs, but in each case before an applicable vesting date, the associated earned but unvested PSUs shall become vested and nonforfeitable as of the termination date but be paid at the same time as if no termination had occurred; (2) for the 2025 PSUs, if the termination occurs before the end of the one-year performance period, a pro-rata portion (based on months employed during the performance period) of one-third of the 2025 PSUs subject to the one-year Adjusted EBITDA performance goal (the “2025 Adjusted EBITDA PSUs”) earned based on performance during such performance period shall become vested and nonforfeitable as of the end of such performance period and be paid at the same time as if no termination had occurred; and (3) for the 2024 PSUs, 2025 PSUs, and 2025 Lau ROIC PSUs, if the termination occurs before the end of the applicable three-year performance period, a pro-rata portion (based on months employed during the applicable performance period) of the associated PSUs, in each case subject to the three-year Adjusted ROIC performance goal, and earned based on performance during the applicable performance period, shall become vested and nonforfeitable as of the end of such applicable performance period and be paid at the same time as if no termination had occurred. The 2023 PSUs are not discussed here or below because the 2023 PSUs subject to the one-year Adjusted EBITDA performance goal and the three-year Adjusted ROIC performance goal were not earned based on performance during the performance period and were forfeited and cancelled as of the end of the applicable performance period in accordance with their terms. See “Payments After a Change in Control” for a discussion of the treatment of PSUs if a disability termination occurs within two years following a change in control.

Other Payments
In the event of a named executive officer’s death (provided the cause of death is not excluded from eligibility under the applicable program), the beneficiary will receive (1) payments under our group life insurance program in an amount, up to a maximum of $4 million, equal to 2.5 times the officer’s annual base salary and (2) in the event of death prior to the date on which the Teamshare bonus payment, if any, is paid to all eligible employees for a given fiscal year, payment (prorated when applicable based on the number of days employed during the performance period) for the officer’s incentive bonus earned for that fiscal year under the terms of our Teamshare program (which otherwise generally requires a participant to remain employed through the end of the performance period and on the payment date to receive the bonus payment). In addition, in the event of disability (as defined in the governing agreement), a named executive officer will receive 60% of covered monthly earnings up to a $20,000 monthly benefit under our long-term disability insurance program. In the event of death or disability (as defined in the CDP/SERP Plan), a named executive officer’s CDP/SERP Plan benefit will be payable in a lump sum within 60 days after the end of the calendar quarter in which such termination event occurs, provided that we may delay payment in the event of disability until as soon as reasonably practicable after receipt of the disability determination by the Social Security Administration. Depending upon the cause of death or loss suffered, a named executive officer may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.
Payments Upon Termination Due to Retirement
Except as provided below with respect to equity awards, we do not treat retirement differently from any other voluntary termination of employment without good reason (as discussed below under “Payments Upon Voluntary Termination”) under our plans or agreements for named executive officers. In the event of voluntary termination of employment on or after reaching a minimum age (age 55 for equity awards beginning in 2021; otherwise age 62) and achieving five consecutive years of service with us, provided that the sum of the officer’s age plus years of service equals a specified minimum (at least 65 for equity awards beginning in 2021; otherwise at least 70) and that there is no basis to terminate the officer with cause (as defined in the governing agreement) (collectively, “Normal Retirement”):
•
Stock Options. Other than the 2023 Rehire Options awarded to Mr. Vasos, the portion of the outstanding unvested stock options that would have become vested and exercisable within the one-year period following the Normal Retirement date if the officer had remained employed with us shall remain outstanding following the Normal Retirement date and become vested and exercisable on the anniversary of the grant date (for options awarded prior to 2024) or on the April 1 (for

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options awarded beginning in 2024) that falls within the one-year period following the Normal Retirement date. However, if during such one-year period the officer dies, such portion shall instead become immediately vested and exercisable upon death. Otherwise, except for the 2023 Rehire Options awarded to Mr. Vasos, any option which is unvested and unexercisable on the Normal Retirement date shall immediately expire without payment. The officer may exercise the option to the extent vested and exercisable any time before the fifth anniversary of the Normal Retirement date. See “Payments Upon Voluntary Termination” for a discussion of the treatment of the 2023 Rehire Options if Mr. Vasos voluntary terminates his employment.
•
Restricted Stock Units. Except for the Lau Inducement RSUs, the one-third of all outstanding unvested RSUs that would have become vested and nonforfeitable on the next vesting date if the officer had remained employed through such date will become vested and nonforfeitable upon the date of Normal Retirement (except that no accelerated vesting will occur if Normal Retirement occurs on a vesting date, but rather the officer shall be entitled only to the portion of the RSUs that were scheduled to vest on such vesting date) and will be paid six months and one day following the Normal Retirement date or, if the officer dies prior to such payment, such RSUs will be paid upon the earlier of (1) 90 days following the date of death or (2) six months and one day following the Normal Retirement date.

In addition, and solely with respect to the RSUs awarded to Ms. R. Taylor in 2025, if Normal Retirement occurs after April 1, 2026, and she satisfies the conditions of the Consulting Option (defined below), such RSUs will become immediately vested and nonforfeitable on the Normal Retirement date with respect to 100% of the unvested RSUs and will be paid as set forth in the paragraph immediately above. The “Consulting Option” shall mean that Ms. R. Taylor enters into a written agreement prior to the Normal Retirement date to provide reasonable consulting and/or legal services to the Company for a period of time following the Normal Retirement date that, without her written consent, shall not extend beyond April 1, 2028; provided that Ms. R. Taylor will be deemed to have satisfied the conditions of the Consulting Option if she provides at least 60 days’ prior notice of her intended Normal Retirement date and the Company fails to provide her with such written agreement at least 30 days prior to the Normal Retirement date. If Ms. R. Taylor otherwise satisfies the conditions of the Consulting Option but violates any of the Business Protection Provisions (as defined under “Voluntary Termination With Good Reason or After Failure to Renew the Employment Agreement” herein) in her employment agreement with us following the Normal Retirement date, then any RSUs that vested and that would not have so vested but for satisfaction of the conditions of the Consulting Option shall be forfeited and, to the extent previously paid, subject to recoupment, immediately upon the Company becoming aware of such violation.
See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon any termination of Board service by Mr. Vasos.
•
Performance Share Units. With the exception outlined below applicable to the 2024 PSUs and 2025 PSUs, the vesting and payment in a Normal Retirement scenario of the 2024 PSUs and 2025 PSUs before the end of the applicable one-year or three-year performance period, and of the Lau 2025 ROIC PSUs before the end of the three-year performance period, as well as on or after the end of such periods, is identical to the vesting and payment in the death and disability scenarios discussed above for the applicable PSUs during these respective time periods. However, if the Normal Retirement occurs on or after the end of the one-year performance period but before an applicable vesting date, the one-third of any earned 2025 Adjusted EBITDA PSUs that would have become vested on the next vesting date shall become vested and nonforfeitable as of the Normal Retirement date but be paid at the same time as if no retirement had occurred. Otherwise, any unearned or unvested PSUs shall be forfeited and cancelled on the Normal Retirement date or the last day of the performance period, as applicable. See “Payments After a Change in Control” for a discussion of the treatment of PSUs if a named executive officer terminates employment due to Normal Retirement within two years following a change in control.

In addition, and solely with respect to the PSUs awarded to Ms. R. Taylor in 2025, if Normal Retirement occurs after April 1, 2026, and she satisfies the conditions of the Consulting Option, the PSUs that did not immediately vest upon Normal Retirement will not be forfeited and cancelled upon Normal Retirement and will remain outstanding until the applicable vesting date and will be paid as set forth in the paragraph immediately above. If Ms. R. Taylor otherwise satisfies the conditions of the Consulting Option but violates any of the Business Protection Provisions (as defined under “Voluntary Termination With Good Reason or After Failure to Renew the Employment Agreement” herein) in her employment agreement with us following the Normal Retirement date, then any PSUs that are unvested shall be immediately forfeited and cancelled and any PSUs that have vested and that would not have so vested but for satisfaction of the conditions of the Consulting Option shall be forfeited and, to the extent previously paid, subject to recoupment, immediately upon the Company becoming aware of such violation.
Payments Upon Voluntary Termination
The payments to be made upon voluntary termination of employment scenarios (not including retirement or termination upon death or disability) vary depending upon whether the resignation occurs with or without “good reason” (as defined in the governing agreement) or after our failure to offer to renew, extend or replace the applicable employment agreement under certain circumstances, or, solely with respect to Mr. Vasos, whether the resignation

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occurs before, or on or after, the appointment of a successor CEO to Mr. Vasos (“Successor CEO”) for the 2023 Rehire Options. However, see “Certain Fiscal Year 2026 Actions” above for adjustments made with respect to Mr. Vasos’s arrangements in 2026.
Voluntary Termination With Good Reason or After Failure to Renew the Employment Agreement
If a named executive officer (other than Mr. Vasos) resigns with good reason or under the circumstances described in (2) below, he or she will forfeit all then unvested equity awards and generally may exercise any outstanding vested options up to 90 days following the resignation date. See “Voluntary Termination Before Appointment of Successor CEO” or “Voluntary Termination On or After Appointment of Successor CEO” for a discussion of the treatment of the 2023 Rehire Options upon resignation of Mr. Vasos from employment with the Company. See “Payments After a Change in Control” for a discussion of the treatment of equity awards if a named executive officer resigns with good reason within two years following a change in control. See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon resignation of Mr. Vasos from the Board.
If a named executive officer resigns (1) with good reason after giving 30 days’ written notice (90 days for Mr. Vasos); or (2) except for Mr. Vasos, within 60 days of our failure to offer to renew, extend or replace his or her employment agreement before, at or within six months after the end of the agreement’s term (unless we enter into a mutually acceptable severance arrangement or the resignation is a result of the officer’s retirement or termination other than for good reason), then in each case, as applicable, the officer will receive the following benefits generally on or beginning on the 60th day after termination of employment but contingent upon the execution and effectiveness of a release of certain claims in the form attached to the employment agreement:
•
Continuation of base salary, generally as in effect immediately before the termination, for 24 months payable in accordance with our normal payroll cycle and procedures.

•
A lump sum payment of: (1) for Mr. Vasos, two times the amount of his annual target bonus under our annual bonus program in respect of the fiscal year in which his termination occurs; and (2) for each other named executive officer, two times the amount of the average percentage of target bonus paid to such officer under our annual bonus program with respect to our two most recently completed fiscal years (not including a completed fiscal year for which financial performance has not yet been certified) for which annual bonuses have been paid to executives under such program multiplied by such officer’s (A) target bonus level and (B) base salary (in each case, as applicable as of the date immediately preceding the employment termination or, if the termination is for good reason due to the reduction of the officer’s target bonus level or base salary, then his or her target bonus level and base salary applicable immediately prior to such reduction). If no bonus was paid to such officer with respect to one or both of the applicable fiscal years due to Dollar General’s performance or to individual performance (as opposed to ineligibility due to length of employment), then such bonus amount shall be zero in calculating the average. If the named executive officer was not eligible for a bonus with respect to one of the two applicable fiscal years due to length of employment, then such amount shall be calculated based upon the percentage of target bonus to such officer for the applicable fiscal year for which a bonus was paid. If no bonus was paid to the named executive officer with respect to the applicable fiscal years due to length of employment, then no such amount shall be paid.
•
Mr. Vasos also will receive a lump sum payment, payable when annual bonuses are paid to our other executives, of a pro-rata portion of the annual bonus, if any, that he would have been entitled to receive for the fiscal year of termination, if such termination had not occurred, based on our performance for the fiscal year in which his employment terminates, multiplied by a fraction, the numerator of which is the number of days during which he was employed by us in the fiscal year and the denominator of which is 365.

•
A lump sum payment of two times our annual contribution that would have been made in respect of the plan year in which such termination occurs for the named executive officer’s participation in our pharmacy, medical, dental and vision benefits programs.

•
Reasonable outplacement services until the earlier of one year or subsequent employment.

Any amounts owed to a named executive officer in the form of salary continuation that would otherwise have been paid during the 60-day period after termination will instead be payable in a single lump sum on the 60th day after such termination and the remainder will be paid in the form of salary continuation payments over the remaining 24-month period as set forth above.
In certain cases, some or all of the payments and benefits provided on termination of employment may be delayed for six months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, and any payments due after the six-month period would be paid at the normal payment date provided for under the applicable employment agreement.
To the extent permitted by law, if we reasonably believe a named executive officer engaged in conduct during employment that would have resulted in termination for cause, any unpaid severance amounts under the applicable employment agreement may be forfeited and we may seek to recover any severance amounts paid under the applicable employment agreement.
The named executive officer will forfeit any unpaid severance amounts, and we retain any other rights we have available under law or equity, upon a material breach of any continuing obligation under the applicable

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employment agreement or the release, which include the following business protection provisions (the “Business Protection Provisions”):
•
Such officer must maintain the confidentiality of, and refrain from disclosing, disposing of, or using our (a) trade secrets for any period of time as the information remains a trade secret under applicable law and (b) confidential information for a period of two years (three years in the case of Mr. Vasos) following the termination date (as applicable, the “Restricted Period”).

•
For the Restricted Period, such officer may not accept, obtain or work in a “competitive position” in states within the United States or in those countries outside of the United States in which we maintain stores at the time of his or her termination or in those states or countries in which we have specific and demonstrable plans at the time of his or her termination to open stores within six months after his or her termination date and about which he or she was aware at the time of termination. “Competitive position” includes any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the named executive officer and any person or entity engaged wholly or in material part in the business in which we are engaged (i.e., the discount consumables basics or general merchandise retail business), including but not limited to those entities identified in the applicable employment agreement, or any person or entity then attempting or planning to enter the discount consumable basics retail business, in either case if such officer is required to perform services on behalf of or for the benefit of such person or entity which are substantially similar to those he or she provided or directed at any time while employed by us.

•
For the Restricted Period, such officer may not recruit, solicit or induce any of our exempt employees (including those who had been our exempt employees within the last six months of such officer’s employment) to leave our employ and may not solicit, contact, call upon or communicate with anyone who has a business relationship with us at such officer’s termination date and with whom such officer had contact while employed by us if it would likely interfere with or cause a diminution in our business relationships or result in an unfair competitive advantage over us.

In addition, each named executive officer’s rights, payments and benefits with respect to any incentive compensation (whether cash or equity) shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any applicable law, rule or regulation, by any applicable national exchange, or by a separate Dollar General clawback or recoupment policy.
Voluntary Termination Without Good Reason
A named executive officer (other than Mr. Vasos) who resigns without good reason will forfeit all then unvested equity awards and generally may exercise any outstanding vested options up to 90 days following the resignation date. See “Voluntary Termination Before Appointment of Successor CEO” or “Voluntary Termination On or After Appointment of Successor CEO” for a discussion of the treatment of the 2023 Rehire Options upon Mr. Vasos’s resignation of employment with the Company. See “Termination of Board Service” for a discussion of the treatment of the 2023 NED RSUs upon Mr. Vasos’s resignation from the Board.
With respect to Mr. Vasos, if he voluntarily resigns without good reason on or after the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to his employment agreement, he will receive a lump sum severance benefit under the employment agreement, payable at such time as annual bonuses are paid to other senior executives of the Company and subject to achievement of applicable performance criteria, of an amount equal to the annual bonus, if any, that he would have been entitled to receive (on a non-prorated basis) under our annual bonus program for the fiscal year of termination, if such termination had not occurred.
Voluntary Termination Before Appointment of Successor CEO
Solely with respect to the 2023 Rehire Options awarded to Mr. Vasos, in the event Mr. Vasos voluntarily resigns his employment prior to the appointment of a Successor CEO (as defined in the governing agreement) and prior to vesting, the unvested 2023 Rehire Options shall immediately expire without payment and, if Mr. Vasos voluntarily terminates his employment prior to the appointment of a Successor CEO and after vesting, Mr. Vasos will have five years from his voluntary termination date to exercise his vested 2023 Rehire Options. See “Payments After a Change in Control” for a discussion of the treatment of the 2023 Rehire Options if Mr. Vasos resigns with good reason within two years following a change in control.
Voluntary Termination On or After Appointment of Successor CEO
Solely with respect to the 2023 Rehire Options awarded to Mr. Vasos, in the event Mr. Vasos voluntarily resigns his employment for any reason on or at any time following the appointment of a Successor CEO, provided such termination is without “cause” (as defined in the governing agreement) and other than a “qualifying termination” (as defined in the governing agreement) (“Successor Appointment Termination”), the 2023 Rehire Options will remain outstanding and will become 100% vested and exercisable on the first anniversary of the Successor Appointment Termination date (unless the unaccelerated vesting date occurs before such anniversary while the 2023 Rehire Options are outstanding), provided that: (1) if we request that he enter into a written agreement with us to provide reasonable consulting services to our Board of Directors and the Successor CEO for up to a period of time following the Successor Appointment Termination date that does not extend beyond October 12, 2027, and he fails to enter into such written agreement within 30 days, then the unvested 2023 Rehire Options will immediately terminate

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EXECUTIVE COMPENSATION
and be forfeited; (2) if he dies following the date of the Successor Appointment Termination, then any unvested 2023 Rehire Options will become immediately vested and exercisable upon his death; or (3) if a “change in control” (as defined in the governing agreement) occurs following the date of the Successor Appointment Termination, then any unvested 2023 Rehire Options will become immediately vested and exercisable upon such change in control. However, if we become aware of a violation by Mr. Vasos following the Successor Appointment Termination date of any of the Business Protection Provisions under the applicable employment agreement, any portion of the 2023 Rehire Options that vested following the Successor Appointment Termination date (unless the unaccelerated vesting date occurred prior the first anniversary following the Successor Appointment Termination date) shall immediately be forfeited and subject to clawback pursuant to a special clawback provision and any unvested portion of the 2023 Rehire Options shall immediately expire without payment. Mr. Vasos will have until the fifth anniversary of the date of his Successor Appointment Termination to exercise outstanding vested 2023 Rehire Options. For any unvested 2023 Rehire Options that vest following a Successor Appointment Termination (unless the unaccelerated vesting date occurred prior the first anniversary following the Successor Appointment Termination date), any shares acquired upon exercise of such portion of the 2023 Rehire Options (other than shares used to pay the exercise price or to satisfy tax withholding) shall be held and not sold until October 12, 2027, provided this holding requirement does not apply if Mr. Vasos later dies or if there is a later change in control. See “Payments After a Change in Control” for a discussion of treatment of the 2023 Rehire Options if Mr. Vasos resigns with good reason within two years following a change in control.
See “Voluntary Termination Without Good Reason” for a discussion of the severance benefits that are payable for a resignation from employment by Mr. Vasos on or after appointment of a Successor CEO.
Termination of Board Service
Solely with respect to the 2023 NED RSUs awarded to Mr. Vasos, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, the 2023 NED RSUs will be paid immediately if Mr. Vasos ceases to serve on the Board for any reason.
Payments Upon Involuntary Termination
The payments to be made to a named executive officer upon involuntary termination of employment vary depending upon whether termination is with or without “cause” (as defined in the governing agreement), and (1) solely with respect to Mr. Vasos, if such involuntary termination occurs before, on or after the appointment of a Successor CEO; and (2) solely with respect to the Lau Inducement RSUs, if such involuntary termination occurs following any change in the Company’s Chief Executive Officer. However, see “Certain Fiscal Year 2026 Actions” above for adjustments made with respect to Mr. Vasos’s arrangements in 2026.
Involuntary Termination With Cause
Upon an involuntary termination with cause, a named executive officer will forfeit all unvested equity awards, all vested but unpaid PSUs, and all vested but unexercised options.
Involuntary Termination Without Cause
Upon an involuntary termination without cause, a named executive officer (other than Mr. Vasos):
•
Will forfeit all then unvested equity awards unless, solely with respect to the Lau Inducement RSUs, the termination of Mr. Lau occurs following any change in the Company’s Chief Executive Officer, in which case the Lau Inducement RSUs shall become immediately vested and nonforfeitable with respect to 100% of the unvested Lau Inducement RSUs on the date of Mr. Lau’s termination and will be paid six months and one day following Mr. Lau’s termination date or, if he dies prior to such payment, upon the earlier of (1) 90 days following the date of death or (2) six months and one day following Mr. Lau’s termination date.

•
Generally may exercise any outstanding vested options up to 90 days following the termination date.

•
Will receive the same severance payments and benefits on the same terms and conditions as described under “Voluntary Termination With Good Reason or After Failure to Renew the Employment Agreement” above. Mr. Deckard received such severance payments and benefits in connection with his termination of employment in 2025, as well as an additional payment of $2,000,000, less applicable withholdings, in exchange for extending the Restricted Period pertaining to the Business Protection Provisions from two years to 30 months following his termination date and for which we obtained a release of certain claims in the form attached to his employment agreement.

With respect to Mr. Vasos, upon an involuntary termination without cause that occurs (1) on or after the appointment of a Successor CEO, Mr. Vasos will receive the same benefits on the same terms and conditions as are described in “Voluntary Termination On or After Appointment of Successor CEO;” (2) prior to the appointment of a Successor CEO and prior to vesting, the unvested 2023 Rehire Options shall immediately expire without payment; and (3) prior to the appointment of a Successor CEO and on or after vesting, Mr. Vasos will have 90 days from termination to exercise his vested 2023 Rehire Options.
See “Payments After a Change in Control” for a discussion of the treatment of equity awards if a named executive officer is involuntarily terminated without cause within two years following a change in control.
Upon an involuntary termination of employment without cause prior to the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to his employment agreement, Mr. Vasos will receive the same severance payments and benefits on the same terms and conditions as described in “Voluntary Termination With Good Reason

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or After Failure to Renew the Employment Agreement.” However, if Mr. Vasos’s employment is terminated without cause on or after the appointment of a Successor CEO but contingent upon the execution and effectiveness of a release of certain claims in the form attached to the employment agreement, he will receive a lump sum severance benefit, payable at such time as annual bonuses are paid to our other senior executives and subject to achievement of applicable performance criteria, of an amount equal to the annual bonus, if any, that he would have been entitled to receive (on a non-prorated basis) under our annual bonus program for the fiscal year of termination if such termination had not occurred.
Payments After a Change in Control
Equity Awards
With respect to PSUs, if a change in control (as defined in the governing agreement) occurs on or before the end of an applicable performance period, and the named executive officer has remained continuously employed until the change in control, the target number of the applicable unvested PSUs shall be deemed earned but otherwise continue to be subject to the service and payment provisions, including applicable pro-ration requirements, of the applicable award agreement, unless the officer experiences a “qualifying termination.” A change in control that occurs after the end of an applicable performance period with respect to PSUs, or that occurs at any time with respect to stock options, including the 2023 Rehire Options, or to any of the outstanding unvested RSUs, will have no effect upon any such PSUs, stock options or RSUs unless the named executive officer experiences a “qualifying termination.”
Upon a named executive officer’s “qualifying termination,” which includes involuntary termination (including, with respect to PSUs, a disability termination) without cause and resignation with good reason (unless cause to terminate exists), in each case as defined in the governing agreement, as well as voluntary resignation due to Normal Retirement (unless cause to terminate exists) in the case of PSUs, in each case within two years after a change in control (provided that the officer was continuously employed by us until the change in control): (1) all of his or her outstanding unvested options, including the 2023 Rehire Options, will immediately vest and become exercisable as to 100% of the shares underlying such options on the termination date, and the officer may exercise any outstanding vested options up to three years following the termination date; (2) all outstanding unvested RSUs will become vested and nonforfeitable and will be paid six months and one day following the qualifying termination date or, if the officer dies prior to such payment, such RSUs will be paid upon the earlier of (A) 90 days following the date of death or (B) six months and one day following the qualifying termination date; and (3) all of his or her previously earned, or deemed earned, but unvested PSUs that have not been previously forfeited will immediately vest, become nonforfeitable and be paid on the termination date (or the previously scheduled applicable vesting date if earlier) subject to a six-month delay if applicable to comply with Section 409A of the Internal Revenue Code.
With respect to Mr. Vasos’s 2023 NED RSUs, which vested during 2024 but are not yet payable due to a prior deferral election by Mr. Vasos, if a change in control (as defined in the governing agreement) occurs while Mr. Vasos is a member of the Board, the 2023 NED RSUs shall be paid upon the change in control.
Other Payments
In the event of a change in control as defined in Section 280G of the Internal Revenue Code, each named executive officer’s employment agreement provides for capped payments (taking into consideration all payments and benefits covered by such Section 280G) of $1 less than the amount that would trigger the “golden parachute” excise tax under federal income tax rules (the “excise tax”) unless he or she signs a release and the after-tax benefit would be at least $50,000 more than it would be without capping the payments. In such case, such officer’s payments and benefits would not be capped and he or she would be responsible for the excise tax payment. We would not pay any additional amount to cover the excise tax. The tables below reflect the uncapped amounts, subject to reduction in the circumstances described in this paragraph.
Potential Payments to Named Executive Officers Upon Occurrence of Various Termination Events or Change in Control as of January 30, 2026
The following tables reflect potential payments to the named executive officers other than Ms. Dilts and Mr. Deckard in various termination and change in control scenarios based on agreements and compensation, benefit and equity levels in effect on, and assuming the scenario was effective as of, January 30, 2026. Ms. Dilts is not included in a table below because she did not and will not receive any payments as a result of her voluntary termination without good reason in 2025. A separate table is provided below for Mr. Deckard to reflect actual payments made in 2025 or which may be made subsequent to 2025 subject to the conditions outlined above based upon his involuntary termination without cause during 2025. For stock valuations, we have used the closing price of our stock on the NYSE on January 30, 2026 ($143.43). The tables omit columns for any scenario that would not result in payments to any of the applicable named executive officers. The tables below report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and, as a result, exclude earned but unpaid base salary through the employment termination date and equity awards, CDP/SERP Plan benefits, and Mr. Vasos’s non-employee director cash deferral and 2023 NED RSUs deferral account balances, in each case that had vested prior to the event. For more information regarding the CDP/SERP Plan benefits and Mr. Vasos’s non-employee director cash deferral and 2023 NED RSUs deferral, see “Nonqualified Deferred Compensation Fiscal 2025” above.

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EXECUTIVE COMPENSATION
The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers. Other than with respect to Mr. Deckard, the amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Potential Payments to Mr. Vasos
Item	Death ($)(1)	Disability ($)(1)	Before Appointment of Successor CEO Involuntary Without Cause or Voluntary With Good Reason ($)	Voluntary With Good Reason On or After Appointment of Successor CEO ($)	On or After Appointment of Successor CEO Voluntary Without Good Reason or Involuntary Without Cause ($)	Change in Control With Qualifying Termination or After 2023 Retirement ($)
Equity Vesting Due to Event	6,525,000	6,525,000	—	6,525,000	6,525,000	6,525,000
Cash Severance	6,020,167	—	9,900,000	9,900,000	6,020,167	15,920,167
Health Payment	—	—	35,205	35,205	—	35,205
Outplacement(2)	—	—	14,900	14,900	—	14,900
Life Insurance Proceeds	4,000,000	—	—	—	—	—
Total	16,545,167	6,525,000	9,950,105	16,475,105	12,545,167	22,495,272
(1)
In addition to the amounts reported above, depending upon the cause of death or loss suffered, Mr. Vasos may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.

(2)
Estimated based on information provided by our outplacement services provider.

Payments to Mr. Deckard
Item	Payments in Connection with Termination ($)
Equity Vesting Due to Event	—
Cash Severance	3,609,467
Health Payment	32,751
Outplacement(1)	14,900
Total	3,657,118
(1)
Estimated based on information provided by our outplacement services provider.

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Potential Payments to Messrs. Lau and Wenkoff and Mss. E. Taylor and R. Taylor
Name/Item	Death ($)(1)	Disability ($)(1)	Retirement ($)(2)	Involuntary Without Cause or Voluntary With Good Reason ($)(3)	Change in Control With Qualifying Termination ($)(4)
Mr. Lau
Equity Vesting Due to Event(5)	5,580,240	5,580,240	—	—	5,433,391
Cash Severance	309,729	—	—	1,600,000	1,600,000
Health Payment	—	—	—	35,019	35,019
Outplacement(6)	—	—	—	14,900	14,900
Life Insurance Proceeds	2,000,000	—	—	—	—
Total	7,889,969	5,580,240	—	1,649,919	7,083,310
Ms. E. Taylor
Equity Vesting Due to Event(5)	12,024,358	12,024,358	—	—	8,770,649
Cash Severance	1,282,017	—	—	1,997,194	1,997,194
Health Payment	—	—	—	23,880	23,880
Outplacement(6)	—	—	—	14,900	14,900
Life Insurance Proceeds	2,375,000	—	—	—	—
Total	15,681,375	12,024,358	—	2,035,973	10,806,622
Ms. R. Taylor
Equity Vesting Due to Event(5)	11,730,040	11,730,040	5,222,860	—	8,476,331
Cash Severance	1,059,828	—	—	1,608,645	1,608,645
Health Payment	—	—	—	35,019	35,019
Outplacement(6)	—	—	—	14,900	14,900
Life Insurance Proceeds	1,937,000	—	—	—	—
Total	14,726,868	11,730,040	5,222,860	1,658,564	10,134,894
Mr. Wenkoff
Equity Vesting Due to Event(5)	11,687,202	11,687,202	5,180,118	—	8,433,493
Cash Severance	1,060,370	—	—	1,609,467	1,609,467
Health Payment	—	—	—	35,019	35,019
Outplacement(6)	—	—	—	14,900	14,900
Life Insurance Proceeds	1,938,000	—	—	—	—
Total	14,685,572	11,687,202	5,180,118	1,659,386	10,092,879
(1)
In addition to the amounts reported above, depending upon the cause of death or loss suffered, a named executive officer may also be eligible to receive payment of up to $50,000 under our group accidental death and dismemberment program.

(2)
Ms. R. Taylor and Mr. Wenkoff meet the Normal Retirement requirements with respect to their 2022, 2023, 2024 and 2025 equity awards. None of the remaining named executive officers listed in the table were eligible for retirement on January 30, 2026.

(3)
If, however, Mr. Lau is involuntarily terminated without cause following any change in the Company’s Chief Executive Officer, the Lau Inducement RSUs shall become immediately vested and nonforfeitable with respect to 100% of the unvested Lau Inducement RSUs on the date of his termination. Assuming such event occurred as of January 30, 2026, the value of Mr. Lau’s equity vesting due to such event is $3,524,362. See “Involuntary Termination without Cause.”

(4)
Reflects the value of accelerated equity vesting upon a “qualifying termination” after a change in control under the applicable award agreement, as well as the value of payments and benefits provided under the applicable employment agreement for involuntary termination without cause or voluntary termination with good reason with or without a change in control, which are types of “qualifying termination.”

(5)
For the portion of PSUs that are subject to performance for periods ending after January 30, 2026, the value included in the Death, Disability and Retirement columns assumes a target payout of 100% for the 2024 PSUs and a maximum payout of 200% for the 2025 PSUs, prorated for a death, disability or retirement termination scenario occurring on January 30, 2026.

(6)
Estimated based on information provided by our outplacement services provider.

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EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain of our financial performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Compensation Discussion and Analysis.”
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO Todd J. Vasos ($)	Summary Compensation Table Total for Former CEO Jeffery C. Owen ($)	Compensation Actually Paid to CEO Todd J. Vasos ($)(1)	Compensation Actually Paid to Former CEO Jeffery C. Owen ($)(1)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(1)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income ($)(5)	Adjusted EBIT ($)(6)
2025	8,163,197	—	19,500,388	—	7,441,208	11,382,792	79.72	208.90	1,512,311	2,486,710
2024	2,152,357	—	(5,684,648)	—	3,008,473	657,061	38.63	189.66	1,125,253	1,863,111
2023	8,980,117	6,912,197	(2,056,638)	(24,320)	2,255,670	(464,265)	72.32	136.08	1,661,274	2,597,313
2022	15,621,406	12,032,684	34,630,029	15,272,360	3,512,266	6,376,349	119.20	120.37	2,415,989	3,590,529
2021	16,618,873	—	30,774,890	—	3,891,597	6,426,452	105.81	118.71	2,399,232	3,455,592
(1)
Compensation Actually Paid reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown. The equity award valuations used in these calculations are consistent with, and do not materially differ from, the Company’s practice of equity award valuation at grant date. For the PSUs tied to adjusted ROIC performance, change in fair value is based on the Company’s estimate of the probable outcome of the adjusted ROIC performance goal for the relevant performance period as of the last day of the relevant fiscal year. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to Messrs. Vasos or Owen or the actual average amount of compensation earned by or paid to our other named executive officers as a group during the applicable year. To calculate Compensation Actually Paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:

CEO (Vasos) Summary Compensation Table Total to Compensation Actually Paid:
Year	Salary ($)	Bonus ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2025	1,608,395	—	—	6,020,167	534,635	8,163,197	—	11,337,192	19,500,388
2024	1,400,054	—	—	214,849	537,454	2,152,357	—	(7,837,005)	(5,684,648)
2023	652,461	—	7,952,550	—	375,106	8,980,117	(7,952,550)	(3,084,205)	(2,056,638)
2022	1,391,720	—	11,517,337	2,520,000	192,349	15,621,406	(11,517,337)	30,525,960	34,630,029
2021	1,350,052	—	10,418,597	4,544,529	305,695	16,618,873	(10,418,597)	24,574,614	30,774,890
Former CEO (Owen) Summary Compensation Table Total to Compensation Actually Paid:
Year	Salary ($)	Bonus ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2023	792,439	—	6,030,777	—	88,981	6,912,197	(6,030,777)	(905,740)	(24,320)
2022	962,310	—	9,629,223	1,344,299	96,852	12,032,684	(9,629,223)	12,868,899	15,272,360
Average Non-CEO Named Executive Officers Summary Compensation Table Total to Compensation Actually Paid (all amounts are averaged for each component of each relative year):
Year	Salary ($)	Bonus ($)	Stock and Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(a)	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)(b)	Additions to Summary Compensation Table Total ($)(c)	Compensation Actually Paid ($)
2025	616,335	150,000	5,649,958	618,657	406,257	7,441,208	(5,649,958)	9,591,542	11,382,792
2024	755,393	—	2,098,180	58,235	96,666	3,008,473	(2,098,180)	(253,232)	657,061
2023	564,873	—	1,267,919	—	422,879	2,255,670	(1,267,919)	(1,452,017)	(464,265)
2022	711,643	—	2,004,911	675,264	120,448	3,512,266	(2,004,911)	4,868,994	6,376,349
2021	718,426	—	1,740,541	1,340,080	92,551	3,891,597	(1,740,541)	4,275,396	6,426,452
(a)
Reflects “All Other Compensation” reported in the Summary Compensation Table for each year shown.

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(b)
Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension value for any of the years reflected in this table, therefore a deduction from the Summary Compensation Table total related to pension value was not required.

(c)
Reflects the value of equity calculated in accordance with the SEC’s methodology for determining Compensation Actually Paid for each year shown.

The following table includes supplemental data for the calculation resulting in the equity component of Mr. Vasos’s Compensation Actually Paid for the periods indicated:
Year	Addition of Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Equity Value Included in Compensation Actually Paid ($)
2025	—	11,242,500	94,692	11,337,192
2024	—	(9,971,297)	2,134,292	(7,837,005)
2023	12,092,500	(11,953,353)	(3,223,353)	(3,084,205)
2022	18,548,895	7,315,148	4,661,916	30,525,960
2021	20,063,063	2,900,588	1,610,963	24,574,614
The following table includes supplemental data for the calculation resulting in the equity component of Mr. Owen’s Compensation Actually Paid for the period indicated:
Year	Addition of Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Addition of Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Equity Value Included in Compensation Actually Paid ($)
2023	—	—	(905,740)	(905,740)
2022	10,142,910	1,682,984	1,043,005	12,868,899
The following table includes supplemental data for the calculation resulting in the equity component of the non-CEO named executive officers’ average Compensation Actually Paid for the periods indicated:
Year	Additions of Average Fair Value of Current Year Equity Awards Unvested at Fiscal Year End ($)	Additions of Average Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year End ($)	Additions of Average Change in Fair Value of Prior Years’ Equity Awards That Vested in Fiscal Year ($)	Average Equity Value Included in Compensation Actually Paid ($)
2025	8,838,276	669,486	83,780	9,591,542
2024	158,419	(613,214)	201,564	(253,232)
2023	353,167	(1,418,895)	(386,289)	(1,452,017)
2022	3,168,564	1,048,097	652,334	4,868,994
2021	3,351,740	535,079	388,578	4,275,396
(2)
Named executive officers (other than the CEO) for each fiscal year are:

2025 Other Named Executive Officers	2024 Other Named Executive Officers	2023 Other Named Executive Officers	2022 Other Named Executive Officers	2021 Other Named Executive Officers
Donny H. Lau, Executive Vice President & Chief Financial Officer	Kelly M. Dilts, Executive Vice President & Chief Financial Officer	Kelly M. Dilts, Executive Vice President & Chief Financial Officer	John W. Garratt, President & Chief Financial Officer	John W. Garratt, Executive Vice President & Chief Financial Officer
Kelly M. Dilts, Former Executive Vice President & Chief Financial Officer	Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	John W. Garratt, Former President & Chief Financial Officer	Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	Jeffery C. Owen, Chief Operating Officer
Emily C. Taylor, Chief Operating Officer	Rhonda M. Taylor, Executive Vice President & General Counsel	Emily C. Taylor, Executive Vice President & Chief Merchandising Officer	Rhonda M. Taylor, Executive Vice President & General Counsel	Rhonda M. Taylor, Executive Vice President & General Counsel
Rhonda M. Taylor, Executive Vice President & General Counsel	Steven R. Deckard, Executive Vice President, Strategy & Development	Rhonda M. Taylor, Executive Vice President & General Counsel	Carman R. Wenkoff, Executive Vice President & Chief Information Officer	Carman R. Wenkoff, Executive Vice President & Chief Information Officer
Carman R. Wenkoff, Executive Vice President & Chief Information Officer		Carman R. Wenkoff, Executive Vice President & Chief Information Officer
Steven R. Deckard, Former Executive Vice President, Strategy & Development		Antonio Zuazo, Former Executive Vice President, Global Supply Chain
2026 Proxy Statement	51

EXECUTIVE COMPENSATION
(3)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(4)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Consumer Staples Distribution & Retail Index.

(5)
The dollar amounts reported represent the amount of net income (in thousands) reflected in our audited financial statements for the applicable year.

(6)
The dollar amounts reported are shown in thousands. Adjusted EBIT is defined in “Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Short-Term Cash Incentive Plan—2025 Teamshare Structure.” All amounts for prior years have been calculated using this Adjusted EBIT definition. While we use several financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted EBIT, in our assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay for performance philosophy. The financial metrics that the CHCM Committee selects for both our short-term cash incentive plan and our long-term equity incentive program are selected in order to fulfill our pay for performance philosophy and to align the interests of our named executive officers and our shareholders. Our most important financial performance measures for linking executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance are as follows:
Adjusted EBIT
Net Sales
Adjusted EBITDA
Adjusted ROIC
Adjusted EBIT, Net Sales, adjusted EBITDA, and adjusted ROIC are defined in the discussions of the 2025 Teamshare structure, the 2025 annual equity award structure and the completed 2023-2025 performance period with respect to the 2023 PSU awards, as applicable, all of which can be found under “Elements of Named Executive Officer Compensation” within “Compensation Discussion and Analysis” above.
Relationship Between Compensation Actually Paid and Performance Measures
The charts below show, for the past five years, the relationship between the CEO and non-CEO compensation actually paid and our (1) cumulative TSR, (2) net income, and (3) adjusted EBIT, as well as the relationship of our cumulative TSR relative to the cumulative TSR of the peer group.

Compensation Actually Paid vs. TSR
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
$000s
$160
$140
$120
$100
$80
$60
$40
$20
TSR
Value of Initial Fixed $100 Investment
$105.81
$119.20
$72.32
$38.63
$79.72
30,775
6,426
34,630
15,272
6,376
(2,057)
(24)
(464)
(5,685)
657
19,500
11,383
FY21
FY22
FY23
FY24
FY25
CAP (Vasos)
CAP (Owen)
Average CAP (Non-CEO NEOs)
Dollar General TSR

52	2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Net Income & Adjusted EBIT
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
$000s
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
Net Income & Adjusted EBIT $Millions
3,456
3,591
2,597
1,863
2,487
2,399
2,416
1,661
1,125
1,512
30,775
6,426
34,630
15,272
6,376
(2,057)
(24)
(464)
(5,685)
657
19,500
11,383
FY21
FY22
FY23
FY24
FY25
CAP (Vasos)
CAP (Owen)
Average CAP (Non-CEO NEOs)
Net Income
Adjusted EBIT

TSR: Dollar General vs. Peer Group
$250
$200
$150
$100
$50
$0
TSR
Value of Initial Fixed $100 Investment
$208.90
$189.66
$118.71
$120.37
$136.08
$119.20
$100.00
$105.81
$72.32
$38.63
$79.72
Initial Investment (FYE20)
FYE21
FYE22
FYE23
FYE24
FYE25
Dollar General
S&P 500 Consumer Staples Distribution & Retail

The above disclosures under “Pay Versus Performance” should not be deemed incorporated by reference into any other Dollar General filing under the Exchange Act, except to the extent Dollar General specifically incorporates such disclosures by reference therein.
2026 Proxy Statement	53

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our Chief Executive Officer (our “CEO”). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.
The fiscal 2025 annual total compensation of the median compensated employee (a full-time store associate) of our temporary, part-time and full-time employee base who were employed as of the last day of our 2025 fiscal year (January 30, 2026), other than our CEO, calculated in accordance with the rules applicable to the Summary Compensation Table, was $18,876, and our CEO’s fiscal 2025 annual total compensation was $8,163,197, resulting in a ratio of 1:432.
As of January 30, 2026, our total population, excluding the CEO, consisted of 186,064 compensated employees, of which 253 were located in non-U.S. jurisdictions as follows: Mexico (147); China (96); Hong Kong (9); and Turkey (1). As permitted by SEC rules, we excluded all such 253 non-U.S. employees. After applying this exemption, the employee population used to identify the median employee consisted of 185,811 temporary, part-time and full-time employees located solely in the U.S.
To identify the median compensated employee, we used W-2 Box 5 Medicare wages for the period from February 1, 2025 (the first day of our 2025 fiscal year) through January 30, 2026 (the last day of our 2025 fiscal year), with such amounts annualized for those permanent employees who did not work for the full year.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Compensation Committee Interlocks and Insider Participation
None of Mr. McGuire, Mr. Bryant or Ms. Scarlett, each of whom was a member of our CHCM Committee during all or a portion of 2025: (1) was at any time during 2025 an officer or employee, or was at any time prior to 2025 an officer, of Dollar General or any of our subsidiaries; or (2) had any relationship requiring disclosure under “Transactions with Management and Others.” Also, none of our executive officers currently serves or served at any time during 2025 as a director or compensation committee (or equivalent committee) member of any entity that had an executive officer serving as a Dollar General director or CHCM Committee member.
Compensation Risk Considerations
In March 2026, the CHCM Committee reviewed a risk assessment of our compensation program for employees, including executive officers, prepared by its compensation consultant with input from management. The assessment included a review of our compensation programs for certain design features which could potentially encourage excessive risk-taking or otherwise create risk to Dollar General. The CHCM Committee concluded, after considering the degree to which risk-aggravating factors were offset by risk-mitigating factors, that the net risks created by our overall compensation program are not reasonably likely to have a material adverse effect on Dollar General.

54	2026 Proxy Statement

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER
COMPENSATION (ITEM 2 ON THE BALLOT)
In accordance with Section 14A of the Exchange Act, we annually allow our shareholders to vote, on an advisory and nonbinding basis, on the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution at the annual meeting: “RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Dollar General’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures in this Proxy Statement.”
As discussed in detail in “Compensation Discussion and Analysis,” the CHCM Committee actively oversees our executive compensation program, adopting changes and awarding compensation as appropriate to reflect Dollar General’s circumstances and to promote the main objectives of the program. Our executive compensation program is designed with the goal of serving our shareholders’ long-term interests. The program rewards our named executive officers for the achievement of specific annual and long-term goals and the realization of increased shareholder value. We believe that offering a competitive compensation package is vital to attract, retain, and motivate experienced and appropriately qualified executives.
We firmly believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure alignment of management’s and shareholders’ interests to support long-term value creation.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This vote also is not a vote on director compensation, as described under “Director Compensation,” or on our compensation policies as they relate to risk management, as described under “Compensation Risk Considerations” in the “Executive Compensation” section.
Our Board of Directors is asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement in accordance with SEC rules by voting for this proposal. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded and will not be binding on or overrule any decisions by the CHCM Committee or the Board. Nonetheless, our Board and the CHCM Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future named executive officer compensation decisions.
At our annual meeting of shareholders held on May 31, 2023, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, our Board of Directors implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur at the 2029 annual meeting.

Our Board of Directors unanimously recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
2026 Proxy Statement	55

SECURITY OWNERSHIP
The following tables show the amount of our common stock beneficially owned by the listed persons as of March 19, 2026. Percentage computations are based on 220,226,320 shares of our common stock outstanding as of March 19, 2026, unless otherwise noted.
Security Ownership of Certain Beneficial Owners
The following table pertains to shareholders known to us on March 19, 2026, to beneficially own more than 5% of our common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1)	25,071,171	11.4%
BlackRock, Inc.(2)	15,235,517	6.9%
State Street Corporation(3)	11,017,790	5.0%
(1)
The Vanguard Group has shared power to vote or direct the vote of 296,570 shares, sole power to dispose or direct the disposition of 24,121,429 shares, and shared power to dispose or direct the disposition of 949,742 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. All information is based solely on Amendment No. 11 to Statement on Schedule 13G filed on February 13, 2024.

(2)
BlackRock, Inc., through certain of its and its subsidiaries’ and affiliates’ business units, has sole power to vote or direct the vote of 13,740,097 shares and sole power to dispose or direct the disposition of 15,235,517 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. All information is based solely on Amendment No. 10 to Statement on Schedule 13G filed on April 17, 2025.

(3)
State Street Corporation has shared power to vote or direct the vote of 6,985,809 shares and shared power to dispose or direct the disposition of 11,017,002 shares. The address of State Street Corporation is One Congress Street, Suite 1, Boston, Massachusetts 02114. All information is based solely on Statement on Schedule 13G filed on February 9, 2026.

56	2026 Proxy Statement

SECURITY OWNERSHIP
Security Ownership of Officers and Directors
The following table pertains to our directors, nominees and named executive officers individually and our current directors and executive officers as a group. Unless otherwise noted, to our knowledge these persons have sole voting and investment power over the shares listed and none of the shares are pledged as security. These persons may be contacted at our executive offices.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Warren F. Bryant(3)	45,096	*
Michael M. Calbert(4)	124,229	*
Ana M. Chadwick(5)	5,246	*
Gregory H. Hicks	—	*
Timothy I. McGuire	15,443	*
David P. Rowland	4,733	*
Debra A. Sandler	5,574	*
Ralph E. Santana	6,701	*
Kathleen M. Scarlett	3,697	*
Todd J. Vasos	358,265	*
Donny H. Lau	2,951	*
Kelly M. Dilts	—	*
Emily C. Taylor	123,036	*
Rhonda M. Taylor	153,545	*
Carman R. Wenkoff	167,008	*
Steven R. Deckard	—	*
All current directors and executive officers as a group (18 persons)(3)(4)(5)	1,345,359	*
*
Denotes less than 1% of class.

(1)
Share totals have been rounded to the nearest whole share.

(2)
Includes the following number of shares (1) underlying RSUs (including RSUs credited, where applicable, as a result of dividend equivalents earned with respect to the RSUs) and earned PSUs, in each case that are or could be settleable within 60 days of March 19, 2026, over which the person will not have voting or investment power until the applicable RSUs and PSUs are settled, and (2) subject to options exercisable either currently or within 60 days of March 19, 2026, over which the person will not have voting or investment power until exercised: Mr. Bryant (4,309 RSUs); Mr. Calbert (34,020 RSUs); Ms. Chadwick (3,786 RSUs); Mr. McGuire (2,109 RSUs); Mr. Rowland (4,673 RSUs); Ms. Sandler (3,872 RSUs); Mr. Santana (2,109 RSUs); Ms. Scarlett (2,109 RSUs); Mr. Vasos (926 RSUs; 221,402 options); Ms. E. Taylor (11,343 RSUs; 11,344 PSUs; 87,813 options); Ms. R. Taylor (11,343 RSUs; 11,344 PSUs; 91,393 options); Mr. Wenkoff (11,343 RSUs; 11,344 PSUs; 135,169 options); and all current directors and executive officers as a group (125,773 RSUs; 61,942 PSUs; 759,550 options). Such shares are considered outstanding for computing the percentage owned by each named person and by the group but not for any other person. Excludes shares underlying RSUs that are vested but deferred at the election of Mr. Calbert and Ms. Sandler, but over which such persons will not have voting or investment power until the applicable RSUs are settled on a date that is later than 60 days after March 19, 2026.

(3)
Mr. Bryant may be deemed to share voting and investment power over 425 shares held by the Christopher W. Bryant Legacy Trust and 425 shares held by the Jennifer M. Bryant Legacy Trust.

(4)
Mr. Calbert shares voting and investment power over 90,209 shares with his spouse, Barbara Calbert, as co-trustee of The Michael and Barbara Calbert 2007 Joint Revocable Trust.

(5)
Ms. Chadwick shares voting and investment power over 120 shares with her spouse, Tomás Chadwick.

2026 Proxy Statement	57

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors has:
•
reviewed and discussed with management the audited financial statements for the fiscal year ended January 30, 2026,

•
discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC,

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and

•
discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on these reviews and discussions, the Audit Committee unanimously recommended to our Board of
Directors that Dollar General’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 30, 2026, for filing with the SEC.
This report has been furnished by the members of the Audit Committee:
•
Ana M. Chadwick, Chairperson

•
Warren F. Bryant

•
Michael M. Calbert

•
Debra A. Sandler

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Exchange Act, except to the extent Dollar General specifically incorporates this report by reference therein.

58	2026 Proxy Statement

FEES PAID TO AUDITORS
The table below lists the aggregate fees for professional audit services rendered to us by Ernst & Young LLP for the audit of our consolidated financial statements for the past two fiscal years and fees billed for other services rendered by Ernst & Young LLP during the past two fiscal years. Information related to audit fees for 2025 includes amounts billed through January 30, 2026, and additional amounts estimated to be billed for the 2025 period for services rendered.
Service	2025 Aggregate Fees Billed ($)	2024 Aggregate Fees Billed ($)
Audit Fees(1)	3,121,263	3,055,645
Audit-Related Fees(2)	728,697	—
Tax Fees(3)	1,958,665	1,961,855
All Other Fees(4)	7,200	7,200
(1)
Represents for each fiscal year the aggregate fees billed for professional services for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Represents for each fiscal year the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Audit-related fees for 2025 were incurred for pre-implementation review services performed in connection with our Oracle implementation.

(3)
Represents for each fiscal year the aggregate fees billed for professional services for tax compliance, tax advice and tax planning. Fees for 2025 and 2024 relate primarily to tax compliance services, which represented $1,922,740 and $1,906,896 in 2025 and 2024, respectively, for work related to work opportunity tax credit assistance, federal jobs credits and state tax credit assistance, foreign sourcing offices’ tax compliance, and annual tax basis inventory calculations assistance. Fees for 2025 and 2024 were also incurred for income tax advisory services and, for 2024, tax advisory services related to start up services related to Mexico.

(4)
Represents for each fiscal year the aggregate fees billed for other products and services, which in each year consisted solely of subscription fees to an on-line accounting research tool.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. Where feasible, the Audit Committee considers and, when appropriate, pre-approves services at regularly scheduled meetings after disclosure by management and the independent auditor of the nature of the proposed services, the estimated fees (when available), and their opinions that the services will not impair the independence of the independent auditor. The Audit Committee’s Chairperson (or any Audit Committee member if the Chairperson is unavailable) may pre-approve such services between Audit Committee meetings and must report to the Audit Committee at its next meeting with respect to all services so pre-approved. The Audit Committee (or its Chairperson) pre-approved 100% of the services provided by Ernst & Young LLP during 2025 and 2024.
2026 Proxy Statement	59

RATIFICATION OF APPOINTMENT OF AUDITORS (ITEM 3 ON THE BALLOT)
Who is responsible for the selection of the independent auditor?
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.
Is the Audit Committee involved in the lead audit partner selection process?
Yes. Prior to the selection of a lead audit partner, the Chairperson of the Audit Committee, typically one additional Audit Committee member, and the Chairman of the Board interview the candidates. Following the interviews, the Audit Committee discusses each candidate’s credentials, experience level and independence prior to making the final selection.
Does the Audit Committee evaluate the independent auditor and the lead audit partner?
Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor’s qualifications, performance and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.
Who has the Audit Committee selected as the independent auditor?
After conducting the evaluation process discussed above, the Audit Committee selected Ernst & Young LLP as our independent auditor for the 2026 fiscal year. Ernst & Young LLP has served in that capacity since October 2001. The Audit Committee and our Board of Directors believe that the continued retention of Ernst & Young LLP is in the best interests of Dollar General and our shareholders and request that shareholders vote for the ratification of Ernst & Young LLP as our independent auditor for the 2026 fiscal year.
What are the benefits of a longer-tenured independent auditor?
A longer-tenured auditor possesses institutional knowledge of our business operations, accounting policies and practices, personnel and internal control over financial reporting, which enhances the efficiency and quality of the audit process. In addition, we are able to negotiate a competitive fee structure due to the auditing firm’s deep knowledge and familiarity with Dollar General. There would be substantial additional fees required in changing audit firms.
Will representatives of Ernst & Young LLP attend the annual meeting?
Representatives of Ernst & Young LLP have been requested and are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
What if shareholders do not ratify the appointment of the independent auditor?
The Audit Committee is not bound by a vote either for or against the firm. If the shareholders do not ratify this appointment, the Audit Committee will consider that result in selecting our independent auditor in the future.

Our Board of Directors unanimously recommends that shareholders vote FOR the ratification of Ernst & Young LLP as our independent auditor for the 2026 fiscal year.
60	2026 Proxy Statement

Shareholder Proposals
SHAREHOLDER PROPOSAL: Amendment to Director
Resignation Policy (ITEM 4 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
John Chevedden (the “Proponent”) located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified us that he intends to present the shareholder proposal set forth below (“Proposal 4”) at the annual meeting. The Proponent has provided us with documentation indicating that he has beneficially owned at least 40 shares of our common stock for at least three years. Proposal 4 will be voted upon at the annual meeting if the Proponent or his qualified representative properly presents Proposal 4 at the annual meeting.
Dollar General is not responsible for the accuracy or content of Proposal 4, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 4 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 4.
Shareholder Proposal
Proposal 4 — Directors Who Fail To Obtain A Majority Vote
Shareholders request that the Board of Directors take the necessary steps to ensure that directors who fail to obtain a majority vote in a future uncontested shall leave the board as soon as possible but in no case shall such directors serve more than 9-months on the Board after such failed election.
A vote of rejection by Dollar General shareholders needs to be respected. DG shareholders often only vote on 3 Company items a year. The least that DG can do is to respect all shareholder votes. If DG accepts shareholder approval of its executive pay then DG should be prepared to accept shareholder rejection of a director.
9-months is adequate time for DG to find a highly qualified replacement director. This proposal will give DG directors more of an incentive to perform.
Now is a good time to improve shareholder oversight of DG. DG stock was at $262 in 2022 and was only at $98 in late 2025 despite a robust stock market.
DG faces challenges and DG shareholders may believe that board refreshment is a way to address challenges. DG shareholder efforts at board refreshment could be thwarted if DG can ignore DG shareholders when shareholders reject a director.
These are some of the challenges facing DG:
DG announced plans to close 96 of its namesake stores and 45 pOpshelf locations to strengthen its business foundation and improve performance. These closures resulted in charges of $232 million for DG.
CEO Todd Vasos reported that DG’s primary customers (earning under $40,000 annually) continued to experience worsening financial situations due to inflation. Some customers reported having to sacrifice even necessities.
DG’s leadership did not expect the challenging macro economic environment for its core customer base to improve significantly in 2025, forecasting a muted year ahead.
There were warnings that potential new tariffs on imported goods could lead to price increases, further pressuring both customers and demand.
While sales grew, profitability remained compressed in the near term as DG worked to normalize inventory levels and manage costs, with DG operating margins not expected to fully recover for several years.
A class-action lawsuit settlement was proposed regarding California labor laws, and DG faced an electronic protest led by a pastor over allegations of systemic exploitation of workers and communities.
Please vote for Proposal 4

2026 Proxy Statement	61

Shareholder Proposals
Board of Directors’ Statement in Opposition to Proposal 4
Our Board of Directors has carefully considered Proposal 4 and believes it is not in the best interests of the Company and our shareholders. For the reasons outlined below, our Board unanimously recommends that shareholders vote AGAINST Proposal 4.
We Already Have a Robust Majority Voting Standard and Director Resignation Policy.
Our Board of Directors values the input of our shareholders and is committed to strong corporate governance and accountability in director elections. As a result, at our 2013 annual meeting of shareholders, our Board recommended and our shareholders approved an amendment to our Charter to replace the plurality voting standard with a majority voting standard in uncontested elections of directors. Under the majority voting standard, each director must receive a majority of the votes cast with respect to his or her election to be elected. This standard underscores our focus on sound corporate governance and provides for a greater level of accountability of directors to shareholders. In addition, the majority voting standard aligns with prevailing practice among S&P 500 companies.
Under Tennessee law, an incumbent director continues in office (or “holds over”) until his or her successor is elected and qualified, even if the director does not receive majority support in an uncontested election. To mitigate against concerns regarding the possibility of having holdover directors and to further promote accountability and transparency to our shareholders, our Board coupled the majority voting standard with a director resignation policy set forth in our Corporate Governance Guidelines. This resignation policy requires any director nominee who does not receive majority support in an uncontested election to promptly tender his or her resignation. In such an event, our Board, taking into account the recommendation of the NGCR Committee, must determine whether to accept or reject the resignation or whether other action should be taken. When making this determination our Board may consider any factors or other information it considers appropriate and relevant and will publicly disclose its decision and the related rationale. We believe this process provides a balanced and thoughtful approach that ensures our Board respects the voting decisions of our shareholders but has the discretion to act in what it believes to be the best interests of the Company and our shareholders.
Proposal 4 Would Unduly Restrict Our Board of Directors in Exercising its Fiduciary Duties in Determining Whether to Accept a Director’s Resignation.
Our Board of Directors believes it is critically important to maintain flexibility to choose the right mix of qualifications, expertise, backgrounds and characteristics represented on our Board to support our long-term strategy and effectively respond to changing circumstances. Proposal 4 requests that our Board take steps to ensure that directors who have not received majority support in an uncontested election “leave the board as soon as possible but in no case … more than 9-months” after the vote. Proposal 4 would thereby mandate that our Board accept the resignation of a director who did not receive majority support regardless of the relevant facts and circumstances. Under Tennessee law, the decision whether to accept a director’s resignation in the extraordinary event that he or she fails to receive majority support is a business decision with respect to which our Board must act in a manner consistent with its fiduciary duties. Those fiduciary duties require our Board to act in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner our Board reasonably believes to be in the best interests of the Company and our shareholders. Because Proposal 4 would require our Board to accept the resignation of a director who does not receive majority support in all cases regardless of the facts and circumstances, Proposal 4 would prevent our Board from exercising informed judgment, effectively force our Board to abdicate its responsibility to carry out its fiduciary duties to the Company and our shareholders, and potentially interfere with our Board’s functioning at a critical time.
In contrast, our existing director resignation policy enables our Board to engage in a thoughtful and deliberative process to assess the factors underlying a director’s failure to obtain a majority vote and to evaluate whether such factors support a conclusion that it is in the best interests of the Company and our shareholders to accept the director’s resignation. This process may include engaging with shareholders and considering alternatives to address and cure the underlying factors which resulted in the director’s failure to receive the necessary votes for re-election, without the need for a director to automatically leave our Board and potentially cause our Board to lose valuable expertise, violate regulatory requirements and disrupt its continuity. For example, concerns regarding director time commitments might be addressed by a director reducing other commitments without leaving our Board. We believe providing our Board with the flexibility to exercise its discretion and make an informed business decision regarding whether to accept the resignation of a director who does not receive a majority of the votes cast, based on the specific facts and circumstances, as our existing policy allows, is consistent with our Board’s fiduciary duties and in the best interests of the Company and our shareholders.
Our Directors Have Consistently Received Strong Shareholder Support.
Over the years, our shareholders have consistently expressed strong support for our Board of Directors through their voting at our annual meeting of shareholders and during our annual shareholder engagement. At our 2025 annual meeting, every director received over 95% support, and, since we adopted majority voting in 2013, none of our directors has failed to receive majority support

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and the lowest support for any of our directors has been 71% in 2019. We believe this high level of support demonstrates our shareholders’ confidence in the competence and accountability of our Board.
Our Existing Corporate Governance Policies and Practices Ensure Accountability and Responsiveness to Shareholders and Promote Effective Board Leadership and Oversight.
Our Board of Directors has consistently demonstrated responsiveness to our shareholders and adopted many corporate governance policies and practices which promote accountability. Our Board regularly reviews these policies and practices, considering market practices, trends and shareholder feedback, and takes action when it is deemed advisable and in the Company’s and our shareholders’ best interests. In addition to the majority voting standard with a director resignation policy for uncontested elections, our Board has adopted a wide range of practices which promote effective Board leadership and oversight and provide means for shareholders to address concerns with our Board, including:
•
Active and Extensive Shareholder Engagement Program: We regularly engage with a broad base of our shareholders to solicit feedback on a wide variety of matters, including among others, shareholder rights, corporate governance, financial performance, strategy, risk management and oversight, executive compensation, and social responsibility and sustainability matters. Our Board and management team consider these viewpoints when determining disclosure and policy enhancements and other responsive actions, and we report on our focused outreach efforts annually in our proxy statement. During our annual shareholder outreach in 2025, we continued to receive consistently positive feedback on the quality of our Board.

•
Proxy Access: Our proxy access right allows shareholders meeting certain customary requirements to include director nominations in our proxy statement.

•
Majority-Independent Board Led by an Independent Board Chairman: All of our directors are independent except our CEO, and all four standing Board committees are comprised exclusively of independent directors. We maintain separate Chairman of the Board and CEO positions, and the Chairman is an independent director.

•
Robust Board Refreshment and Evaluation Practices: We regularly refresh our Board composition taking into account our current and anticipated strategies and priorities. Our Board reflects a balance of experience and fresh perspectives. We have added three new independent directors in the last four years and have nominated an additional independent, highly qualified director for election at this year’s annual meeting. We employ a thorough annual evaluation process for our Board, Board committees, and individual independent directors, using a third-party facilitator at least once every three years. This evaluation process is overseen by the NGCR Committee and forms part of the basis for director re-nomination decisions.
•
Annual “Say-On-Pay” Advisory Vote: We hold an annual advisory vote on executive compensation to allow shareholders the opportunity to express their views on executive compensation.

•
Annual Board Elections: All of our directors are elected annually by our shareholders.

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Equal Voting Rights for All Shareholders and No Supermajority Voting Provisions: We have equal voting rights for all shareholders, and our Charter and Bylaws do not contain provisions requiring more than a simple or absolute majority vote for any issue.

•
No Shareholder Rights Plan: We do not maintain a shareholder rights plan, commonly referred to as a “poison pill.”

•
Publicized Board Communication Mechanisms: We publish on our website Board-approved methods for shareholders and other interested parties to communicate directly with our Board, a particular director, or the non-management directors or independent directors as a group.

Our strong corporate governance practices and record of responsiveness to shareholder feedback demonstrate our commitment to considering and adopting practices our Board determines are in the best interests of the Company and our shareholders.
Conclusion
In summary, our Board of Directors opposes Proposal 4 because: (a) we already have a robust majority voting standard and director resignation policy that appropriately allows our Board to exercise its fiduciary duties to act in the best interests of the Company and our shareholders; (b) we have a history of nominating and electing highly qualified directors who have consistently received strong shareholder support; and (c) our Board has a demonstrated record of responsiveness to our shareholders and adopted numerous corporate governance policies and practices which promote accountability and oversight and provide means for shareholders to address concerns with our Board.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4.
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SHAREHOLDER PROPOSAL: Report on Feasibility of Adopting
Comprehensive Human Rights Policy (ITEM 5 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
Lead filer, Mercy Investment Services, Inc., located at 2039 North Geyer Road, St. Louis, MO 63131, along with co-filers Sisters of St. Joseph of Peace, Portico Benefit Services and Schroder Unit Trust Limited (collectively, the “Proponents”), have notified us that a representative of the Proponents intends to present the shareholder proposal set forth below (“Proposal 5”) at the annual meeting. The lead filer has provided us with documentation indicating that it has been the beneficial owner of at least $2,000 in market value of our common stock for at least three years. Proposal 5 will be voted upon at the annual meeting if a qualified representative of the Proponents properly presents Proposal 5 at the annual meeting. We will promptly provide the addresses and stock ownership information (to our knowledge) of all co-filers upon a shareholder’s oral or written request directed to our Corporate Secretary.
Dollar General is not responsible for the accuracy or content of Proposal 5, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 5 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 5 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 5.
Shareholder Proposal
Resolved: Shareholders request the Board of Directors report to shareholders on the feasibility of adopting a comprehensive Human Rights Policy stating the Company’s commitment to respect human rights, in alignment with international human rights standards, throughout its operations and value chain.
Whereas: The United Nations Guiding Principles on Business and Human Rights establish the corporate responsibility to respect internationally recognized human rights, including rights to freedom of association and collective bargaining, a safe and healthy working environment, and just and favorable remuneration.
After investors filed a proposal last year asking for the adoption of a comprehensive human rights policy, but before the AGM, Dollar General Corporation (“Dollar General”) adopted a “Human Rights Policy”1 lacking an explicit commitment to respect human rights within its operations and requiring only suppliers to comply with human rights standards. In an exempt solicitation,2 investors highlighted gaps between Dollar General’s policies and human rights standards. The 22% shareholder support for the 2025 proposal despite Dollar General’s adoption of a policy suggests that it falls short of investor expectations.
Peers with comprehensive human rights policies include Dollar Tree,3 Target,4 Walmart,5 Costco,6 and Big Lots.7 Each explicitly seeks to align with international human rights standards, demonstrating that this is a best practice for the retail industry.
Dollar General issued a safety report8 in 2024; investors and workers criticized the inadequate stakeholder engagement process and selection of an auditor with an anti-union reputation.9 Auditors visited only 12 of over 20,000 stores and did not recommend significant changes, despite indications that Dollar General practices do not align with international human rights standards:
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The National Labor Relations Board ruled in 2023 that Dollar General engaged in “blatant hallmark unfair labor practices” against Connecticut workers attempting to organize, including unlawful termination, surveillance, interrogation, and threatening store closures.10

1 https://www.dollargeneral.com/content/dam/dg/assets/landing-pages/public-relations/corporate-social-responsibility/documents/DG_HumanRightsPolicyMarch2025.docx.pdf
2 https://www.iccr.org/wp-content/uploads/2025/04/Dollar-General-Human-Rights-Policy-Exempt-Solicitation-2025-FINAL-1.pdf
3 https://www.dollartree.com/file/general/Human_Rights_Policy.pdf
4 https://corporate.target.com/sustainability-governance/responsible-supply-chains/human-rights
5 https://corporate.walmart.com/policies
6 https://mobilecontent.costco.com/live/resource/img/static-us-landing-pages/HumanRightsStatement.pdf
7 https://assets.biglots.com/is/content/biglots/BigLotsHumanRightsPolicyFINAL2023.03v2pdf
8 https://www.dollargeneral.com/content/dam/dg/assets/landing-pages/public-relations/corporate-social-responsibility/Dollar_General_Safety_Audit_2024.pdf
9 https://laborlab.us/jackson_lewis_the_notorious_law_firm_at_the_forefront_of_union_busting/
10 https://www.nlrb.gov/news-outreach/news-story/region-1-boston-wins-administrative-law-judge-decision-finding-dollar
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•
The Occupational Safety and Health Administration (OSHA) named Dollar General a “Severe Violator” in 2022 for willful, repeat, and serious workplace safety violations.11 Dollar General’s 2024 settlement with OSHA12 imposed $12 million in penalties and mandated safety improvements. In 2025, Dollar General received 4 additional fines.13

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News reports show that from 2022 to 2024, 80 shootings took place at Dollar Generals nationwide, with 107 victims and 41 fatalities, including five employees killed.14

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The United Nations states, “achieving living wages is part of the business responsibility to respect fundamental human rights.”15 Dollar General’s CEO to median worker pay ratio in 2024 was 114:1.16 92% of Dollar General workers made less than $15 per hour in 2022,17 well below living wage rates.18
Human rights violations create reputational, financial, legal, and regulatory risks. Dollar General acknowledges reputational damage from labor issues may hurt performance.19 Accordingly, we ask Dollar General to assess the feasibility of adopting a comprehensive human rights policy aligned with international human rights standards.

11 https://www.osha.gov/news/newsreleases/region4/11012022
12 https://www.osha.gov/news/newsreleases/national/07112024-0
13 https://violationtracker.goodjobsfirst.org/?company_op=starts&company=dollar+general&order=pen_year&sort=
14 https://www.stepuplouisiana.org/dollarstore
15 https://bhr-navigator.unglobalcompact.org/issues/living-wage/
16 https://www.sec.gov/ix?doc=/Archives/edgar/data/0000029534/000110465925033041/tm2416441-2_def14a.htm#tPRD
17 https://www.epi.org/company-wage-tracker/
18 https://livingwage.mit.edu/; https://livingwageforus.org/
19 https://www.sec.gov/ix?doc=/Archives/edgar/data/0000029534/000155837025003413/dg-20250131x10k.htm#RISKFACTORS
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Board of Directors’ Statement in Opposition to Proposal 5
Our Board of Directors has carefully considered Proposal 5 and believes it is not in the best interests of the Company and our shareholders. For the reasons outlined below, our Board unanimously recommends that shareholders vote AGAINST Proposal 5.
Proposal 5 Incorrectly Posits That We Do Not Already Have Comprehensive Human Rights Policies.
Proposal 5 requests that our “Board of Directors report to shareholders on the feasibility of adopting a comprehensive Human Rights Policy stating the Company’s commitment to respect human rights, in alignment with international human rights standards, throughout its operations and value chain.” This request incorrectly posits that we do not already have comprehensive human rights policies. To the contrary, our commitment to respect human rights has long been, and will continue to be, an integral part of our mission and the way we conduct our business and is embodied in our existing comprehensive policies described below, therefore obviating the need for a feasibility report.
Moreover, our shareholders recognize and support our commitment to respect human rights. At our 2025 annual meeting of shareholders, our shareholders rejected a similar proposal submitted by the same lead proponent which requested that our Board adopt and disclose “a comprehensive Human Rights Policy,” with more than 77% of the votes cast AGAINST the proposal.
Because We Already Maintain Comprehensive Human Rights Policies and Publish Extensive Disclosures About Our Corporate Responsibility Programs, Proposal 5 is Unnecessary, Would Provide No Additional Meaningful Information, Benefit or Value to Our Shareholders, and Would Be a Needless Use of Our Corporate Resources.
Dollar General already maintains comprehensive human rights policies which demonstrate our commitment to respect human rights, are aligned with international standards, where appropriate, and apply throughout our operations and value chain. Our two primary policies discussed below—our Human Rights Policy and our Code of Business Conduct and Ethics (“Code of Ethics”)—are publicly available on our website, along with our annual Serving Others report, which provides extensive information about our corporate responsibility programs, including many of our human rights related workplace policies and programs.
Vendor Policies. Our Human Rights Policy, which applies to our suppliers, expressly states in its first sentence that our mission “includes a commitment to sourcing safe, quality products from vendors and manufacturers who adhere to the law, treat their workers fairly and maintain a healthy and safe working environment.” To carry out this unequivocal commitment to respect human rights, our Human Rights Policy establishes a number of human rights and workplace standards that are consistent with, and based upon, the Core Conventions of the International Labour Organization,
a United Nations agency, which, according to its own description, is “devoted to promoting social justice and internationally recognized human and labour rights.”
The human rights and workplace standards set forth in our Human Rights Policy include, among other standards: (a) prohibitions against child labor, involuntary or forced labor, physical, sexual, or verbal harassment or abuse, and discrimination based on personal characteristics such as race, sex, or beliefs; (b) requirements to comply with all applicable wage and benefit laws; and (c) requirements to demonstrate a commitment to safe and healthy working conditions. In addition, our Human Rights Policy sets forth our zero-tolerance policy for vendors and facilities that engage in child labor, forced or slave labor and worker abuse and harassment (i.e., we will not conduct business with such vendors or facilities).
To ensure transparency with our vendors and maximize the effectiveness of our Human Rights Policy, we have incorporated the human rights and workplace standards set forth in our Human Rights Policy into our vendor guides, vendor agreements, purchase order terms and conditions, quote sheet terms and conditions, and Code of Ethics. In addition, we discuss these standards with our vendors during in-person summits and meetings.
Our Human Rights Policy also includes a number of due diligence related measures to help us identify, assess, prevent, mitigate, and, where appropriate, remedy adverse human rights impacts. For example, we have a robust audit program designed to identify and improve or eliminate from our supply chain factories that do not meet our human rights and workplace standards, such as violations of our policy against the use of child or forced labor. We engage independent third parties to audit at least annually all facilities producing our direct import merchandise to ensure compliance with our Human Rights Policy. Our audit also assesses compliance with all applicable legal limits for working hours and the provision of safe and healthy housing. We use multiple third-party firms to help ensure integrity in the audit, as well as a combination of announced and unannounced audits. We also use surveillance audits as needed to verify audit results. Every direct import factory doing business with us must receive a passing workplace assessment score or have an approved corrective action plan. Factories receiving sufficiently low performance ratings will be barred from producing products for us until corrective actions have been taken and validated in a follow-up audit.
Internal Operations Policies. We also maintain a robust set of policies and compliance programs that demonstrate our comprehensive commitment to respect human rights within our operations. Most significantly, our Code of Ethics applies to all of our employees, officers and directors. Our Code of Ethics establishes a broad range of standards related to human rights within our operations, including, standards with respect to: (a) prohibiting discrimination and harassment in our workplace; (b) promoting a safe and

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healthy workplace; (c) protecting our employees’ personal information; (d) offering our employees fair and competitive wages and benefits; and (e) complying with all applicable labor and employment laws. We believe these standards constitute the fundamental elements and backbone of any comprehensive policy intended to advance and support the human rights of an enterprise’s employees.
Also, we note that nearly all of our employees and operations are located in the United States where labor, employment and health and safety laws provide a well-developed, comprehensive and enforceable framework for protecting employees’ human rights. We believe these laws provide a more relevant standard than international human rights standards and, at the same time, offer extensive protections to our workforce. For these reasons, we have tailored our Code of Ethics to our business operations while drawing on international human rights standards where appropriate.
Our Code of Ethics includes a number of due diligence related measures to help us identify, assess, prevent, mitigate, and, where appropriate, remedy adverse human rights impacts within our operations. For example, it requires our employees, officers and directors to report to us any suspected violation of human rights or laws or unethical conduct. In addition, it provides compliance guidelines and resources (including an anonymous 24/7, 365-day toll free hotline) for ensuring that effective mechanisms are in place for employees, vendors or any other third parties to express concerns or grievances as well as questions or uncertainty regarding legal, ethical and human rights matters. We forbid retaliation against any employee based on the employee’s good faith report of misconduct or participation in an investigation of misconduct or in a lawsuit against us or any person working for us. Our Code of Ethics also expressly provides that we expect our suppliers to uphold our values and the standards set forth in our Code of Ethics, which further integrates our human rights expectations across our value chain.
Beyond our Code of Ethics, we maintain a variety of other internal workplace policies and compliance programs which further evidence our commitment to the human rights of our employees. For example, we have implemented an employee health and safety system which (a) is designed in accordance with standard 45001 of the International Organization for Standardization, an internationally recognized standard that specifies the requirements for an occupational health and safety management system; and (b) includes standardized policies and procedures, training, ongoing communication, employee engagement, recognition and accountability combined with monitoring and use of data analytics to drive preventative strategies and help evolve overall safety strategies and initiatives. Some of our other internal workplace policies and compliance programs which evidence our commitment to the human rights of our employees include our Anti-Discrimination and Harassment Policy, Employee Safety Handbook and other policies listed in our Employee Handbook.
Transparency With Our Shareholders. To maximize transparency with our shareholders, we annually publish our Serving Others report. The Serving Others report provides extensive information about our corporate responsibility programs, including disclosures regarding many of our human rights related internal workplace policies and programs. Among its many disclosures, the Serving Others report identifies where our programs align with and support the United Nations Sustainable Development Goals, a global framework for governments and organizations to build a better world for people and our planet (the “UN SDGs”). As disclosed in the Serving Others report, our programs closely align with and support seven of the UN SDGs, all of which relate to and advance human rights: (a) zero hunger; (b) quality education; (c) gender equality; (d) decent work and economic growth; (e) reduced inequalities; (f) responsible consumption and production; and (g) climate action.
Furthermore, the Serving Others report outlines our human capital management and health and safety programs and the enhancements we have made over time. For example, the report includes a five-year quantitative review of our performance with respect to certain safety metrics (incident rate, lost time rate and employee accident-free stores) by work segment (stores and distribution centers) and factory audit metrics for the past year, including the number of audits performed and the overall pass rate.
Our Human Rights Policy, Code of Ethics and other human rights policies and compliance programs collectively constitute a comprehensive human rights policy and include all of the components of such a policy identified by the proponents—namely, a commitment to respect human rights, alignment with international standards and coverage throughout our operations and value chain. Moreover, to ensure our commitment to human rights translates into meaningful and effective action, we have thoughtfully and appropriately tailored our human rights policies and compliance programs to our operations as opposed to adopting a one-size-fits-all policy. Given our existing comprehensive human rights policies and compliance programs, as well as our robust public disclosures regarding these policies, we believe reporting to shareholders on the feasibility of adopting a comprehensive human rights policy is unnecessary, serves no purpose, would provide no additional meaningful information, benefit or value to our shareholders, and would be a needless use of our corporate resources.
We recognize that human rights is an important issue that has evolved and continues to evolve. As a result, we will continue to actively monitor human rights issues that are relevant to our operations and value chain and, when appropriate, update our policies and practices to maintain our commitment to respect human rights.
Conclusion
In summary, our Board of Directors opposes Proposal 5 because (a) we already have comprehensive human rights policies which demonstrate our commitment to respect human rights, are aligned with international standards,

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where appropriate, and apply throughout our operations and value chain; and (b) reporting to shareholders on the feasibility of adopting a comprehensive human rights policy therefore is unnecessary, would not result in any additional meaningful information, benefit or value to our shareholders, and would be a needless use of our corporate resources.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 5.
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SHAREHOLDER PROPOSAL: Reduce Shareholder Special
Meeting Right Ownership Percentage (ITEM 6 ON THE BALLOT)
Introduction and Board of Directors’ Recommendation
The Accountability Board, Inc. (the “Proponent”) located at 401 Edgewater Place STE 600, Wakefield, MA 01880, has notified us that it intends to present the shareholder proposal set forth below (“Proposal 6”) at the annual meeting. The Proponent has provided us with documentation indicating that it has been the beneficial owner of at least $2,000 in market value of our common stock for at least three years. Proposal 6 will be voted upon at the annual meeting if the Proponent or its qualified representative properly presents Proposal 6 at the annual meeting.
Dollar General is not responsible for the accuracy or content of Proposal 6, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain. Proposal 6 may contain assertions about Dollar General that we believe are incorrect, and we have not tried to refute all such inaccuracies in our response.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 6 for the reasons set forth in the Board’s Statement in Opposition, which follows Proposal 6.
Shareholder Proposal
RESOLVED: Shareholders ask the Board to take the steps necessary to amend the governing documents to give shareholders owning 10% or more of outstanding common stock the power to call special meetings.
SUPPORTING STATEMENT:
In 2021, shareholders considered two proposals regarding their right to call special meetings: a Board proposal seeking to approve a charter amendment that would provide the right at a 25% threshold, and a shareholder proposal asking the Board to take the necessary steps to adopt a 10% threshold.
The Board’s proposal passed and the company implemented it by filing the approved amendment. But the shareholder proposal passed too. Thus, what should’ve happened next is straightforward: the Board should have acted on the approved shareholder proposal and put a 10% charter amendment to a vote.
But that never happened. Instead, faced with two passing proposals, the company only implemented one.
The 2021 proxy statement explicitly said the Board would consider the shareholder proposal as having passed if it received a majority vote—and it did. But then, the 2022 proxy statement tried justifying the Board’s inaction by claiming that proposal’s support would have been insufficient to adopt a charter amendment.
But the shareholder proposal wasn’t for a charter amendment; rather, it essentially just asked for the opportunity to vote on one. Shareholders supported that request, but still haven’t gotten the opportunity.
Simply put, this proposal reminds the Board that shareholders are owed what they approved.
Against that backdrop, we turn now to the threshold issue.
First, we note that shareholders saw the Board’s arguments favoring 25% but passed a proposal seeking a lower threshold anyway.
And indeed, lower thresholds are widely recognized as good governance.
For instance, with Dollar General CEO and director Todd Vasos on its Board, KeyCorp put forth its own proposal in 2021 to lower its threshold from 25% to 15%, saying this was done in response to proposals seeking a 10% threshold that had each received over 40% of the vote. Notably, that’s far lower than the 53% vote the 2021 Dollar General shareholder proposal requesting a 10% threshold received.
That is: KeyCorp lowered its threshold from 25% to 15% after failed proposals asking for 10%, but Dollar General maintained 25% even after a proposal asking for 10% passed.
Further, with Dollar General’s governance committee Chair, Debra Sandler, on its Board (and governance committee), ADM specifically calls its 10% threshold one of its governance “highlights.”
And when Dollar General director David Rowland was its Executive Chair, Accenture called its 10% threshold one of its governance “highlights” and included it in the company’s discussion about its strong governance.
Although the need to call special meetings is rare, the right to do so without unreasonable barriers is important. A 10% threshold is reasonable—and this proposal simply asks the Board to finally honor the 2021 shareholder vote seeking that threshold. Thank you.

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Board of Directors’ Statement in Opposition to Proposal 6
Our Board of Directors has carefully considered Proposal 6 and believes it is not in the best interests of the Company and our shareholders. For the reasons outlined below, our Board unanimously recommends that shareholders vote AGAINST Proposal 6.
Background
As discussed further below, at our 2021 annual shareholders’ meeting, our shareholders considered two proposals relating to shareholder special meeting rights: (1) a Company proposal to adopt a Charter amendment to allow shareholders owning, in the aggregate, at least 25% of our outstanding shares to request a special meeting of shareholders (the “2021 Company Proposal”); and (2) a shareholder proposal asking our Board of Directors to take the steps necessary to implement such a right for use by shareholders owning, in the aggregate, at least 10% of our outstanding shares (the “2021 Shareholder Proposal”). Our shareholders overwhelmingly approved the 2021 Company Proposal, with 98.8% of votes cast in favor of the 2021 Company Proposal, representing 76.2% of outstanding shares. In contrast, the 2021 Shareholder Proposal received significantly less support, with 53.2% of votes cast in favor of the 2021 Shareholder Proposal, representing only 43.8% of outstanding shares.
As explained in the proxy statement for our 2022 annual shareholders’ meeting, in light of the overwhelming vote support for the 2021 Company Proposal and subsequent shareholder feedback, our Board adopted and retained the shareholder-approved Charter amendment which implemented the shareholder special meeting right with a 25% ownership threshold. Since implementing the shareholder-approved Charter amendment and as reported in each year’s proxy statement, we have continued to engage in annual outreach with shareholders holding a significant percentage of our outstanding shares regarding various governance matters, including shareholder rights. Shareholder feedback during these meetings generally has been highly favorable and supportive of our governance practices, including shareholder rights, and our Board’s responsiveness to shareholders. Our Board believes that the existing 25% ownership threshold required to call a special meeting remains broadly supported by our shareholders and is in the best interests of the Company and our shareholders.
Our Existing 25% Ownership Threshold Required to Call a Special Meeting Aligns with Market Practice.
We regularly monitor trends in corporate governance and compare and evaluate new developments relative to our practices. Our Charter and Bylaws enable shareholders who hold, in the aggregate, at least 25% of our outstanding shares to request a special meeting of shareholders. According to FactSet, a global financial digital platform and enterprise solutions provider, as of March 2, 2026, a 25% ownership threshold is the most common threshold used by companies included in the S&P 500, with 33% of the S&P 500 companies that afford shareholders a special meeting right using a 25% ownership threshold, 49% using a 25% or greater ownership threshold, and only 17% using a 10% ownership threshold.
Proposal 6 Would Significantly Increase the Risk of Abuse of the Special Meeting Right Because It Could Allow a Single Shareholder to Unilaterally Call a Special Meeting Given Our Recent and Historical Ownership.
Our Board of Directors recognizes that providing shareholders the ability to call a special meeting is a meaningful governance practice. However, our Board believes that, unlike our existing 25% ownership threshold, Proposal 6 does not strike the appropriate balance between enhancing shareholder rights and protecting the Company’s and our shareholders’ long-term interests. Given recent and historical ownership of our outstanding shares, reducing the ownership threshold required to call a special meeting to 10% could allow as few as one shareholder the ability to unilaterally call a special meeting of shareholders to advance special and/or short-term interests not broadly shared by our shareholders and not in the long-term best interests of the Company and our shareholders. Such single shareholder could also use the ability to call a special meeting to seek self-interested concessions from the Company in exchange for avoiding a special meeting. Accordingly, Proposal 6 would significantly increase the risk of abuse of the special meeting right.
In addition, special meetings are costly and divert significant time and attention of our Board and management team from managing our business and driving long-term shareholder value. As a result, special meetings should be reserved for matters of broad shareholder concern, as determined by holders of a relatively low but still meaningful percentage of shares, that require urgent action that cannot wait until the next annual meeting of shareholders, and that cannot be effectively addressed through less disruptive means. Our Board believes that our existing 25% ownership threshold best serves these goals. To the contrary, the 10% threshold advocated by Proposal 6 would allow as few as one shareholder to call a special meeting for narrow and non-urgent matters, potentially giving a single shareholder a disproportionate amount of influence over our affairs and leading to unnecessary and yet significant costs and distractions.
Our Board of Directors Believes Our Existing 25% Ownership Threshold Remains Broadly Supported by Our Shareholders.
During our shareholder outreach meetings held in the fall of 2020 prior to our 2021 annual shareholders’ meeting, we spoke with shareholders comprising 52% of our outstanding shares regarding various governance and other matters, including shareholder rights. During these conversations, we specifically solicited feedback regarding adoption of a special meeting right. Our shareholders overwhelmingly supported a shareholder special meeting right generally and, although they had divergent views regarding the threshold of outstanding shares required to exercise the right, we found broad support across our shareholder base for a 25% ownership threshold. Accordingly, our Board of Directors submitted the 2021 Company Proposal at the 2021 annual meeting of shareholders to adopt a Charter amendment to implement a shareholder special meeting

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right at a 25% ownership threshold and opposed the 2021 Shareholder Proposal to take steps to implement such a right at a 10% ownership threshold.
The 2021 annual meeting voting results with respect to these matters supported the feedback we received during our 2020 investor outreach. An overwhelming majority of our shareholders—98.8% of the votes cast and 76.2% of our outstanding shares—voted in favor of the 2021 Company Proposal with a 25% ownership threshold. In contrast, the 2021 Shareholder Proposal that contemplated a 10% ownership threshold received substantially lower support—53.2% of votes cast and 43.8% of our outstanding shares. Nonetheless, following the 2021 annual meeting of shareholders, we again solicited the views of our shareholders on this matter as part of our 2021 annual shareholder outreach in which greater than 53% of shares outstanding participated. Based on the feedback we received from shareholders, significant majority support remained for retaining the right at the 25% threshold.
Since that time, and as we have reported in each year’s proxy statement, we have continued to engage in annual outreach with shareholders holding a significant percentage of our outstanding shares (approximately 52% on average) regarding various governance matters, including shareholder rights. Shareholder feedback during these meetings generally has been highly favorable and supportive of our governance practices, including shareholder rights, and our Board’s responsiveness to shareholders, and supports our Board’s belief that the existing 25% ownership threshold remains broadly supported by our shareholders and is in the best interests of the Company and our shareholders.
Our Robust Corporate Governance Policies and Practices Ensure Accountability and Responsiveness to Shareholders and Provide Means for Shareholders Holding Any Amount of Our Shares to Address Concerns with Our Board of Directors.
Our Board of Directors has consistently demonstrated responsiveness to our shareholders and has adopted many corporate governance policies and practices which promote accountability. Our Board regularly reviews these policies and practices, taking into account market practices, trends and shareholder feedback, and takes action when it is deemed advisable and in the Company’s and our shareholders’ best interests. Our key substantive shareholder rights and governance practices, many of which provide less disruptive means for any shareholder to address concerns with our Board, include:
•
Active and Extensive Shareholder Engagement Program: We regularly engage with a broad base of our shareholders to solicit feedback on a wide variety of matters, including among others shareholder rights, corporate governance, financial performance, strategy, risk management and oversight, executive compensation, and social responsibility and sustainability matters. Our Board and management team consider these viewpoints when determining disclosure and policy enhancements and other responsive actions, and we report on our focused outreach efforts annually in our proxy statement.

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Publicized Board Communication Mechanisms: We publish on our website Board-approved methods for shareholders and other interested parties to communicate directly with our Board, a particular director, or the non-management directors or independent directors as a group.

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Proxy Access: Our proxy access right allows shareholders meeting certain customary requirements to include director nominations in our proxy statement.

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Annual “Say-On-Pay” Advisory Vote: We hold an annual advisory vote on executive compensation to allow shareholders the opportunity to express their views on executive compensation.

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Annual Board Elections with a Majority Voting Standard: All of our directors are elected annually by our shareholders. We have a majority voting standard for the election of directors in uncontested elections.

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Equal Voting Rights for All Shareholders and No Supermajority Voting Provisions: We have equal voting rights for all shareholders, and our Charter and Bylaws do not contain provisions requiring more than a simple or absolute majority vote for any issue.

•
No Shareholder Rights Plan: We do not maintain a shareholder rights plan, commonly referred to as a “poison pill.”

In light of these existing corporate governance policies and practices, together with the existing shareholder right to call a special meeting, our Board believes that a further reduced ownership threshold to call a special meeting as requested by Proposal 6 would not make a meaningful difference in our shareholders’ ability to engage with our Board that would outweigh the substantial negatives associated with Proposal 6.

2026 Proxy Statement	71

Shareholder Proposals
Conclusion
In summary, our Board of Directors opposes Proposal 6 because our existing 25% ownership threshold, which is aligned with market practice, strikes a more appropriate balance than the 10% threshold contemplated in Proposal 6 between ensuring that shareholders have the right to request a special meeting to act on extraordinary and urgent matters and minimizing the risk that one shareholder will abuse such right to pursue special interests that are not aligned with or in the best interests of the remaining shareholders and cause Dollar General to unduly incur substantial costs and distraction. Our Board believes our existing 25% ownership threshold remains broadly supported by shareholders. In addition, we provide numerous less disruptive means for any shareholder to address concerns with our Board, and our Board has a proven track record of responsiveness to shareholders.

Our Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 6.
72	2026 Proxy Statement

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
All shareholder proposals and notices discussed below must be mailed to Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072. Shareholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of shareholders unless such proposals or nominations have complied with the requirements of our Bylaws.
Shareholder Proposals
To be considered for inclusion in our proxy materials relating to the 2027 annual meeting of shareholders (the “2027 Annual Meeting”), eligible shareholders must submit proposals that comply with Rule 14a-8 under the Exchange Act and other relevant SEC regulations for our receipt by December 8, 2026.
New Business at 2027 Annual Meeting
To introduce new business outside of the Rule 14a-8 process or to nominate directors (other than a proxy access nomination, which is described below) at the 2027 Annual Meeting, or to recommend a candidate for our NGCR Committee’s consideration, you must deliver written notice to us, including the information required by Rule 14a-19 under the Exchange Act, if applicable, no earlier than the close of business on January 28, 2027, and no later than the close of business on February 27, 2027, and comply with the advance notice provisions of our Bylaws. If we do not receive a properly submitted proposal by February 27, 2027, then the proxies held by our management may provide the discretion to vote against such proposal even though the proposal is not discussed in our proxy materials sent in connection with the 2027 Annual Meeting.
Proxy Access
Our Bylaws contain proxy access provisions that permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such shareholder or group may nominate up to 20% of our Board, provided that the shareholder or group and the nominee(s) satisfy the requirements specified in our Bylaws. In order to be properly brought before our 2027 Annual Meeting, an eligible shareholder’s notice of nomination of a director candidate pursuant to the proxy access provisions of our Bylaws must be received by us no earlier than the close of business on November 8, 2026, and no later than the close of business on December 8, 2026, and comply with the other relevant provisions of our Bylaws pertaining to proxy access nominees.

2026 Proxy Statement	73

DOLLAR GENERAL CORPORATION ATTN: INVESTOR RELATIONS 100 MISSION RIDGE GOODLETTSVILLE, TN 37072 VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90228-P44513 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOLLAR GENERAL CORPORATION The Board of Directors recommends you vote FOR each of the listed nominees. 1. Election of Directors Nominees: For Against Abstain The Board of Directors recommends you vote FOR Items 2 and 3. 1a. Michael M. Calbert !!! 2. To approve, on an advisory (non-binding) basis, the resolution regarding the compensation of Dollar General For Against Abstain 1b. 1c. Ana M. Chadwick Gregory H. Hicks !!! !!! 3. Corporation's named executive officers as disclosed in the proxy statement. To ratify the appointment of Ernst & Young LLP as Dollar General Corporation's independent registered public accounting firm for fiscal 2026. !!! !!! 1d. Timothy I. McGuire !!! The Board of Directors recommends you vote AGAINST Items 4-6. For Against Abstain 1e. 1f. 1g. 1h. 1i. David P. Rowland Debra A. Sandler Ralph E. Santana Kathleen M. Scarlett Todd J. Vasos !!! !!! !!! !!! !!! 4. 5. 6. To vote on a shareholder proposal asking the Board to amend the director resignation policy to require directors who do not receive a majority vote in uncontested elections to leave the Board within nine months. To vote on a shareholder proposal asking the Board to report on the feasibility of adopting a comprehensive human rights policy stating the Company's commitment to respect human rights, in alignment with international human rights standards, throughout its operation and value chain. To vote on a shareholder proposal asking the Board to take the steps necessary to reduce the minimum ownership percentage required to call a special shareholders' meeting from 25% to 10%. !!! !!! !!! In the discretion of the proxies named in the proxy card, such other business as may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V90229-P44513 DOLLAR GENERAL CORPORATION Proxy solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 28, 2026 The undersigned shareholder(s) of Dollar General Corporation, a Tennessee corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 7, 2026, and hereby appoint(s) Christine L. Connolly and Elizabeth S. Inman, or either of them, proxies, each with full power of substitution, and authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held May 28, 2026 at 8:00 A.M. Central Time, via live webcast at www.virtualshareholdermeeting.com/DG2026, and at any adjournment(s) thereof. As the Company will be hosting the meeting virtually this year, there will be no physical location for shareholders to attend the meeting in person. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Item 1, FOR Items 2 and 3, AGAINST Items 4-6, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof. Continued and to be signed on reverse side